                            SCHEDULE 14A INFORMATION
                          Proxy Statement Pursuant to
              Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No. 1)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2)

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                               Concord EFS, Inc.
       -----------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules
     14a-6(i)(1) and 0-11.

            1) Title of each class of securities to which transaction applies:
                         Common Stock, par value $0.33-1/3
            ------------------------------------------------------------------

            2) Aggregate number of securities to which transaction applies:
               38,771,999 shares (maximum number issuable in transaction,
               ---------------------------------------------------------------
               subject to adjustment for anti-dilution provisions contained in
               ---------------------------------------------------------------
               the Agreement and Plan of Merger, dated November 20, 1998,
               ---------------------------------------------------------------
               between Registrant, CEFT, Inc. and Electronic Payment Services,
               ---------------------------------------------------------------
               Inc.)
               ---------------------------------------------------------------

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          $0.207. The price is based on (1) the maximum number of shares issuable in the transaction and (2) the book value of the shares to be acquired in the proposed transaction as of November 30, 1998, the latest practicable date prior to the date preliminary proxy materials were filed. There is no market for the shares to be acquired.

         4) Proposed maximum aggregate value of transaction:
              $8,026,025

         5) Total fee paid:

              $1,605.21

[X]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1) Amount Previously Paid:

            ___________________________________________________________________

         2) Form, Schedule or Registration Statement No.:

            ___________________________________________________________________

         3) Filing Party:

            ___________________________________________________________________

         4) Date Filed:

            ___________________________________________________________________

                               CONCORD EFS, INC.
                      2525 HORIZON LAKE DRIVE, SUITE 120.
                            MEMPHIS, TENNESSEE 38133


                                                               January 14, 1999


Dear Stockholder:

         You are cordially invited to attend a special meeting of stockholders of Concord EFS, Inc. (the "Special Meeting") to be held at 10:00 a.m., local time, on February 18, 1999 at Colonial Country Club, 2736 Countrywood Parkway, Memphis, Tennessee.


         At the Special Meeting you will be asked to vote on a proposal (the "Share Issuance Proposal") for Concord to issue shares of Concord Common Stock in connection with its acquisition of Electronic Payment Services, Inc. ("EPS"). Concord's acquisition of EPS will be accomplished pursuant to an Agreement and Plan of Merger dated as of November 20, 1998 (the "Agreement"), a copy of which is included in the attached proxy statement. Upon completion of the merger of EPS with a subsidiary of Concord pursuant to the Agreement, Concord will issue 7.9091 shares of Concord Common Stock for each issued and outstanding share of EPS Common Stock (the "Exchange Ratio"), and options to acquire shares of EPS Common Stock will be converted into options to acquire Concord Common Stock based upon the Exchange Ratio. Concord may increase the Exchange Ratio under certain limited conditions involving a decline in the market price of Concord Common Stock, as more particularly described in the accompanying proxy statement. Based on the 7.9091 Exchange Ratio and the number of currently outstanding shares of EPS, and assuming the exercise of currently outstanding options to acquire shares of EPS, a total of approximately 32,310,000 shares of Concord Common Stock will be issued pursuant to the Agreement. If we were to elect to adjust the Exchange Ratio under the conditions in the Agreement involving a decline in the market price of Concord Common Stock, the total number of shares could be increased to as much as 38,771,999 shares of Concord Common Stock.

         At the Special Meeting you also will be asked to approve a proposal (the "Plan Amendment Proposal") to amend Concord's 1993 Incentive Stock Option Plan (the "Plan") as described in the accompanying proxy statement. The proposed amendments increase the number of shares of Concord Common Stock issuable pursuant to the Plan to 25,000,000 shares from 13,668,750 shares and permit an additional method of payment for shares upon exercise of options. As of the date hereof, Concord may grant options to purchase only another 1,079,188 shares under the Plan. Concord anticipates that it will grant options to purchase approximately 900,000 shares of Concord Common Stock under the Plan to EPS's management and employees after the merger is consummated. Assuming the additional options will be granted to EPS's management and employees, options only for an additional 179,188 shares could be granted under the Plan unless it is amended.

         THE ACCOMPANYING PROXY STATEMENT CONTAINS DETAILED INFORMATION ABOUT THE SHARE ISSUANCE PROPOSAL AND THE PLAN AMENDMENT PROPOSAL. YOU SHOULD READ THE PROXY STATEMENT CAREFULLY WHEN CONSIDERING THE MANNER IN WHICH YOU WANT TO VOTE ON EACH OF THESE PROPOSALS. A COPY OF THE AGREEMENT, AND CERTAIN OTHER AGREEMENTS RELATED THERETO, AND CERTAIN FINANCIAL INFORMATION RELATING TO EPS ARE ATTACHED AS EXHIBITS TO THE PROXY STATEMENT.

         After careful consideration, your board of directors has unanimously approved the Agreement and the Share Issuance Proposal and believes that the acquisition of EPS is in the best interests of Concord and its stockholders. Your board of directors has also approved the Plan Amendment Proposal. Accordingly, your board of directors unanimously recommends that all stockholders of Concord vote "FOR" approval of the Share Issuance Proposal and "FOR" approval of the Plan Amendment Proposal. The reasons for the board of directors' recommendation are stated in the accompanying proxy statement. Concord's financial adviser, William Blair & Company, L.L.C., has issued its written opinion, dated November 20, 1998, a copy of which is included in the attached proxy statement, to the effect that, as of such date, and based upon and subject to various considerations set forth in its opinion, the Exchange Ratio of Concord Common Stock for EPS Common Stock in the merger is fair, from a financial point of view, to Concord's stockholders.

         The acquisition of EPS presents an exceptional opportunity for Concord to expand its market lines and coverage, and increases the combined entity's ability to compete in the ever-changing and always competitive transaction processing business. We urge you to read the enclosed materials carefully so that you can evaluate both proposals for yourself.

         All stockholders are invited to attend the Special Meeting in person. However, in order to ensure that your shares will be represented at the Special Meeting, please date, sign and promptly return the enclosed proxy card in the enclosed postage-paid envelope, whether or not you plan to attend the Special Meeting. If you attend the Special Meeting in person, you may, if you wish, vote personally on all matters brought before the Special Meeting.

                                                   Very truly yours,



                                                   Dan M. Palmer
                                                   Chairman of the Board and CEO



                             YOUR VOTE IS IMPORTANT
                    PLEASE SIGN, DATE AND RETURN YOUR PROXY

                               CONCORD EFS, INC.
                           NOTICE OF SPECIAL MEETING
                                OF STOCKHOLDERS

                   TO BE HELD ON THURSDAY, FEBRUARY 18, 1999



To the Stockholders of
Concord EFS, Inc.


         Notice is hereby given that a Special Meeting of stockholders of Concord EFS, Inc. ("Concord") will be held at Colonial Country Club, 2736 Countrywood Parkway, Memphis, Tennessee on Thursday, February 18, 1999 beginning at 10:00 a.m. local time, for the following purposes:

         1. To approve Concord's issuance of shares of common stock in connection with its acquisition of Electronic Payment Services, Inc. (the "Share Issuance Proposal"); and

         2. To approve a proposed amendment to Concord's 1993 Incentive Stock Option Plan to increase the number of shares of common stock that may be issued under the Plan from 13,668,750 shares currently authorized to a new total of 25,000,000 shares and to add a new method for payment of shares upon exercise of options; and

         3. To transact such other business as may properly come before the Special Meeting and any adjournments thereof.

         The Board of Directors has fixed the close of business on January 12, 1999 as the record date for determination of the shareholders entitled to notice of and to vote at the Special Meeting. The By-Laws of Concord require that the holders of a majority of all stock issued, outstanding and entitled to vote be present in person or represented by proxy at the meeting in order to constitute a quorum. In order to receive the requisite shareholder approvals, at least a majority of the shares present in person or by proxy at the Special Meeting must approve each proposal.

                                     By Order of the Board of Directors

                                     Richard M. Harter
                                     Secretary



January 14, 1999


                WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING,
                   PLEASE SIGN AND RETURN THE ENCLOSED PROXY.

             NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                PROXY STATEMENT
                            FOR THE SPECIAL MEETING
                               OF STOCKHOLDERS OF
                               CONCORD EFS, INC.


         This proxy statement is furnished in connection with the solicitation by the board of directors of Concord EFS, Inc. ("Concord") of proxies for use at the Special Meeting of Stockholders to be held on February 18, 1999, and at any adjournment thereof. At the Special Meeting, Concord's stockholders will be asked to vote on two separate proposals. The first proposal, referred to herein as the "Share Issuance Proposal", seeks stockholder approval for Concord to issue up to 32,310,000 (subject to adjustment as set forth herein) shares of Concord Common Stock in connection with its acquisition of Electronic Payment Services, Inc. ("EPS"). The second proposal, referred to herein as the "Plan Amendment Proposal", seeks stockholder approval of a proposed amendment to Concord's 1993 Incentive Stock Option Plan (the "Plan") to increase the number of shares of Concord Common Stock which can be issued under the Plan from 13,668,750 shares to 25,000,000 shares and to permit an additional method of payment for shares upon exercise of options. Both proposals are more fully discussed herein.

         This proxy statement provides you with detailed information about each of the proposals to be considered and voted upon at the Special Meeting. In addition, you may obtain information about Concord from documents filed with the Securities and Exchange Commission (the "SEC"). We encourage you to read carefully this entire document and the other documents that we refer you to in this document.

         The approximate date on which this proxy statement is first being mailed to stockholders is January 14, 1999.

                               TABLE OF CONTENTS


                                                                                                      Page
SUMMARY ............................................................................................   1
Special Meeting of Stockholders ....................................................................   1
Voting Rights at the Special Meeting ...............................................................   1
Vote Required ......................................................................................   2
Share Ownership of Management and Certain Stockholders; Voting Agreement ...........................   2
Recommendation of Concord's Board ..................................................................   2
The Plan ...........................................................................................   3
The Plan Amendment .................................................................................   3
The Companies ......................................................................................   3
The Acquisition of EPS .............................................................................   4
Number of Shares of Concord Common Stock to be Issued in Connection with the Merger ................   5
Potential Adjustment to Exchange Ratio Based Upon the Market Price of Concord Common
  Stock ............................................................................................   5
Ownership of Concord After the Merger ..............................................................   6
Certain Obligations of Concord with Respect to Concord Common Stock Issued in the
  Merger ...........................................................................................   6
Fairness Opinion of Concord's Financial Adviser ....................................................   7
Interests of Certain Persons in the Merger That May Be Different From Yours ........................   7
Termination Fee ....................................................................................   7
Regulatory Approval and Other Conditions To the Merger .............................................   8
Certain Federal Income Tax Consequences of the Merger ..............................................   8
Differences in Stockholders' Rights ................................................................   8
Accounting Treatment of the Merger .................................................................   8
Effective Time of the Merger .......................................................................   9
Comparative Market Prices of Common Stock ..........................................................   9
Historical and Pro Forma Comparative Per Share Data ................................................   9
Selected Financial Data ............................................................................  10
RISK FACTORS .......................................................................................  15
Risk Relating to EPS's ATM Business ................................................................  15
Integration of Operations ..........................................................................  16
Dependence on Key Management .......................................................................  16
Reliance on Key Customers...........................................................................  16
Shares Eligible for Future Sale; Registration Rights ...............................................  16

INTRODUCTION .......................................................................................  17

SPECIAL MEETING OF CONCORD STOCKHOLDERS ............................................................  18
Date, Place, Time, and Purpose .....................................................................  18
Record Date, Voting Rights, Required Vote, and Revocability Of Proxies .............................  19
Solicitation of Proxies ............................................................................  20
Recommendation .....................................................................................  21

DESCRIPTION OF THE MERGER AND RESULTING SHARE ISSUANCE .............................................  21
General ............................................................................................  21
Possible Adjustment of Exchange Ratio Based Upon the Market Price of Concord Common
  Stock ............................................................................................  23
Background of and Reasons for the Merger ...........................................................  24
Background .........................................................................................  24
Concord's Reasons for the Merger ...................................................................  26
EPS's Reasons for the Merger .......................................................................  28
Opinion of Concord's Financial Adviser .............................................................  29
Interest of William Blair and Affiliates in Concord ................................................  34
Effective Time of the Merger .......................................................................  34
Termination Fee ....................................................................................  34
Conditions to Consummation of the Merger ...........................................................  35
Regulatory Approval ................................................................................  36
Waiver, Amendment, and Termination .................................................................  36
Conduct of Business Pending the Merger .............................................................  37
Management and Operations After the Merger .........................................................  38
Interests of Certain Persons in the Merger .........................................................  38
Accounting Treatment ...............................................................................  39
Expenses and Fees ..................................................................................  39
Resales of Concord Common Stock ....................................................................  39

COMPARATIVE MARKET PRICES AND DIVIDENDS ............................................................  41

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS, DIRECTORS & EXECUTIVE OFFICERS OF CONCORD ............  42

PRO FORMA COMBINED CONDENSED FINANCIAL DATA ........................................................  44

BUSINESS OF EPS ....................................................................................  52
Business of EPS ....................................................................................  52
Competition ........................................................................................  53
Property ...........................................................................................  53
Management; Employees ..............................................................................  54

ELECTRONIC PAYMENT SERVICES, INC. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS ..........................................................................  55
Impact of Year 2000 ................................................................................  55
Interest Rate Risk .................................................................................  56
Results of Operations ..............................................................................  57
Liquidity and Capital Resources ....................................................................  59

AMENDMENT TO THE 1993 INCENTIVE STOCK OPTION PLAN ..................................................  60
Purpose of the Plan ................................................................................  60
Administration of the Plan .........................................................................  60
Eligibility to Participate in Plan .................................................................  61
Shares Subject to the Plan .........................................................................  61
Stock Options Granted Under the Plan ...............................................................  61

Amendments to the Plan .............................................................................  62
Federal Income Tax Consequences of Grants and Exercises Under the Plan .............................  62
Payments of Withholding Taxes ......................................................................  62
Expiration of the Plan .............................................................................  62
Recommendation of the Board ........................................................................  63

DIRECTOR AND EXECUTIVE COMPENSATION ................................................................  63
Compensation of Directors of Concord ...............................................................  63
Executive Compensation .............................................................................  63
Summary Compensation Table .........................................................................  63
Stock Options ......................................................................................  64
Incentive Agreements ...............................................................................  65

OTHER MATTERS ......................................................................................  66

STOCKHOLDER PROPOSALS ..............................................................................  66

EXPERTS ............................................................................................  67

WHERE YOU CAN FIND MORE INFORMATION ................................................................  67

APPENDICES
         Appendix A - Agreement and Plan of Merger dated as of November 20, 1998 between Concord EFS, Inc., CEFT, Inc. and Electronic
                      Payment Services, Inc.
         Appendix B - Form of Registration Rights Agreement
         Appendix C - EPS Financial Statements
         Appendix D - Fairness Opinion of William Blair & Company, L.L.C. dated as of November 20, 1998
         Appendix E - Concord's 1993 Incentive Stock Option Plan, as amended for proposed changes


                                  PLEASE NOTE

         We have not authorized anyone to provide you with any information other than the information included in this document and the documents we refer you to. If someone provides you with other information, please do not rely on it as being authorized by us.


         This proxy statement has been prepared as of January 14, 1999. There may be changes in the affairs of Concord or EPS after that date which are not reflected in this document.


         As used in this proxy statement, the terms "Concord" and "EPS" refer to Concord EFS, Inc. and Electronic Payment Services, Inc., respectively, and, where the context requires, to Concord and EPS and their respective subsidiaries.

                                    SUMMARY


         This summary highlights selected information from this proxy statement and may not contain all of the information that you would consider important under the circumstances in coming to a decision on how you want to vote on either of the proposals to be considered and voted on at the Special Meeting. You should carefully read this entire document and the other documents we refer you to in this document. See "Where You Can Find More Information" (page 67). These documents will give you a more complete description of the proposed acquisition of EPS and the proposed amendment to the Plan. We have included page references in parentheses to direct you to a more complete description of the topics presented in this Summary.


               GENERAL INFORMATION REGARDING THE SPECIAL MEETING


SPECIAL MEETING OF STOCKHOLDERS (PAGE 18)

         The Special Meeting will be held at 10:00 a.m., local time, on February 18, 1999. The meeting will be held at Colonial Country Club, 2736 Countrywood Parkway, Memphis, Tennessee. At the Special Meeting, we will ask you:


         1. to approve the issuance of shares of Concord Common Stock pursuant to the agreement and plan of merger (the "Agreement") between Concord, CEFT, Inc. and EPS dated as of November 20, 1998 (the "Share Issuance Proposal");

         2. to approve an amendment to Concord's 1993 Incentive Stock Option Plan (the "Plan") to increase the number of shares of Concord Common Stock which could be issued under the Plan from 13,668,750 shares to 25,000,000 shares and to permit an additional method of payment for shares purchased upon exercise of options (the "Plan Amendment Proposal"); and

         3. to act on any other matters that may be put to a vote at the Special Meeting.

See "SPECIAL MEETING OF CONCORD STOCKHOLDERS- - Date, Place, Time and Purpose."


VOTING RIGHTS AT THE SPECIAL MEETING (PAGE 19)

         You are entitled to vote at the Special Meeting if you owned shares of Concord Common Stock as of the close of business on January 12, 1999. On that date there were 97,870,757 shares of Concord Common Stock outstanding. You will be entitled to one vote for each share of Concord Common Stock you owned on January 12, 1999. You may vote either by attending the Special Meeting and voting your shares in person or by completing the enclosed proxy card and mailing it to us in the enclosed envelope.

         We are seeking your proxy for use at the Special Meeting. We have prepared this proxy statement to assist you in deciding how to vote and whether or not to grant your proxy to us. If you sign a proxy, you may revoke it at any time before the vote at the Special Meeting. If you have elected not to attend the Special Meeting, please indicate on your proxy card how you want to vote. Then sign, date and mail it to us as soon as possible so that your shares will be represented at the Special Meeting. If you sign, date and mail your proxy card without indicating how you wish to vote on the proposals, or either of them, then your proxy will be counted as a vote "FOR" the Share Issuance Proposal and "FOR" the Plan Amendment Proposal, as the case may be. If you sign a proxy, you may change it or revoke it at any time before the Special Meeting by submitting a properly completed later dated proxy or by attending and voting at the Special Meeting. You cannot vote shares held in "street name"; only your broker can. If you do not provide your broker with instructions on how to vote your shares, your broker will not be permitted to vote them. See "SPECIAL MEETING OF CONCORD STOCKHOLDERS - - Record Date, Voting Rights, Required Vote and Revocability of Proxies."


VOTE REQUIRED (PAGE 19)

         A majority of the shares of Concord Common Stock outstanding on January 12, 1999 must be present in person or by proxy at the Special Meeting in order to constitute a quorum for the transaction of business. If a quorum is present, the approval of the Share Issuance Proposal and the Plan Amendment Proposal each requires the affirmative vote of a majority of the shares of Concord
Common Stock present in person or by proxy at the Special Meeting. The approval of either proposal is not dependent upon approval of the other proposal.

SHARE OWNERSHIP OF MANAGEMENT AND CERTAIN STOCKHOLDERS; VOTING AGREEMENT
(PAGE 42)

         On January 12, 1999, Concord's directors and executive officers beneficially owned 4,106,859 shares of Concord Common Stock, or approximately 4.2%, of the outstanding shares. As a condition to EPS entering into the Agreement with Concord, each director of Concord executed a voting agreement agreeing to vote all shares of Concord Common Stock over which he or she has beneficial ownership "FOR" approval of the Share Issuance Proposal. See "Security Ownership of Principal Stockholders, Directors & Executive Officers of Concord."

RECOMMENDATION OF CONCORD'S BOARD (PAGE 21)


         Concord's board of directors unanimously recommends that you vote "FOR" approval of the Share Issuance Proposal and Concord's acquisition of EPS, and "FOR" approval of the Plan Amendment Proposal.

GENERAL INFORMATION REGARDING THE PLAN AMENDMENT PROPOSAL


THE PLAN


         The Plan currently authorizes your directors, or a committee of directors, to issue up to 13,668,750 shares of Concord Common Stock upon the exercise of options granted under the Plan. The purpose of the Plan is to encourage ownership of Concord Common Stock by employees and directors and to provide additional incentive for them to promote the success of Concord's business.


THE PLAN AMENDMENT (PAGE 60)

         At the Special Meeting you will be asked to vote on a proposal to amend the Plan to increase the number of shares of Concord Common Stock which may be issued thereunder from 13,668,750 shares to 25,000,000 shares. As of January
12, 1999, Concord could only grant options for 1,079,188 additional shares of Concord Common Stock under the Plan. Concord anticipates that it will grant options for approximately 900,000 shares to EPS's management and employees after its acquisition of EPS. Assuming the additional options will be issued under the Plan after the acquisition of EPS, Concord will only have the ability to issue up to 179,188 additional options under the Plan unless the proposed amendment is approved. In addition, the proposed plan amendment would permit optionees to pay for purchased shares by directing a broker to sell sufficient purchased shares to pay for all shares then to be purchased plus applicable taxes. A copy of the Plan, as amended to reflect the proposed changes, is attached hereto as Appendix E.


         Your board of directors believes that the ability to grant options under the Plan, with customary option exercise procedures, is an integral component of its ability to attract, retain and provide incentives to its management and employees and unanimously recommends that you vote "FOR" approval of the Plan Amendment Proposal.

GENERAL INFORMATION REGARDING THE SHARE ISSUANCE PROPOSAL

THE COMPANIES


Electronic Payment Services, Inc. (Page 55)
1100 Carr Road
Wilmington, Delaware 19809
(302) 791-8000


         EPS provides transaction processing services to financial institutions, retailers and incentive sales organizations throughout the United States. Services in EPS's electronic funds transfer ("EFT") business lines include automated teller machine ("ATM") terminal driving and monitoring, debit card processing, authorization, and debit, credit and electronic benefit transfer ("EBT") gateway services. Additionally, EPS owns and operates a regional EFT network,

MAC(R), which is a shared network of ATM and point of sale ("POS") terminals using the common brand of MAC(R). Services provided by this network include transaction switching, settlement and reporting to financial institutions located principally in Middle Atlantic and Midwest states. Services in EPS's POS business line include POS terminal driving, transaction authorization, credit, debit and EBT gateway processing, telecommunications network management, and settlement and reporting services. POS services are provided directly to the petroleum, grocery and hospitality segments as well as directly and indirectly to other clients and retailers.

Concord EFS, Inc.
2525 Horizon Lake Drive, Suite 120
Memphis, Tennessee 38133
(901)371-8000

         Concord, through its subsidiaries, provides electronic transaction authorization, processing, settlement and funds transfer services in selected markets within the United States. Concord's primary activity is card services, which involves the provision of integrated electronic transaction services for credit card, debit card and EBT card transactions to supermarket chains, grocery stores, convenience store merchants and other retailers. Concord also provides electronic payment and banking facilities to the trucking industry for use at major truck stop chains throughout the United States. In addition to maintaining a network of approximately 1200 ATMs at truck stops, grocery stores and other locations nationwide, Concord provides fuel purchase cards, ATM bank cards and general banking services to truck drivers. Concord offers trucking companies payroll deposit and cash forwarding services, as well as real-time data compilation with respect to fuel volume usage, fuel expenditures, vehicle and driver tracking and truck routine maintenance schedules. In addition, Concord provides payroll services to a wide-range of companies on a nationwide basis.


THE ACQUISITION OF EPS (PAGE 21)


         Concord will acquire all of the outstanding common stock of EPS by means of merging CEFT, Inc., a wholly owned subsidiary of Concord, with and into EPS (the "Merger"). EPS will survive the Merger and become a subsidiary of Concord. EPS has 4,600 shares of preferred stock outstanding, all of which are owned by First Union Corporation, which Concord will not acquire in the Merger. The shares of preferred stock will continue to be owned by First Union Corporation after completion of the Merger and will continue to have the same terms as currently in effect. A copy of the Agreement between Concord and EPS which governs the acquisition of EPS is attached hereto as Appendix A. You should read the Agreement carefully for a complete understanding of the terms and conditions of the Merger.

NUMBER OF SHARES OF CONCORD COMMON STOCK TO BE ISSUED IN CONNECTION WITH THE MERGER (PAGE 21)

         If the Merger is completed, Concord will issue 7.9091 shares of Concord Common Stock for each outstanding share of EPS Common Stock. This is referred to as the "Exchange Ratio." In addition, options currently outstanding to acquire EPS Common Stock will be converted into options to acquire shares of Concord Common Stock, adjusted to give effect to the Exchange Ratio. As of January 12, 1999, there were 3,801,297 shares of EPS Common Stock outstanding and options to acquire 283,830 shares of EPS Common Stock were also outstanding. If all outstanding options to acquire EPS Common Stock were to be exercised prior to the completion of the Merger, there would be a total of 4,085,127 shares of EPS Common Stock outstanding and Concord would, therefore, issue in the aggregate approximately 32,309,677 shares of Concord Common Stock for all of the outstanding shares of EPS Common Stock, based on the 7.9091 Exchange Ratio.


         The Exchange Ratio is subject to a downward adjustment if the number of shares of EPS Common Stock outstanding (assuming the exercise of all outstanding options to acquire EPS Common Stock) increases prior to the completion of the Merger to ensure that, except as described under "-- Potential Adjustment to the Exchange Ratio Based Upon the Market Price of Concord Common Stock," the number of shares of Concord Common Stock issued pursuant to the Agreement will not exceed 32,310,000. The Exchange Ratio of 7.9091 reflects an adjustment for the issuance by EPS of options to purchase 1,000 shares of EPS Common Stock that was not reflected in the Exchange Ratio originally included in the Agreement.


POTENTIAL ADJUSTMENT TO EXCHANGE RATIO BASED UPON THE MARKET PRICE OF CONCORD COMMON STOCK (PAGE 23)


         The Exchange Ratio, and therefore the number of shares of Concord Common Stock to be issued in connection with the Merger, might be increased if the following two conditions are met:

         (1) The average closing price of Concord Common Stock during the 10 trading days ending on the third business day prior to the date of the completion of the Merger falls below $22.355 per share; and

         (2) Based on that average closing price, the price of Concord Common Stock must have underperformed the average of the common stock prices of a specified group of comparable companies by more than 15% since November 20, 1998.

         If both of these conditions exist, then EPS may terminate the Agreement and not complete the Merger unless Concord increases the Exchange Ratio to a certain level determined by a formula set forth in the Agreement. If that situation arises, Concord will consult its financial and legal advisers and evaluate the financial condition of Concord and EPS and all relevant facts and circumstances that exist at the time in determining whether or not to increase the Exchange Ratio. If Concord chooses not to increase the Exchange Ratio under those circumstances, or if the adjustment to the Exchange Ratio would result in Concord issuing, or being obligated to issue, more than 38,771,999 shares of common stock in connection with the Merger, the Agreement will be terminated unless EPS withdraws its termination of the Agreement within the 10-day period after EPS first gives notice of its intent to terminate the Agreement.

         If Concord elects to increase the Exchange Ratio under the above scenario, regulatory approvals may need to be obtained in order to complete the Merger as a result of the percentage of Concord Common Stock to be acquired by one or more of EPS's stockholders upon completion of the Merger. Such regulatory approvals would be in addition to those described under the heading "-- Regulatory Approvals and Other Conditions to the Merger."

         The Agreement does not have a provision which will allow Concord to reduce the Exchange Ratio, and therefore reduce the total number of shares of Concord Common Stock it will issue in the Merger, based on the market price of Concord Common Stock. Consequently, should the market price of Concord Common Stock increase, the number of shares of Concord Common Stock to be issued in the Merger will not decrease.


OWNERSHIP OF CONCORD AFTER THE MERGER (PAGE 22)

         As of January 12, 1999, there were 3,801,297 shares of EPS Common Stock outstanding and options to acquire 283,830 shares of EPS Common Stock were also outstanding. Based on the 7.9091 Exchange Ratio, and assuming no options to acquire EPS Common Stock are exercised prior to the time the Merger is completed, Concord will issue 30,064,838 shares of Concord Common Stock upon the closing of the Merger. Based on that number, immediately after the Merger, EPS stockholders will own in the aggregate approximately 23% of the outstanding shares of Concord Common Stock. Bank One Corporation ("Bank One"), First Union Corporation ("First Union"), PNC Bank Corp. ("PNC"), Key Corp and National City Corporation ("National City") each owns, directly or through a wholly owned subsidiary, 750,000 shares of EPS Common Stock. When the Merger closes, based upon the 7.9091 Exchange Ratio, they will each receive 5,931,825 shares of Concord Common Stock which will represent approximately 4.6% of the then outstanding shares of Concord Common Stock. This information is based on the number of shares of EPS and Concord Common Stock outstanding on January 12, 1999. It does not reflect shares Concord may issue due to the exercise of Concord stock options (including stock options assumed in the Merger) or for other purposes.

CERTAIN OBLIGATIONS OF CONCORD WITH RESPECT TO CONCORD COMMON STOCK ISSUED IN THE MERGER (PAGE 39)


         The shares of Concord Common Stock to be issued in the Merger have not, and at the time of completion of the Merger will not have been, registered with the SEC or with any state securities administrator. Therefore, there will be restrictions on the method and ability of the EPS stockholders to sell the shares of Concord Common Stock they receive in the Merger.

Concord has agreed to register the shares of Concord Common Stock issued in the Merger on behalf of the EPS stockholders pursuant to a registration rights agreement which will be entered into between Concord and the EPS stockholders prior to the completion of the Merger. A copy of the registration rights agreement is attached hereto as Appendix B. Generally, upon request of EPS stockholders, Concord will register shares issued to the EPS stockholders when Concord registers additional shares of Concord Common Stock for sale to the public, subject to certain limitations. Further, EPS stockholders can require Concord to register the shares they receive in the Merger for resale, subject to certain limitations.


FAIRNESS OPINION OF CONCORD'S FINANCIAL ADVISER (PAGE 29)


          In deciding to approve the Merger, your board of directors considered an opinion from our financial adviser, William Blair & Company, L.L.C.
("William Blair"), dated November 20, 1998,to the effect that, as of such date, and based upon and subject to various considerations set forth in its opinion, the Exchange Ratio of Concord Common Stock for EPS Common Stock in the Merger was fair to holders of Concord Common Stock from a financial point of view. The full text of this opinion is attached as Appendix D to this proxy statement. We encourage you to read this opinion in its entirety to understand the procedures followed, assumptions made and matters considered by William Blair in providing its opinion. Stockholders should be aware that Richard Kiphart, a director of Concord, is a principal of William Blair. Both Mr. Kiphart and William Blair own or control a significant number of shares of Concord Common Stock. Further, other principals and employees of, and mutual funds advised by, William Blair also own shares of Concord Common Stock.


INTERESTS OF CERTAIN PERSONS IN THE MERGER THAT MAY BE DIFFERENT FROM YOURS (PAGE 38)

          Richard Kiphart, a director of Concord and owner of 3,715,619 shares of Concord Common Stock, is a principal of William Blair. William Blair has been engaged to provide, and has in fact provided, Concord with its fairness opinion dated as of November 20, 1998, with respect to the Merger. Concord will pay William Blair a fee of $2,000,000, payable at and contingent upon, completion of the Merger. Your board of directors was aware of the various interests of Mr. Kiphart and William Blair in the Merger and considered them in approving the Agreement and recommending that Concord's stockholders vote "FOR" the Share Issuance Proposal.

TERMINATION FEE (PAGE 34)

         EPS has the right to terminate the Agreement if Concord's stockholders do not approve the Share Issuance Proposal at the Special Meeting. If Concord's stockholders do not approve the Share Issuance Proposal and EPS terminates the Agreement for that reason, Concord will be required to pay a $5,000,000 termination fee to EPS.

REGULATORY APPROVAL AND OTHER CONDITIONS TO THE MERGER (PAGE 35)

         Concord is required to notify and obtain approval from the Board of Governors of the Federal Reserve System (the "Federal Reserve") before the Merger may be completed. An application for approval has been filed with the Federal Reserve, but as of January 12, 1999, the Federal Reserve had not ruled on such application. Concord currently has no reason to believe that such approval will not be forthcoming.


         In addition to the required regulatory approvals, the Merger will be completed only if certain other conditions precedent are met, including without limitation: (i) the receipt of your approval of the Share Issuance Proposal;
(ii) receipt by each of EPS and Concord of an opinion of its respective counsel that the Merger will qualify as a tax-free reorganization for federal income tax purposes; (iii) the receipt by each of Concord and EPS of a letter from its respective independent accountants concerning the pooling-of-interests accounting treatment of the Merger (discussed below under "Accounting Treatment"); and (iv) neither Concord nor EPS may have materially breached any of its representations or obligations under the Agreement.

         The Agreement is attached to this proxy statement as Appendix A. The Agreement contains other conditions that must be met before the Merger may be completed. Unless prohibited by law, either Concord or EPS could elect to waive a condition that has not been satisfied and complete the Merger anyway. We cannot be certain whether or when any of these conditions will be satisfied, or waived where permissible, or that we will complete the Merger.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

         We expect that, for federal income tax purposes, the EPS stockholders will not recognize any gain or loss upon the exchange of their shares of EPS Common Stock for shares of Concord Common Stock. The Merger will have no tax impact on Concord's stockholders.

DIFFERENCES IN STOCKHOLDERS' RIGHTS

         The Merger will have no impact on the rights of holders of Concord Common Stock, other than with respect to the voting dilution accompanying any increase in the number of outstanding shares of Concord Common Stock.


ACCOUNTING TREATMENT OF THE MERGER (PAGE 39)


         Concord intends to account for the Merger as a pooling-of-interests transaction for accounting and financial reporting purposes. Pooling-of-interests is an accounting method that assumes that each company's stockholders have combined their ownership interests in such a manner that each group becomes an owner of the combined, enlarged business. The key differences between this method of accounting and the more common purchase accounting method fall into two areas: income measurement and asset valuation. Under pooling-of-interests, the earnings of each company are combined as though the combination had occurred at the beginning of the earliest financial period presented. Under purchase accounting, the earnings of the acquired company are included only after the closing of the merger. Under pooling-of-interests, the assets of the acquired company are valued at their historical cost. Under the purchase method, the assets are valued at their fair value. The excess of the consideration the acquiring company pays over the fair value of the target's assets is recorded as goodwill.


EFFECTIVE TIME OF THE MERGER (PAGE 34)


         The Merger will become final when a Certificate of Merger is filed with Secretary of State of the State of Delaware. We currently anticipate that the Merger will be completed on or about the end of February 1999, although delays could occur.

COMPARATIVE MARKET PRICES OF COMMON STOCK


         Shares of Concord Common Stock are traded on the Nasdaq National Market System ("NASDAQ") under the symbol "CEFT". Shares of EPS Common Stock are not traded on any exchange or in any other established trading market. On November 23, 1998, the last trading day before we announced our agreement to acquire
EPS, Concord Common Stock closed at $28.4375 per share. On January 11, 1999, the latest practicable date before the mailing of this proxy statement, Concord Common Stock closed at $40.4375 per share.

         The market value of 32,310,000 shares of Concord Common Stock would be $918,815,625 based on Concord's November 23, 1998 closing price and $1,306,535,625 based on Concord's January 11, 1999 closing price. As described above under "-- Potential Adjustment to Exchange Ratio Based Upon the Market Price of Concord Common Stock," the number of shares of Concord Common Stock to be issued in the Merger may be subject to adjustment under certain limited circumstances.


HISTORICAL AND PRO FORMA COMPARATIVE PER SHARE DATA

         The following table contains certain comparative per share data relating to earnings, cash dividends, and book value. The equivalent pro forma information assumes an exchange ratio of 7.9091 shares of Concord Common Stock for each share of EPS Common Stock. The Merger is expected to be accounted for using the pooling-of-interests method of accounting.

         We present the pro forma and equivalent pro forma data for your information only. It does not necessarily indicate the results of operations or combined financial position that would have resulted had Concord completed the Merger at the times indicated, and it does not necessarily indicate what future results of operations or combined financial position will be. You should read the information shown below in conjunction with the historical consolidated financial statements of Concord and EPS and the notes provided with them. See "WHERE YOU CAN FIND MORE INFORMATION," "-- Selected Financial Data," "BUSINESS OF EPS," and EPS's financial statements attached hereto as Appendix C.

                               CONCORD EFS, INC.
                     AND ELECTRONIC PAYMENT SERVICES, INC.
              HISTORICAL AND PRO FORMA COMPARATIVE PER SHARE DATA


                                                                                                      Nine Months
                                                           Year Ended December 31,                  Ended September
                                                    1995            1996           1997                 30, 1998
                                               ----------------------------------------------    ----------------------
EARNINGS PER COMMON SHARE
 Concord
  Basic                                             $0.22           $0.31           $0.43               $0.45
  Diluted                                            0.21            0.30            0.42                0.44
EPS
  Basic                                              1.05            3.20            4.80                4.95
  Diluted                                            1.05            3.20            4.80                4.95
Pro forma combined
  Basic                                              0.18            0.32            0.46                0.48
  Diluted                                            0.18            0.31            0.45                0.47
 EPS equivalent pro forma (1)
  Basic                                              1.42            2.53            3.64                3.80
  Diluted                                            1.42            2.45            3.56                3.72
CASH DIVIDENDS PER COMMON SHARE                         *               *               *                   *


                                                                    December 31, 1997          September 30, 1998
                                                                    -----------------          ------------------
BOOK VALUE PER COMMON SHARE
 Concord                                                                $ 2.81                      $ 3.34
 EPS                                                                     (4.00)                       0.99
 Pro forma combined                                                       2.00                        2.54
 EPS equivalent pro forma (1)                                            15.82                       20.09


     (1) The equivalent pro forma per share data for EPS is computed by multiplying the pro forma combined information by an exchange ratio of 7.9091.

      * No cash dividends have been paid on either the Concord Common Stock or the EPS Common Stock.

SELECTED FINANCIAL DATA


         The following tables present selected consolidated historical data for Concord and EPS. The information regarding Concord is based on the historical financial information that is contained in reports Concord has previously filed with the SEC, including, without limitation, its September 30, 1998 Quarterly Report on Form 10-Q. See "WHERE YOU CAN FIND MORE INFORMATION."

         The 1997 selected consolidated financial data of Concord has been restated to include the results of Digital Merchants Systems ("DMS"). As discussed in Concord's Form 10-Q for the quarter ended September 30, 1998, DMS was acquired in a pooling-of-interests transaction completed on June 30, 1998. In accordance with pooling-of-interests method of accounting, no adjustments have been made to the historical carrying amounts of assets and liabilities of DMS.

However, the selected consolidated financial data has been restated to include the operating results of DMS for 1997. The selected financial data of DMS prior to January 1, 1997 was immaterial for restatement.

         The information for EPS is based on its historical financial statements, including its unaudited consolidated financial statements for the nine months ended September 30, 1998 and 1997, and its audited consolidated financial statements for the years ended December 31, 1997 and December 31, 1996, all of which are included in Appendix C to this proxy statement. See "FINANCIAL STATEMENTS OF EPS" attached as Appendix C and "WHERE YOU CAN FIND MORE INFORMATION."


         You should read the information shown below in conjunction with the historical consolidated financial statements of Concord and EPS and the notes provided with them.

         Historical results do not necessarily indicate the results that you can expect for any future period. Concord and EPS believe that they have included all adjustments (which include only normal recurring adjustments) necessary to arrive at a fair statement of interim results of operations of Concord and EPS. With respect to Concord and EPS, results for the nine months ended September 30, 1998 do not necessarily indicate the results which you can expect for any other interim period or for the year as a whole.

            SELECTED CONSOLIDATED FINANCIAL DATA--CONCORD EFS, INC.


                                                             (In thousands, except per share data)

                                                                                                            9 Months
                                                            Year Ended December 31                            Ended
                                                                                                            September
                                             1993        1994         1995         1996          1997        30, 1998
                                          ---------    --------     --------     --------      --------     ---------
INCOME STATEMENT DATA:
Revenue                                   $  73,443    $ 96,213     $127,762     $166,700      $270,074      $266,570
Cost of Operations                           53,188      69,840       90,579      119,675       198,939       197,042
Selling, General and
  Administrative Expenses                     7,861       8,312       10,913        9,724        16,664        12,373
Operating Income                             14,394      18,061       26,270       37,301        54,571        57,155
Interest, Net                                   825       1,588        2,116        4,014        10,801         9,517
Income Taxes                                  5,357       6,979       10,146       14,526        23,590        22,789
Net Income                                    9,863      12,713       18,315       26,789        41,682        43,883
Basic Earnings Per Share                      $0.12       $0.16        $0.22        $0.31         $0.43         $0.45
Diluted Earnings Per Share                    $0.12       $0.15        $0.21        $0.30         $0.42         $0.44
Weighted Average Shares                      80,840      81,477       83,016       86,266        96,527        97,563
Weighted Average Shares and
  Assumed Conversions                        83,514      83,847       86,789       89,903        99,395       100,168

BALANCE SHEET DATA:
Working Capital                           $  34,655    $ 45,717     $ 68,212     $130,606      $205,595      $336,481
Total Assets                                 71,033      99,462      156,887      292,813       368,439       472,693
Long-term Debt, Less Current
 Maturities                                               1,371          978          561        28,329        73,000
Total Stockholders' Equity                   50,251      61,935       89,544      215,148       273,930       326,641

    SELECTED CONSOLIDATED FINANCIAL DATA - ELECTRONIC PAYMENT SERVICES, INC.



                                                             (In thousands, except per share data)

                                                                                                               9 Months
                                                            Year Ended December 31                               Ended
                                                                                                               September
                                              1993         1994         1995          1996         1997         30, 1998
                                           ---------     --------     --------      --------     --------      ---------
INCOME STATEMENT DATA:
Revenue                                     $162,171     $160,174     $163,379      $179,490     $202,310       $172,371
Cost of Operations                           101,222       98,172      102,366       112,291      124,224        106,710
Selling, General and
  Administrative Expenses                     37,295       38,937       35,755        32,847       33,267         25,884
Operating Income                              23,654       23,065       25,258        34,352       44,819         39,777
Interest, Net                                 (1,607)     (18,571)     (15,882)      (14,310)     (12,590)        (7,725)
Income Taxes                                  10,018        2,701        5,481         8,821       14,181         13,462
Minority Interest in Earnings
  Of Subsidiaries                                                        1,314           240
Dividend on Preferred Stock                   12,002           38           38            38           38             28
Net Income                                        27        1,755        2,543        10,943       18,010         18,562
Earnings Per Share                             $0.01        $0.73        $1.05         $3.20        $4.80          $4.95
Weighted Average Shares                        2,420        2,420        2,420         3,417        3,750          3,750

BALANCE SHEET DATA:
Working Capital Deficiency                  ($36,669)    ($75,039)    ($35,301)     ($60,746)    ($58,234)      ($66,716)
Total Assets                                 194,949      214,904      239,257       261,649      250,757        259,777
Long-term Debt, Less Current
  Maturities                                 225,171      200,000      175,000       150,000      125,000        106,250
Total Stockholders' Equity
  (Deficiency)                              (137,140)    (135,385)     (44,205)      (33,022)     (15,012)         3,712


         Unaudited pro forma combined condensed selected financial data is also presented. The pro forma combined condensed financial data assumes a business combination between Concord and EPS accounted for as a pooling of interests and is based on each company's respective historical audited and unaudited consolidated financial statements and notes thereto, which are included in this proxy statement or incorporated herein by reference. The unaudited pro forma combined balance sheet data combines Concord's and EPS's Condensed Consolidated Balance Sheets as of September 30, 1998, giving effect to the Merger as if it had occurred on September 30, 1998. The unaudited pro forma condensed combined income statement data combines Concord's historical results for the nine months ended September 30, 1998 and the years ended December 31, 1997, 1996 and 1995, with EPS's historical results for the same periods, giving effect to the Merger as if it had occurred on January 1, 1995.

         The pro forma data is for your information only. It does not necessarily indicate the results of operations or combined financial position that would have resulted had Concord completed the Merger at the times indicated, and it does not necessarily indicate what future results of operations or combined financial position will be. You should read the information shown below in conjunction with the historical consolidated financial statements of Concord and EPS and the notes provided with them.


      SELECTED CONSOLIDATED FINANCIAL DATA - PRO FORMA COMBINED CONDENSED


                                                             (In thousands, except per share data)

                                                                                                 Nine Months
                                                            Year Ended December 31                  Ended
                                                                                                  September
                                              1995              1996              1997             30, 1998
                                            --------          --------          --------          ---------
INCOME STATEMENT DATA:
Revenue                                      295,552           354,475           488,849            456,474
Cost of Operations                           197,356           240,251           339,628            321,285
Selling, General and
  Administrative Expenses                     46,668            42,571            49,931             38,257
Operating Income                              51,528            71,653            99,290             96,932
Interest, Net                               (13,766)          (10,296)           (1,789)              1,792
Income taxes                                  15,627            23,347            37,771             36,251
Net Income                                    20,858            37,732            59,692             62,445
Basic earnings per share                        0.18              0.32              0.46               0.48
Diluted earnings per share                      0.18              0.31              0.45               0.47
Weighted Average Shares                      115,326           118,536           128,837            129,873
Weighted Average Shares and
  Assumed Conversions                        119,099           122,213           131,705            132,478


BALANCE SHEET DATA:
Working Capital                                                                                     269,765
Total Assets                                                                                        732,470
Long-term Debt, Less Current
  Maturities                                                                                        179,250

Total Stockholders' Equity                                                                          330,353

                                  RISK FACTORS



         In addition to the other information included or incorporated by reference in this proxy statement, you should consider carefully the following risk factors in determining how you want to vote with respect to the Share Issuance Proposal and Concord's resulting acquisition of EPS. Some of the risks and uncertainties relate to economic conditions generally and would affect other entities engaged in the transaction processing business in similar ways. These aspects are discussed above under the heading "A WARNING ABOUT FORWARD-LOOKING STATEMENTS." This section addresses particular risks and uncertainties that are specific to Concord and EPS.

RISK RELATING TO EPS'S ATM BUSINESS

         Upon completion of the Merger, Concord will become exposed to additional risks relating to EPS's ATM processing and network services businesses, which are currently not material to Concord's business. Revenue from "convenience fees" or "surcharges" imposed by owners of ATMs has been a significant factor in the recent growth in EPS's ATM processing business, as such fees have encouraged ATM owners to deploy additional terminals. To the extent that new or existing ATM deployment declines due to the enactment of statutory restrictions on surcharges, decreased availability of favorable retail locations for ATM deployment or other factors, demand for EPS's ATM processing services may not continue to grow at recent rates or may decline. In addition, consolidation within the banking industry also may have an adverse effect on the ATM processing and network services business of EPS. As banks consolidate, the ability of EPS to successfully offer its ATM processing services will depend in part upon whether the institutions that survive such consolidation are willing to outsource their ATM processing to third party vendors such as Concord and EPS, and on whether such institutions have pre-existing alliances with competitors of EPS and Concord. With respect to network services, larger institutions with more geographically disbursed customer bases may wish to consolidate their network participation with fewer networks having the broadest geographic coverage and best service offerings. As regional networks continue to consolidate, EPS may lose network business if it is unable to continue to offer a range of products that is competitive in terms of geographic distribution as well as quality and breadth of service.

         In 1998, VISA announced the introduction of an on-line debit card product, "VISA Check Card II," that would compete with other on-line debit cards but would bear a higher card issuer reimbursement fee than is provided by most other networks, including the MAC network operated by EPS. The significant increase in the issuer reimbursement fee may act as an incentive for bank debit card issuers to issue the VISA Check Card II. Moreover, as proposed the VISA product would not permit certain competing network brands, such as MAC, to also appear on the card. If VISA successfully induces banks to issue this card in replacement of debit cards participating in the MAC network and other similarly situated networks, EPS may experience a loss of network service business.

INTEGRATION OF OPERATIONS

         After the Merger is completed, it is currently planned that Concord and EPS will essentially operate as they did before the Merger. No significant changes in the management and personnel of the two separate entities are expected. There are no current plans for significant integration of the Concord and EPS's computer facilities, computer processing or accounting systems. The combined companies do plan to jointly market several of the individual company's products. However, processing of any new business is expected to be processed through existing channels. No assurance can be given that Concord will be able to integrate the operations of EPS without encountering difficulties or experiencing the loss of key EPS employees or customers, or that the benefits expected from such integration will be realized.

DEPENDENCE ON KEY MANAGEMENT

         The development of Concord's and EPS's business and operations has been materially dependent upon the active participation of their respective executive officers and other key employees. The loss of one or more of its executive officers or other key employees may have a material adverse effect on the combined companies' financial condition and results of operations. See "The Proposed Merger--Management and Operations After the Merger" and "Business of EPS-- Management, Employees."

RELIANCE ON KEY CUSTOMERS

         A substantial portion (approximately 24%) of EPS's revenue is derived from services performed for its five major stockholders. EPS has contracts to provide such services for these stockholders through December 31, 2004, but there are certain limited circumstances under which one or more of the stockholders may terminate their processing contracts with EPS. The loss of one or more of the current stockholders as customers of EPS could have a material adverse effect on the revenue and net income of EPS. See "Business of EPS."

SHARES ELIGIBLE FOR FUTURE SALE; REGISTRATION RIGHTS


         Sales of a substantial number of shares of Concord Common Stock in the public market after the Merger is completed could adversely affect the prevailing market price of the Concord Common Stock and could impair Concord's ability to raise additional equity capital. Following the Merger, Concord will have outstanding approximately 127,935,595 shares of Concord Common Stock, based on the number of outstanding shares of Concord Common Stock and EPS Common Stock at January 12, 1999 and a 7.9091 Exchange Ratio. Of these shares, the approximately 30,064,838 shares to be issued in the Merger (assuming no exercise of EPS stock options prior to the completion of the Merger) will not be freely tradable but instead will be subject to various resale restrictions. Prior to the completion of the Merger, Concord will enter into a registration rights agreement with the EPS stockholders, a copy of which is attached hereto as Appendix B (the "Registration Rights Agreement"). Pursuant to the Registration Rights

Agreement, the EPS stockholders will have the right to require Concord to register all or some portion of the shares of Concord Common Stock they receive in the Merger on two occasions after the Merger is completed. Further, for three years after the Merger is completed the holders of such Concord Common Stock will have the right to require Concord to include all or some portion of such shares in any registration of shares of Concord Common Stock for resale to the public for cash. Approximately 2,244,839 additional shares of Concord Common Stock that may be issued in the future upon exercise of options to acquire EPS Common Stock to be assumed by Concord in the Merger (assuming no exercise of EPS stock options prior to the completion of the Merger) will have been registered under the Securities Act of 1933, as amended, and will be freely tradable when issued (subject to the volume and certain other conditions of Rule 144 in the case of shares to be sold by affiliates of Concord). In addition to the options to acquire EPS Common Stock to be assumed by Concord in the Merger, Concord itself had, as of January 12, 1999, options currently outstanding under its Plan for the purchase of approximately 10,091,840 shares of Concord Common Stock, of which options for 5,500,187 shares were exercisable on or within six months of such date.



                                  INTRODUCTION

         At the Special Meeting, holders of Concord Common Stock will be asked to vote upon two separate proposals. The first proposal is referred herein to as the "Share Issuance Proposal" and seeks stockholder approval for Concord to issue shares of Concord Common Stock in connection with its proposed acquisition of all of the outstanding common stock of EPS. The second proposal is referred to as the "Plan Amendment Proposal" and seeks stockholder approval of a proposed amendment to Concord's 1993 Incentive Stock Option Plan (the "Plan") to increase the number of shares of Concord Common Stock which may be issued under the Plan from 13,668,750 shares to 25,000,000 shares and to permit an additional method of payment for shares upon exercise of options. The approval of one proposal is not dependent upon the approval of the other proposal.

         At the Special Meeting, Concord's stockholders will be asked to approve the Share Issuance Proposal in order to enable Concord to issue shares of Concord Common Stock in connection with its acquisition of EPS. Concord's acquisition of EPS, and the resulting share issuance, will be made pursuant to the Agreement and Plan of Merger dated as of November 20, 1998 (the "Agreement"), between Concord, CEFT, Inc., a wholly owned subsidiary of Concord, and EPS. Pursuant to the Agreement, CEFT, Inc. will merge with and into EPS, with EPS surviving the merger (the "Merger"). In the Merger, Concord will issue 7.9091 shares of Concord Common Stock for each share of EPS Common Stock outstanding at the time the Merger is completed (the "Exchange Ratio"), and options then outstanding to acquire shares of EPS Common Stock would be automatically converted into options to acquire shares of Concord Common Stock, adjusted to give effect to the Exchange Ratio. The Exchange Ratio is subject to adjustment in certain limited circumstances described herein.

         If all of the currently outstanding options to acquire EPS Common Stock were to be exercised prior to the time the Merger is completed, there would be 4,085,127 shares of EPS Common Stock outstanding at the time the Merger is completed, and Concord would issue, in the aggregate, approximately 32,309,677 shares of Concord Common Stock for all of the issued and outstanding shares of EPS Common Stock. There are 4,600 shares of preferred stock of EPS outstanding that Concord will not acquire in the Merger. Those shares of preferred stock are owned by First Union Corporation. The shares of EPS's preferred stock will remain outstanding and continue to be owned by First Union Corporation after the Merger is completed with the same terms currently in effect, and neither Concord nor EPS will have the right to redeem or otherwise acquire those shares. Notwithstanding the presence of the EPS preferred stock, Concord will have voting control over EPS.

         At the Special Meeting, Concord's stockholders will also be asked to approve the Plan Amendment Proposal, which relates to the proposed amendment to the Plan to increase the number of shares of Concord Common Stock that may be issued under the Plan from 13,668,750 shares to 25,000,000 shares. The Plan currently authorizes the issuance of 13,668,750 shares of Concord Common Stock under the Plan. As of January 12, 1999, Concord could grant options to purchase up to an additional 1,079,188 shares of Concord Common Stock under the Plan, assuming no options currently outstanding under the Plan are forfeited. It is anticipated that after the Merger is completed, Concord will grant options to management and employees of EPS under the Plan to acquire, in the aggregate, approximately 900,000 shares of Concord Common Stock (see "Amendment to the 1993 Incentive Stock Option Plan" ). With the grant of those additional options, Concord will only be able to grant options under the Plan for approximately 179,188 shares of Concord Common Stock, unless the proposed amendment to the Plan is approved by Concord stockholders. At the present time options may be exercised only by paying cash or exchanging previously-purchased shares of Concord Common Stock. The proposed amendment would permit optionees to pay for shares by giving instructions to a broker to sell a sufficient number of shares to pay for the shares to be purchased, whether sold or retained, plus applicable taxes.


         The board of directors of Concord unanimously recommends that Concord's stockholders vote "FOR" approval of the Share Issuance Proposal and "FOR" approval of the Plan Amendment Proposal.

                    SPECIAL MEETING OF CONCORD STOCKHOLDERS

DATE, PLACE, TIME, AND PURPOSE


         Concord is furnishing this proxy statement to holders of Concord Common Stock in connection with the solicitation by Concord's board of directors of proxies for use at a Special Meeting of stockholders of Concord to be held at 10:00 a.m., local time, on Thursday, February 18, 1999 at Colonial Country Club, 2736 Countrywood Parkway, Memphis, Tennessee, and at any adjournment or postponement thereof.

         At the Special Meeting, Concord's stockholders will consider and vote upon the Share Issuance Proposal and the Plan Amendment Proposal. The Share Issuance Proposal requests the approval of Concord's stockholders for Concord to issue shares of Concord Common Stock in connection with its acquisition of EPS. The Plan Amendment Proposal requests the approval of Concord's stockholders for Concord to amend the Plan to increase the number of shares of Concord Common Stock which may be issued under the Plan from 13,668,750 shares to 25,000,000 shares and to permit an additional method of payment for shares upon exercise of options.

         The principal executive office of Concord is located at 2525 Horizon Lake Drive, Memphis, Tennessee 38133, and its telephone number is (901) 371-8000. The principal executive office of EPS is located at 1100 Carr Road, Wilmington, Delaware, and its telephone number is (302) 791-8000. As used in this proxy statement, the terms "Concord" and "EPS" refer to Concord EFS, Inc. and Electronic Payment Services, Inc., respectively, and where the context requires, to Concord and EPS and their respective subsidiaries.


         This proxy statement is first being mailed to holders of Concord Common Stock on or about January 14, 1999.


RECORD DATE, VOTING RIGHTS, REQUIRED VOTE, AND REVOCABILITY OF PROXIES


         Concord's board of directors has fixed the close of business on January 12, 1999 as the record date (the "Record Date") for determining holders of outstanding shares of Concord Common Stock entitled to notice of and to vote at the Special Meeting. Only holders of Concord Common Stock of record on the books of Concord at the close of business on the Record Date are entitled to vote at the Special Meeting or at any adjournment or postponement of the Special Meeting. As of the Record Date, there were 97,870,757 shares of Concord Common Stock issued and outstanding, each of which is entitled to one vote on each matter submitted to a stockholder vote at the Special Meeting. The presence, in person or by proxy, of a majority of the outstanding shares of Concord Common Stock is necessary to constitute a quorum of the stockholders to take action at the Special Meeting.


         The Share Issuance Proposal is being submitted to stockholders pursuant to the requirements of NASDAQ, which mandates stockholder approval of issuances of stock equaling 20% or more of the previously outstanding shares.

         The Share Issuance Proposal and the Plan Amendment Proposal each must be approved by the affirmative vote of a majority of the shares of Concord Common Stock present in person or by proxy at the Special Meeting. An abstention by a Concord stockholder present at the Special Meeting in person or by proxy will have the same effect as a vote against both the Share Issuance Proposal and the Plan Amendment Proposal, but failure to return a properly executed proxy, or a broker submitting a proxy without exercising discretionary authority with respect to the proposals will not.

         Shares of Concord Common Stock represented by properly executed proxies will be voted in accordance with the instructions indicated on the proxies or, if no instructions are indicated, will be voted FOR the Share Issuance Proposal and FOR the Plan Amendment Proposal, and otherwise in the discretion of the proxy holders as to any other matter which may properly come before the Special Meeting or any adjournment or postponement thereof. Concord is not currently aware of any other business to be considered at the Special Meeting.

         A Concord stockholder who has given a proxy may revoke it at any time before it is voted by (a) filing with the Secretary of Concord a notice in writing at the address of Concord's principal executive offices set forth herein revoking it or a duly executed proxy bearing a later date, or (b) voting in person at the Special Meeting.


         On the Record Date, Concord's directors and executive officers, including their immediate family members and affiliated entities owned 4,106,859 shares or approximately 4.2% of the outstanding shares of Concord Common Stock. This does not include shares of Concord Common Stock owned or controlled, directly or indirectly, by William Blair & Company, L.L.C. ("William Blair"), a registered investment adviser and broker/dealer, of which Richard Kiphart, a director of Concord, is a principal. It also does not include shares of Concord Common Stock owned or controlled by other employees or principals of, or mutual funds advised by, William Blair. On the Record Date, Concord's directors and executive officers owned no shares of EPS Common Stock.

         As a condition to EPS agreeing to enter into the Agreement, each director of Concord has executed a voting agreement in which he or she agreed to vote all shares over which such person had beneficial ownership FOR approval of the Share Issuance Proposal. As of the Record Date, such directors beneficially own 4,106,859 shares (4.2%) of the then outstanding shares of Concord Common Stock. The stockholders of EPS have already approved the Agreement.


SOLICITATION OF PROXIES

         Concord will bear the costs of soliciting proxies. In addition to the use of the mail, proxies may be solicited by the directors, officers and employees of Concord in person, or by telephone, telecopier or telegram. Directors, officers and employees will not be additionally compensated for solicitation but may be reimbursed for out-of-pocket expenses incurred in connection with solicitation. Arrangements will also be made with custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of Concord Common Stock held of record by such persons, and Concord may reimburse custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred for these services.

RECOMMENDATION

         Concord's board of directors has unanimously approved the Agreement, and believes that the acquisition of EPS and the issuance of the shares of Concord Common Stock for the EPS Common Stock in connection therewith is in the best interests of Concord and its stockholders. Concord's board of directors unanimously recommends that the Concord stockholders vote FOR approval of the Share Issuance Proposal. Concord's board of directors has also unanimously approved the amendment to Concord's 1993 Incentive Stock Option Plan which would increase the number of shares of Concord Common Stock which may be issued under the Plan from 13,668,750 shares to 25,000,000 shares and to permit an additional method of payment for shares upon exercise of options. Concord's board of directors unanimously recommends that the Concord stockholders vote FOR approval of the Plan Amendment Proposal.


             DESCRIPTION OF THE MERGER AND RESULTING SHARE ISSUANCE

         The following information describes material aspects of Concord's proposed acquisition of EPS which would be accomplished when CEFT, Inc., a wholly owned subsidiary of Concord, is merged with and into EPS. Upon consummation of the Merger, the shares of EPS Common Stock will be converted into shares of Concord Common Stock, which Concord will issue. By virtue of the Merger, Concord will own all of the outstanding shares of EPS Common Stock. EPS currently has 4,600 shares of voting preferred stock outstanding which will not be acquired by Concord in the Merger. Those shares, all of which are owned by First Union Corporation, will remain outstanding and continue to be owned by First Union Corporation after the Merger is completed with the same terms currently in effect, and neither Concord nor EPS will have the right to acquire or redeem those such shares. This description of the Merger does not provide a complete description of all the terms and conditions of the Agreement which governs the Merger. The description herein is qualified in its entirety by the Appendices hereto, including the text of the Agreement which is attached as Appendix A to this proxy statement. The Agreement is incorporated herein by reference. You are urged to read the Agreement and each of the Appendices in their entirety.

GENERAL

         The Agreement provides for the acquisition of EPS by Concord pursuant to the Merger in which CEFT, Inc, a wholly owned subsidiary of Concord, will be merged with and into EPS. CEFT, Inc. was formed by Concord solely for the purposes of the Merger. EPS will be the surviving corporation resulting from the Merger. At the time the Merger becomes effective, each share of EPS Common Stock then issued and outstanding will be converted into and exchanged for the right to receive from Concord shares of Concord Common Stock in an amount equal to the Exchange Ratio. Additionally, each option outstanding to purchase shares of EPS Common

Stock will be converted automatically into options to purchase that number of shares of Concord Common Stock equal to (A) the number of shares of EPS Common Stock issuable upon exercise of the option multiplied by (B) the Exchange Ratio (7.9091) at a price per share of Concord Common Stock equal to the per share option exercise price specified in the respective option divided by the Exchange Ratio (rounded to the nearest whole cent). The Exchange Ratio is subject to possible adjustment as described below.

         No fractional shares of Concord Common Stock will be issued. Rather, Concord will pay cash (without interest) in an amount equal to such fractional part of a share of Concord Common Stock multiplied by the closing price of Concord Common Stock on the NASDAQ on the date the Merger is completed.

         As of the Record Date, there were 3,801,297 shares of EPS Common Stock issued and outstanding and there were options to acquire 283,830 shares of EPS Common Stock issued and outstanding. Based on an Exchange Ratio of 7.9091 shares of Concord Common Stock for each share of EPS Common Stock, upon completion of the Merger and assuming no options to acquire EPS Common Stock are exercised prior to that time, Concord will issue approximately 30,064,838 shares of Concord Common Stock to EPS stockholders and the options to acquire EPS Common Stock would be converted into options to acquire approximately 2,244,839 shares of Concord Common Stock at an average exercise price of approximately $8.48 per share.

         EPS has 4,600 shares of preferred stock outstanding which will not be acquired by Concord in the Merger, but instead those shares of preferred stock will thereafter continue to be held by First Union Corporation. Although EPS's preferred shares vote with EPS Common Stock on all matters subject to stockholder vote, since Concord would hold at a minimum 3,801,297 shares of EPS Common Stock after the Merger, Concord will have voting control of EPS.


         After the Merger, Concord would then have outstanding approximately 127,935,595 shares of Concord Common Stock, based on the number of shares of Concord Common Stock outstanding on January 12, 1999 (not including shares Concord Common Stock which may be issued pursuant to the exercise of options granted under the Plan, or for other purposes). The five principal stockholders of EPS are Bank One, First Union, PNC, KeyCorp and National City, each of which, directly or through a wholly owned subsidiary, owns 750,000 shares of EPS Common Stock. Based upon the 7.9091 Exchange Ratio, upon consummation of the Merger each of those entities would own at least 5,931,825 shares of Concord Common Stock. In that instance, each of those entities would own at least approximately 4.6% of the then outstanding shares of Concord Common Stock; collectively, their percentage ownership would be approximately 23%. Based on their ownership of EPS Common Stock as of the Record Date, each EPS director, individually, and all directors and officers of EPS as a group will own less than 1% of the Concord Common Stock outstanding upon completion of the Merger.

         The Exchange Ratio is subject to a downward adjustment if the number of shares of EPS Common Stock outstanding (assuming the exercise of all outstanding options to acquire EPS Common Stock) increases prior to the completion of the Merger to insure that, except as described under "-- Potential Adjustment to the Exchange Ratio Based Upon the Market Price of Concord Common Stock," the number of shares of Concord Common Stock issued pursuant to the Agreement will not exceed 32,310,000. The Exchange Ratio of
7.9091 reflects an adjustment for the issuance by EPS of options to purchase 1,000 shares of EPS Common Stock that was not reflected in the Exchange Ratio originally included in the Agreement.

POSSIBLE ADJUSTMENT OF EXCHANGE RATIO BASED UPON THE MARKET PRICE OF CONCORD COMMON STOCK

         Under certain circumstances, the Exchange Ratio could be adjusted upward pursuant to Section 7.1(i) of the Agreement, in which case the total number of shares of Concord Common Stock to be issued in connection with the Merger would likewise increase. An upward adjustment to the Exchange Ratio could occur only if EPS elects to terminate the Agreement as a result of a decline in the market price of Concord Common Stock prior to the completion of the Merger, and if Concord then elects to avoid EPS's termination of the Agreement by increasing the Exchange Ratio.

         EPS may elect to terminate the Agreement if both:

         (1) the Average Closing Price (as defined below) is less than $22.355; and

         (2)      (a)      the number obtained by dividing the Average Closing
                  Price by $27.94375 (the "Concord Ratio")

                  is less than

                  (b) the number obtained by dividing (X) the average of the closing prices of the common stock of the six comparable companies defined as the "Index Group" in the Agreement (the "Index Price") on the third business day prior to the date of the completion of the Merger, by (Y) the Index Price on November 20, 1998 (the "Starting Date"), less 15% (the "Index Ratio").

         Concord has the option to avoid termination of the Agreement by EPS by increasing the Exchange Ratio to equal the lesser of (1) the number obtained by dividing the product of $22.355 and the Exchange Ratio by the Average Closing Price or (2) the number obtained by dividing the product of the Index Ratio and the Exchange Ratio by the Concord Ratio. However, if this increase in the Exchange Ratio would result in Concord issuing, or being obligated to issue, 38,772,000 or more shares of Concord Common Stock in connection with the Merger, Concord will not have the option to increase the Exchange Ratio and the Agreement will terminate unless EPS withdraws its termination notice within the 10-day period after EPS first gave notice of its intent to terminate the Agreement.

         The Average Closing Price is the average of the daily last sales prices of Concord Common Stock as reported on NASDAQ for 10 consecutive full trading days in which such shares are traded on NASDAQ ending at the close of trading on the third business day prior to the date the Merger is completed.

         These conditions reflect Concord's and EPS's agreement that EPS's stockholders will assume the risk of declines in the market price of Concord Common Stock to $22.355 per share. Any adjustment of the Exchange Ratio related to a decline in the market price of Concord Common Stock below $22.355 would depend on whether the Average Closing Price of Concord Common Stock performs below the average market prices of a group of comparable companies common stocks (the Index Group referenced above) by more than 15%.

         In making its determination of whether to increase the Exchange Ratio under these circumstances, Concord's board of directors will take into account, consistent with its fiduciary duties, all relevant facts and circumstances that exist at such time. These factors may include information concerning the business, financial condition, results of operations, and prospects of EPS and Concord (including the recent performance of Concord Common Stock, the historical financial data of EPS, customary statistical measurements of Concord's and EPS's financial performance and the future prospects for Concord Common Stock following the Merger), the projected effect of the Merger on Concord's pro forma earnings per share, whether Concord's assessment of EPS's earning potential as part of Concord justifies the issuance of an increased number of shares of Concord Common Stock, and the advice of its financial advisers and legal counsel. CONCORD IS UNDER NO OBLIGATION TO ADJUST THE EXCHANGE RATIO UNDER THESE CIRCUMSTANCES. If Concord elects to increase the Exchange Ratio under this scenario, regulatory approvals may need to be obtained as a result of the percentage of Concord Common Stock to be owned by one or more of the EPS stockholders upon completion of the Merger. Such regulatory approvals would be in addition to those described under "-- Regulatory Approval."


         Based on the $28.4375 closing price of Concord Common Stock on November 23, 1998, the last trading day prior to the announcement of the Merger, the Exchange Ratio represents a value of $224.92 per share of EPS Common Stock, and a total transaction value of $918,815,625. Based on the $40.4375 closing price of Concord Common Stock on January 11, 1999, the Exchange Ratio represents a value of $319.82 per share of EPS Common Stock, and a total transaction value of $1,306,535,625.


BACKGROUND OF AND REASONS FOR THE MERGER

BACKGROUND

         In early August 1998, Concord's senior management was contacted by Salomon Smith Barney Inc. ("SSB") to determine whether Concord would be interested in discussing the potential acquisition of EPS. Concord was familiar with EPS and its subsidiaries, particularly

BUYPASS, and the MAC network. This initial contact led to a meeting on August 11, 1998 at which representatives of SSB met with Concord's senior management to discuss in general the potential acquisition of EPS and the methods SSB intended to use to obtain indications of interest for EPS.

         On August 26, 1998 Concord's senior management received a copy of EPS's confidential offering memorandum. On October 2, 1998, a letter was sent, outlining the procedures EPS intended to use in receiving and considering acquisition proposals. The letter indicated that EPS sought to receive non-binding indications of interest from potential acquisition partners such as Concord by October 9, 1998. Concord's senior management, with assistance and advice from its legal, accounting and financial advisers, prepared and submitted its non-binding indication of interest to EPS on October 9, 1998.


         Concord's senior management was subsequently informed by SSB that it was one of several potential acquisition partners with which the board of directors of EPS had authorized EPS management and its legal and financial advisers to continue negotiations. Concord's senior management commenced arrangements for due diligence reviews of EPS and its business in the later part of October. On October 22, 1998, Concord's senior management received instructions from EPS's senior management concerning the submission of final proposals. These instructions set November 5, 1998 as the deadline EPS had established for the receipt of final proposals and other matters related thereto; they were accompanied by a draft of a merger agreement prepared by EPS's counsel.


         After due diligence meetings with EPS's senior management in Wilmington, Delaware on October 28 and 29, 1998, Concord submitted its proposal for EPS along with its general comments regarding the proposed merger agreement on November 5, 1998.

         EPS's board of directors met on November 10, 1998 to consider the proposals submitted by Concord and the other potential acquisition partners. Following the meeting, EPS informed Concord's senior management that the EPS board of directors had authorized EPS's management and financial and legal advisers to negotiate a final merger agreement with Concord on the basis of Concord's proposal.

         On November 12, 1998, Concord's financial adviser, William Blair, sent copies of its preliminary fairness opinion and report to the members of Concord's board of directors. On November 13, 1998, Concord's board of directors met in a telephone conference to discuss the potential acquisition, the latest draft of the proposed agreement, major unresolved issues and the William Blair preliminary fairness opinion and report. Representatives of William Blair reviewed the preliminary report and answered questions asked by Concord's board of directors and management with respect thereto. At the conclusion of the telephone conference, Concord's board of directors scheduled a special board meeting to be held on November 18, 1998 for further deliberations concerning the proposed transaction.

         On November 16, 1998, representatives of EPS and its legal and financial advisers conducted their on-site due diligence of Concord at Concord's main offices. During this session, negotiations continued with respect to the terms of the definitive agreement and related agreements.

         On November 18, 1998, Concord's board of directors met to further consider the acquisition. Presentations were made by Concord's legal, accounting and financial advisers and senior management, and the board of directors was provided with an updated preliminary fairness opinion and report and the most recent draft of the proposed merger agreement and related documents. The deliberations of the board of directors were continued on November 19, 1998, at Concord's regularly scheduled board meeting. It was determined that a telephone conference would be held the next day to further consider the transaction and to vote thereon if agreement on the final unresolved matters relating to the agreements had been reached.

         Concord's board of directors held a telephone conference on Friday, November 20, 1998 to consider the transaction once again. William Blair reported that it had delivered its opinion, dated November 20, 1998, to the effect that, as of such date, and based upon and subject to various considerations set forth in its opinion, the Exchange Ratio was fair to Concord's stockholders from a financial point of view. After further discussion, the Concord board of directors voted unanimously to approve the Agreement and to recommend to Concord's stockholders that they vote in favor of the Agreement and the issuance of shares of Concord Common Stock for EPS Common Stock in accordance with the Agreement.

         On November 23, 1998, officers of Concord and EPS exchanged executed copies of the Agreement and related documents and EPS held a special stockholders' meeting to consider and vote on the proposed Merger. EPS's stockholders approved the Merger at that meeting. The transaction was publicly announced that day.

CONCORD'S REASONS FOR THE MERGER

         Concord's board of directors believes that the Merger is fair to, and in the best interests of, Concord and its stockholders. Accordingly, after consideration of relevant business, financial, legal and market factors, Concord's board of directors approved the Agreement and the transactions contemplated thereby by unanimous vote and unanimously voted to recommend that Concord's stockholders vote "FOR" the approval of the Share Issuance Proposal. In reaching its determination to approve the Agreement and the transactions contemplated thereby, Concord's board of directors consulted with its management and its financial, accounting and legal advisers, and considered a number of factors. The following include all of the material factors considered:

         (i) the board's review, based in part on presentations by its financial advisers and Concord's management, of the business, operations, financial condition and earnings of Concord and EPS on an historical and a prospective basis and of the combined company on a pro forma basis, the historical stock price performance of the Concord Common Stock as a multiple of earnings per share, and the resulting relative interests of the five principal stockholders of EPS and the impact the resale of such shares would have on the market for Concord Common Stock in light of the registration rights granted in connection with the Agreement;

         (ii) the transaction would not immediately reduce Concord's reported earnings per share and would, accordingly, be accretive;


         (iii) the presentations of William Blair to the board members at the meetings of the board of directors on November 13, 18, 19 and 20, 1998, and the written opinion of William Blair, dated November 20, 1998, to the effect that, as of such date and based upon and subject to the procedures followed, assumptions made, matters considered, and limitations on the analyses undertaken as set forth in such opinion, the Exchange Ratio was fair to Concord's stockholders from a financial point of view (see "--Opinion of Financial Adviser"). A copy of the written opinion of William Blair, which sets forth the procedures followed, assumptions made, matters considered and limitations on the analyses undertaken by William Blair, is attached as Appendix D and is incorporated herein by reference. STOCKHOLDERS ARE URGED TO, AND SHOULD, READ THE OPINION OF WILLIAM BLAIR CAREFULLY IN ITS ENTIRETY;


         (iv)     the terms of the Agreement, including the Exchange Ratio;

         (v) the current and prospective economic and competitive environment facing the transaction processing industry generally, and Concord and EPS in particular, including the continued rapid consolidation in the industry and the increasing importance of operational scale and financial resources in maintaining efficiencies and remaining competitive and in being able to capitalize on technological developments which significantly impact industry competition;

         (vi) the expectation that the Merger would be accounted for as a pooling of interests for accounting and financial reporting purposes (see "--Accounting Treatment");

         (vii) the potential cost savings, operating efficiencies and other synergies that may be available to the combined company from the Merger, and the likelihood of the foregoing being achieved following consummation of the Merger;

         (viii) the belief that EPS's senior management would remain in place after the Merger and would be provided with additional incentives to further the growth and prosperity of Concord and EPS as a combined entity through the issuance to management and employees of EPS of options under Concord's Plan to acquire, in the aggregate, approximately 900,000 shares of Concord Common Stock;

         (ix) the fact that First Union had agreed to waive its rights to terminate its minimum payment obligation to EPS at the end of 1999, thereby effectively extending such obligation until December 31, 2004;

         (x) the fact that a majority of the EPS stockholders had entered into agreements to vote for and otherwise support the Merger, thereby assuring the receipt of EPS stockholder approval of the Merger; and

         (xi) the results of the due diligence investigation of EPS conducted by Concord's management, accounting, financial and legal advisers.

         The foregoing discussion of the information and factors considered by the board of directors of Concord is not intended to be exhaustive, but includes all of the material factors considered by Concord's board of directors. In the course of its deliberations with respect to the Merger, Concord's board of directors discussed the anticipated impact of the Merger on Concord and Concord's stockholders. In reaching its determination to approve and recommend the Merger, Concord's board of directors generally viewed each of the foregoing factors as supporting its approval and recommendation of the Agreement and the resulting share issuance, but the board of directors did not assign any relative or specific weight to the factors considered in reaching such determination, and individual directors may have given differing weights to different factors.

         BASED ON THE FOREGOING, THE BOARD OF DIRECTORS OF CONCORD UNANIMOUSLY APPROVED THE AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT THE HOLDERS OF CONCORD COMMON STOCK VOTE "FOR" APPROVAL OF THE SHARE ISSUANCE PROPOSAL.

EPS'S REASONS FOR THE MERGER

         At a meeting held on November 20, 1998, the EPS board of directors approved the Agreement and resolved to recommend that the EPS stockholders approve the Agreement. In reaching these conclusions, the EPS board of directors considered, with the assistance of management and EPS's financial and legal advisers, a number of factors, including the following:

         (i) the results of operations, financial condition, business and competitive position of EPS, both on a historical and prospective basis;

         (ii) the current and prospective economic and competitive environment facing the payment processing industry generally, and EPS in particular, including the rapid consolidation in the industry and the ability of a publicly traded company to use its equity securities to accomplish strategic acquisitions and the benefits of operational scale and being an integrated provider of processing services in maintaining efficiencies and remaining competitive in the industry;

         (iii) the results of operations, financial condition, business and competitive position of Concord, both on a historical and prospective basis, and the historical market price of the Concord Common Stock;

         (iv) the potential revenue and expense synergies from a combination of EPS and Concord due to the opportunities to cross-sell the complementary products offered by each company and the ability to combine certain functions and operations;


         (v)      the terms of the Agreement and the Registration Rights
Agreement;

         (vi) the benefits to the EPS stockholders of acquiring publicly traded Concord Common Stock, including the increased liquidity of the Concord Common Stock as compared to the EPS Common Stock;

         (vii) the expectation that the Merger would constitute a tax-free reorganization for federal income tax purposes and be accounted for by Concord as a pooling of interests;

         (viii) the presentations of SSB to the EPS board of directors on August 18, 1998, November 10, 1998 and November 20, 1998 and the opinion of SSB rendered on November 20, 1998 that, as of the date of such opinion, the consideration to be received by the EPS stockholders in the Merger was fair to such stockholders from a financial point of view; and

         (ix) the likelihood of obtaining required regulatory approvals and satisfying other conditions to the consummation of the Merger.

         The foregoing discussion of the information and factors considered and given weight by the EPS board of directors is not intended to be exhaustive. In view of the variety of factors considered in connection with its evaluation of the Merger, the EPS board of directors did not find it practicable to and did not quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. In addition, individual members of the EPS board of directors may have given different weights to different factors.

OPINION OF CONCORD'S FINANCIAL ADVISER

         William Blair has rendered to Concord's board of directors its written opinion dated November 20, 1998, to the effect that, as of such date, and based upon and subject to various considerations set forth in its opinion, the Exchange Ratio was fair to the holders of Concord Common Stock from a financial point of view.

         THE FULL TEXT OF THE WRITTEN OPINION OF WILLIAM BLAIR, WHICH SETS FORTH ASSUMPTIONS MADE, MATTERS CONSIDERED AND THE REVIEW UNDERTAKEN WITH REGARD TO SUCH OPINION, IS ATTACHED AS APPENDIX D TO THIS PROXY STATEMENT. CONCORD STOCKHOLDERS ARE URGED TO, AND SHOULD, READ THE OPINION CAREFULLY AND IN ITS ENTIRETY. WILLIAM BLAIR'S OPINION IS DIRECTED ONLY TO THE EXCHANGE RATIO AS OF THE DATE OF THE OPINION AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER OF CONCORD AS TO HOW SUCH STOCKHOLDER SHOULD VOTE AT THE MEETING. THE SUMMARY OF THE OPINION OF WILLIAM BLAIR SET FORTH IN THIS PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

         In rendering its opinion, William Blair examined, among other things,
(a) the Agreement; (b) certain audited financial statements of Concord for the five fiscal years ended December 31, 1997 and certain audited financial statements of EPS for the four fiscal years ended December 31, 1997; (c) the unaudited financial statements of Concord for the quarter ended September 30, 1998 and the unaudited financial statements of EPS for the nine months ended September 30, 1998; (d) certain projected financial results for Concord prepared by Wall Street analysts and certain internal business, operating and financial information and forecasts of EPS prepared by the senior management of EPS (collectively, the "Financial Forecasts"); (e) the pro forma impact of the Merger on the earnings per share of Concord based on the Financial Forecasts and certain pro forma financial information prepared by the senior management of Concord and EPS; (f) historical revenue, operating earnings, operating cash flows, net income and capitalization, as to Concord, EPS and certain publicly held companies in businesses William Blair believed to be comparable to the businesses of Concord and EPS, respectively; (g) information regarding publicly available financial terms of certain recently-completed transactions which William Blair believed to be relevant; (h) current and historical market prices and trading volumes of the Concord Common Stock; and (i) certain other publicly available information on Concord. William Blair also held discussions with members of the senior management of Concord and EPS to discuss the foregoing, considered other matters which it deemed relevant to its inquiry and took into account such accepted financial and investment procedures and considerations as it deemed relevant.

         In connection with its review, William Blair relied upon the accuracy and completeness of the financial and other information provided by Concord and EPS to it and did not undertake any independent verification of such information or any independent valuation or appraisal of any of the assets of Concord or EPS. With respect to the Financial Forecasts, William Blair assumed that such forecasts had been reasonably prepared on bases reflecting the best then currently available estimates and judgments of the managements of Concord and EPS as to the future financial performance of the Concord and EPS businesses. In addition, William Blair assumed that obtaining the necessary regulatory and governmental approvals for the Merger will not delay the consummation of the Merger, and that, in the course of obtaining such approvals, no restriction will be imposed that will have a material adverse effect on the contemplated benefits of the Merger to Concord. William Blair's opinion stated that such opinion was also based on economic, monetary, market and other conditions as in effect on, and the information made available to William Blair as of, the date of such opinion. William Blair has not been asked to perform, not has it in fact performed, any analyses with respect to the fairness of the Exchange Ratio or any other matters respecting the Merger after delivery of its written opinion dated November 20, 1998.

         The following is a brief summary of the analyses performed by William Blair in connection with rendering its November 20, 1998 opinion and discussed with Concord's board of directors at its meeting on such date.

Relative Contribution Analysis

         William Blair analyzed the pro forma contributions from each of Concord and EPS to the combined company if the Merger were to be consummated as set forth in the Agreement. Among the various income and cash flow statement items analyzed were the relative contributions to the pro forma company of each of Concord's and EPS' revenue, earnings before interest expense, interest income and taxes ("EBIT") and net income available to common stockholders for the years ended December 31, 1998 and 1999. The projections were based on the Financial Forecasts. The relative contribution analysis showed that EPS would contribute approximately 37.9% and 34.4% of the revenue, approximately 38.3% and 35.5% of the EBIT and approximately 27.5% and 28.0% of the net income available to common stockholders to the combined company, before taking into account any of the possible benefits that may be realized following the Merger, for the years ended December 31, 1998 and 1999, respectively. These contribution ratios may be compared to EPS's relative share of the total enterprise value (i.e., the market value of common equity plus estimated market value of debt less cash and cash equivalents) of the combined company of 29.0% and the pro forma fully diluted ownership interest of 23.9% that EPS stockholders would receive if the Merger were to be consummated.

Discounted Cash Flow Analysis

         William Blair performed a discounted cash flow analysis of EPS using financial forecasts furnished by EPS' management and reviewed by Concord's management. Based on such forecasts, William Blair calculated a net present value of free cash flows for EPS for the years 1999 through 2001 using discount rates ranging from 10.0% to 14.0%. William Blair calculated EPS's terminal values in the year 2001 based on multiples ranging from 16.0x EBIT to 22.0x EBIT. These terminal values were then discounted to present value using discount rates ranging from 10.0% to 14.0%. Such analysis resulted in implied values of EPS Common Stock that ranged from $1.17 billion to $1.79 billion, as compared with an implied equity value for the transaction of $923 million based upon the Exchange Ratio and a closing price of Concord Common Stock on NASDAQ on November 16, 1998 of $27.56.

Comparable Publicly Traded Company Analysis

         William Blair reviewed and compared certain financial information relating to EPS to corresponding financial information, ratios and public market multiples for ten publicly-traded corporations in the transaction processing industry: Affiliated Computer Services; Automatic Data Processing; Bisys Group Inc.; Envoy Corp.; First Data Corp.; FIserv Inc.; National Data Corp.; Nova Corp.; Paymentech Inc.; and Total System Services Inc. (the "Selected Companies"). William Blair calculated and compared various financial multiples and ratios. The multiples of EPS were calculated using the implied net equity value of $923 million and a total enterprise value of $1.03 billion, each of which is based upon a closing price of Concord Common Stock on NASDAQ on November 16, 1998 of $27.56.

         William Blair reviewed a range of multiples for the Selected Companies, but focused its analysis on the price-to-earnings multiples for the 1998 ("1998E P/E Multiple") and 1999 ("1999E P/E Multiple") calendar years. William Blair's analysis of the Selected Companies indicated that 1998E P/E Multiples ranged from 16.9x to 77.7x, with a median of 29.0x and a top quartile multiple of 39.9x, compared to 35.7x for EPS; (d) 1999E P/E Multiples ranged from 15.0x to 62.1x, with a median of 23.4x and a top quartile multiple of 30.8x, compared to 25.4x for EPS. William Blair also considered total enterprise value as a multiple of sales for the latest twelve months ("LTM") and LTM EBIT. William Blair's analysis of the Selected Companies indicated that multiples of LTM sales ranged from 1.6x to 10.9x, with a median of 3.1x and a top quartile multiple of 4.7x, compared to 4.6x for EPS, and multiples of LTM EBIT ranged from 9.1x to 55.2x, with a median of 18.6x and a top quartile multiple of 32.9x, compared to 19.4x for EPS.

Comparable Transaction Analysis

         William Blair reviewed certain financial aspects of selected mergers and acquisitions transactions in the U.S. transaction processing industry, including BankAmerica Corp.'s pending acquisition of BA Merchant Services, Nova Corp.'s acquisition of PMT Services Inc., Associates First Capital Corp.'s acquisition of SPS Payment Systems Inc., National Data Corp.'s acquisition of Physician Support Systems Inc., FIserv Inc.'s acquisition of BHC Financial
Inc., First USA Paymentech Inc.'s acquisition of GENSAR Holdings Inc., Affiliated Computer Services Inc.'s acquisition of The Genix Group, First USA Paymentech Inc.'s acquisition of Little & Company, Ceridian Corp.'s acquisition of Comdata Holdings Corp., First Data Corp.'s acquisition of First Financial Management Corp., First Data Corp.'s acquisition of Card Establishment Services and First Data Corp.'s acquisition of Envoy Corp.'s merchant processing and point of sale unit (collectively, the "Comparable Transactions"). Among the ratios reviewed by William Blair were total enterprise value as a multiple of, among other things, historical net sales and historical EBIT. The historical net sales multiples of the Comparable Transactions based upon the total enterprise values ranged from 1.6x to 7.0x, with a median of 3.2x and a top quartile multiple of 4.1x. The historical EBIT multiples of the Comparable Transactions based upon the total enterprise values ranged from 7.5x to 38.5x, with a median of 12.2x and a top quartile multiple of 29.1x. These multiples may be compared with the implied total enterprise multiples of the Merger of 4.6x historical net sales and 19.4x historical EBIT.

         No company or transaction used in the comparable analyses is identical to EPS or the Merger. Accordingly, an analysis of the results of the foregoing is not entirely mathematical; rather it involves complex considerations and judgments concerning differences in financial and operating characteristics of the comparable companies and mergers and acquisitions transactions and other factors that could affect the acquisition or public trading values of the companies analyzed.

Pro Forma Merger Consequences Analysis

         William Blair analyzed certain pro forma effects of the Merger on the earnings and capitalization of the combined company based on the Financial Forecasts. William Blair looked at the pro forma effects both with and without the estimates by the management of Concord of the possible benefits (in the form of cost savings and revenue enhancements) (the "Synergies") that might be realized following the Merger. The Concord management estimates of the possible (pre-tax) Synergies used by William Blair were as follows: approximately $6.9 million benefit to operating income during the first year following the Merger, approximately $17.8 million benefit during the second year following the Merger and approximately $30.9 million benefit during the third year following the Merger. William Blair expressed no view on whether the Synergies could be realized. In addition, William Blair assumed, after consultation with Concord management, that the Merger, among other things, would be accounted for under the pooling method of accounting. Based on various assumptions including those described above, William Blair observed that, without the Synergies, the Merger would result in accretion in earnings per share on a pro forma basis of approximately 4.0% in 1998, 5.0% in 1999, and 6.5% in 2000 from Concord's stockholders' point of view. With the Synergies, William Blair observed that the Merger would result in accretion in earnings per share on a pro forma basis of approximately 8.8% in 1998, 8.5% in 1999, and 13.3% in 2000 from Concord's stockholders' point of view.

Other Factors and Analyses

         In rendering its opinion, William Blair considered various other factors and conducted certain additional analyses, including, among other things, a review of the effect of the transaction on Concord's revenue and earnings per share growth rates as estimated by Wall Street analysts and reviewed by Concord's management. On a stand-alone basis, Concord's revenue was projected to grow 39.6% in 1998, 33.6% in 1999 and at a compound annual growth rate of 36.1% from 1997 to 2000 while its earnings per share were projected to grow 56.3% in 1998, 36.6% in 1999 and at a compound annual growth rate of 41.3% from 1997 to 2000. The revenue of the combined company, without the Synergies, is projected to grow, on a pro forma basis, at 28.5% in 1998, 26.5% in 1999 and at a compound annual growth rate of 27.8% from 1997 to 2000, while its earnings per share, on a pro forma basis, are projected to grow 50.4% in 1998, 37.9% in 1999 and at a compound annual growth rate of 40.5% from 1997 to 2000. Including the Synergies, the combined company's revenue is projected to grow, on a pro forma basis, at 28.5% in 1998, 37.1% in 1999 and at a compound annual growth rate of 34.4% from 1997 to 2000 while its earnings per share, on a pro forma basis, are projected to grow 50.4% in 1998, 42.4% in 1999 and at a compound annual growth rate of 43.5% from 1997 to 2000.

         In arriving at its written opinion dated November 20, 1998, and in discussing its November 20, 1998 opinion with Concord's board of directors, William Blair performed various financial analyses, portions of which are summarized above. The summary set forth above does not purport to be a complete description of William Blair's analyses. William Blair believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering all analyses, could create an incomplete view of the process underlying the opinion. In performing its analyses, William Blair made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Concord or EPS. The analyses performed by William Blair are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. In addition, analyses relating to the values of businesses do not purport to be appraisals or to reflect actual market valuations or trading ranges, which may vary significantly from amounts set forth above.

         Concord retained William Blair to act as its exclusive financial adviser in connection with the Merger and related matters based upon its qualifications, expertise, and reputation in investment banking in general and mergers and acquisitions specifically. William Blair is a nationally recognized investment banking firm and is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions and for other purposes.

         In consideration for William Blair's services in connection with the Merger, Concord has agreed to pay William Blair a fee of $2 million, payable at, and contingent upon, closing of the

Merger. In addition, Concord has agreed to indemnify William Blair and its affiliates, and their respective members, principals, partners, directors, officers, employees, agents, controlling persons and successors against certain expenses and liabilities, including liabilities under the Federal securities laws.

INTEREST OF WILLIAM BLAIR AND AFFILIATES IN CONCORD

         Richard P. Kiphart, a Principal of William Blair and a Director of Concord, holds 3,716,744 shares of Concord Common Stock, representing 3.8% of the outstanding common stock of Concord as of the Record Date. Certain other principals of William Blair beneficially own an aggregate of 2,854,847 shares of Concord Common Stock, representing 2.9% of the outstanding common stock of Concord prior to the Merger. In addition, certain mutual funds affiliated with, and certain discretionary accounts advised by, William Blair beneficially own shares of Concord's Common Stock.

EFFECTIVE TIME OF THE MERGER

         Subject to the conditions to the obligations of the parties to complete the Merger, the Merger will become effective when a Certificate of Merger reflecting the Merger is filed with the Secretary of State of the State of Delaware. Concord cannot assure that the necessary stockholder and regulatory approvals of the Merger will be obtained or that other conditions precedent to the Merger can or will be satisfied. Concord anticipates that all conditions to consummation of the Merger will be satisfied so that the Merger can be completed on or about the end of February 1999. However, completion of the Merger could be delayed.


         Either EPS or Concord may terminate the Agreement if the Merger is not completed by August 30, 1999, unless it is not completed because of the willful breach of the Agreement by the party seeking termination. This date may also be extended by either party to no later than November 20, 1999 if necessary to obtain all required regulatory approvals. See "-- Conditions to Consummation of the Merger" and "-- Waiver, Amendment, and Termination."


TERMINATION FEE

         The Agreement requires Concord to pay EPS $5,000,000 as liquidated damages if the stockholders of Concord do not approve the Share Issuance Proposal. However, if the Agreement is terminated by either Concord or EPS for any other reason, Concord will not be obligated to pay a termination fee to EPS.

         There is no provision in the Agreement for EPS to pay Concord a termination fee in the event the Merger is not consummated. The EPS stockholders have already approved the Agreement and the Merger. It was a condition precedent to Concord entering into the Agreement that First Union, KeyCorp, PNC and National City enter into agreements to support the Merger.

CONDITIONS TO CONSUMMATION OF THE MERGER

         Concord and EPS are required to complete the Merger only after the satisfaction of various conditions set forth in Article VI of the Agreement. These conditions include, without limitation:

         (i) the holders of a majority of the voting power of Concord present at the Special Meeting must approve the issuance of shares of Concord Common Stock pursuant to the Agreement;

         (ii) Concord and EPS must receive certain required regulatory approvals;

         (iii) Each of Concord and EPS must receive the written opinion of its respective counsel that the Merger will qualify as a tax-free reorganization for federal income tax purposes;

         (iv) the representations and warranties of EPS and Concord as set forth in the Agreement must be accurate in all material respects as of the date of the Agreement and as of the date the Merger becomes effective;

         (v) EPS and Concord must perform all of their respective agreements and comply with all of their respective covenants as set forth in the Agreement;

         (vi) EPS and Concord must receive all other consents that may be required to complete the Merger or to prevent any default under any contract or permit which would be reasonably likely to have, individually or in the aggregate, a material adverse effect on EPS or Concord;

         (vii) EPS must receive a letter from its independent accountants as to its ability to be a party to a business combination accounted for as a pooling-of-interests and Concord must receive a letter from its independent accountants to the effect that the Merger will qualify for pooling-of-interests accounting treatment;

         (viii) the absence of any law or order or any action taken by any court, governmental, or regulatory authority of competent jurisdiction prohibiting or restricting the Merger or making it illegal; and

         (ix) certain other conditions must be satisfied, including the receipt of various certificates from the officers of EPS and Concord.

         Neither Concord nor EPS can assure Concord's stockholders as to when or if all of the conditions to the Merger can or will be satisfied or waived by the party permitted to do so. If the Merger is not completed on or before August 30, 1999, either EPS or Concord may terminate the Agreement and abandon the Merger, unless the failure to complete the Merger was due to willful breach of the Agreement by the party seeking such termination. Under certain circumstances, such date may be extended by either party if all regulatory approvals have not been obtained by that date. See "-- Waiver, Amendment, and Termination."

REGULATORY APPROVAL


         Concord must receive the prior approval of the Federal Reserve to acquire EPS. There is no assurance that such regulatory approval will be obtained or when it will be obtained. On December 24, 1998, Concord filed an application for prior approval to acquire EPS with the Federal Reserve. As of the Record Date, the Federal Reserve had not passed on such application.


         It is a condition to the completion of the Merger that Concord and EPS receive all necessary regulatory approvals to the Merger.

WAIVER, AMENDMENT, AND TERMINATION

         To the extent permitted by law, Concord and EPS may agree in writing to amend the Agreement, whether before or after either party's stockholders have approved the Agreement. In addition, before or at the time the Merger becomes effective, either EPS or Concord, or both, may waive any default in the performance of any term of the Agreement by the other party or may waive or extend the time for the compliance or fulfillment by the other party of any and all of its obligations under the Agreement. In addition, either Concord or EPS may waive any of the conditions precedent to its obligations under the Agreement, unless a violation of any law or governmental regulation would result. To be effective, a waiver must be in writing and signed by a duly authorized officer of EPS or Concord, as the case may be.

         At any time before the Merger becomes effective, Concord and EPS may agree to terminate the Agreement. In addition, either EPS or Concord may terminate the Agreement in the following circumstances:

         (i) in certain circumstances, upon the inaccuracy of any representation or warranty of a party contained in the Agreement if the inaccuracy cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such inaccuracy (provided that the terminating party is not itself in breach of the Agreement);

         (ii) if a material breach by the other party of any covenant or agreement contained in the Agreement cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach (provided that the terminating party is not itself in breach of the Agreement);

         (iii) if any court or other governmental entity having jurisdiction over Concord or EPS shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger, and such order, decree, ruling or other action shall have become final and non-appealable;

         (iv) if the stockholders of Concord fail to approve the Share Issuance Proposal at the Special Meeting; provided, however, that Concord cannot terminate the Agreement under this condition if it has not complied with its obligations under the Agreement relating to the holding of the Special Meeting and the recommendation of Concord's board of directors that Concord's stockholders approve the Share Issuance Proposal;

         (v) if Concord's board of directors resolves not to recommend that the Concord stockholders vote "FOR" approval of the Share Issuance Proposal or if Concord's board of directors shall have qualified, modified or withdrawn such recommendation, EPS may terminate the Agreement; and

         (vi) if the Merger is not consummated by August 30, 1999, provided that the failure to consummate is not caused by any willful breach of the Agreement by the party electing to terminate, and provided further that such date may be extended by either party to a date not later than November 20, 1999 if necessary to obtain all regulatory approvals; and


         EPS may also terminate the Agreement pursuant to the relevant provisions of the Agreement described in " -- Possible Adjustment of Exchange Ratio Based Upon the Market Price of Concord Common Stock" on page 23 hereof.
Article VII of the Agreement contains the provisions regarding the termination, amendment and waiver of the Agreement and provisions thereof.


         If the Merger is terminated, the Agreement will become void and have no effect, except that certain provisions of the Agreement, including those relating to the obligations to share certain expenses and maintain the confidentiality of certain information obtained, will survive. Termination of the Agreement will not relieve any breaching party from liability for any uncured willful breach of a representation, warranty, covenant, or agreement. See "-- Expenses and Fees."

CONDUCT OF BUSINESS PENDING THE MERGER

         Article IV of the Agreement contains various covenants of Concord and EPS regarding the manner in which they will operate their respective businesses pending completion of the Merger. In general, these covenants are designed to ensure that EPS and Concord continue to conduct their respective businesses only in the usual, regular, and ordinary course before the Merger becomes effective and to impose certain limitations on the operations of EPS and its subsidiaries during such time period. The covenants also limit Concord's ability, while the transaction is pending, to change its capital structure, amend its charter or by-laws or engage in an acquisition transaction which could reasonably be expected to adversely effect Concord's ability to complete the Merger or to delay or impede any regulatory approvals or consents required for the Merger.

         Concord and EPS have also agreed not to take any action that would jeopardize the treatment of the Merger as a pooling-of-interests for accounting purposes or as a tax-free reorganization under the Internal Revenue Code. Concord and EPS have each agreed to use reasonable best efforts to take all actions necessary to complete the Merger and the other transactions contemplated by the Agreement and to use reasonable best efforts not to take any action which would cause any of its respective representations and warranties to be untrue or result in a breach of any covenant made by it in the Agreement.

MANAGEMENT AND OPERATIONS AFTER THE MERGER

         The Merger will not change the present management team or board of directors of Concord. Information concerning the management of Concord is included in the documents incorporated by reference in this proxy statement. See "Where You Can Find More Information."

         In the Merger, the board of directors of CEFT, Inc., all of whom are executive officers of Concord, will become the members of the board of directors of EPS as the corporation surviving the Merger. The officers of EPS shall continue to be the officers of EPS after the Merger.

         Concord believes that it is vitally important to the integration of the respective businesses of Concord and EPS, and to the future profitability and operations of the combined entities that senior management of EPS continue their employment by EPS or Concord after the Merger is completed. Accordingly, Concord anticipates that after the Merger is completed, it will issue to senior executives and employees of EPS options to acquire approximately 900,000 shares of Concord Common Stock under the Plan. The options would be granted at the fair market value of Concord Common Stock on the date of the grant.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

         Richard P. Kiphart, a Principal of William Blair and a Director of Concord, holds 3,716,744 shares of Concord Common Stock, representing 3.8% of the outstanding common stock of Concord prior to the Merger. Certain other principals of William Blair beneficially own an aggregate of 2,854,847 shares of Concord Common Stock, representing 2.9% of the outstanding Concord Common Stock prior to the Merger. In addition, certain mutual funds affiliated with, and certain discretionary accounts advised by, William Blair beneficially own shares of Concord's Common Stock. William Blair will be paid a fee of $2,000,000 in the event the Merger is consummated. If the Merger is not consummated, Concord would pay William Blair an amount necessary to reimburse William Blair for all out-of-pocket expenses incurred in connection with the Merger.

         Concord's board of directors was aware of the interests of Mr. Kiphart and William Blair when considering the fairness opinion delivered by William Blair. See "-- Interest of William Blair and Affiliates in Concord."

ACCOUNTING TREATMENT

         It is anticipated that the Merger will be accounted for as a pooling-of-interests. Under the pooling-of-interests method of accounting, the recorded amounts of the assets and liabilities of EPS will be carried forward at their previously recorded amounts, and EPS's historic operating results will be combined with Concord's results.

         In order for the Merger to qualify for pooling-of-interests accounting treatment, substantially all (90% or more) of the outstanding voting stock of EPS must be exchanged for Concord Common Stock with substantially similar terms. There are certain other criteria that must be satisfied in order for the Merger to qualify as a pooling-of-interests. Some of the criteria cannot be satisfied until after the Merger becomes effective. In addition, it is a condition to closing the Merger that Concord's independent accountants deliver a letter to Concord to the effect the Merger will qualify for pooling-of-interests accounting treatment. Likewise, it is a condition precedent to EPS's obligation to consummate the Merger that it shall have received a letter of its independent accountants to the effect that it can be a party to a business combination to be accounted for as a pooling-of-interests.

         Certain conditions will be imposed on the exchange of EPS Common Stock for Concord Common Stock in the Merger by affiliates of EPS and Concord. Certain restrictions will also be imposed on the transferability of the Concord Common Stock received by affiliates of EPS in the Merger. These conditions and restrictions will be imposed in order, among other things, to ensure the availability of pooling-of-interests accounting treatment.

EXPENSES AND FEES

         Concord and EPS will each pay its own expenses in connection with the merger, including filing, registration and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel.

RESALES OF CONCORD COMMON STOCK: REGISTRATION RIGHTS

         Concord Common Stock to be issued to stockholders of EPS in the Merger will not have been registered under the Securities Act of 1933, as amended, or with any state securities administrator. All shares of Concord Common Stock received by stockholders of EPS in the merger will be "restricted securities" after the Merger and will, therefore, be subject to various restrictions on resale.

         Since the shares of Concord Common Stock received in the Merger will be restricted securities and, therefore, less liquid than if they had been registered with the SEC and could be sold on NASDAQ, and since the number of shares to be received by the stockholders of EPS, particularly the five principal stockholders, would be a significant number of shares, it was a condition to EPS entering into the Agreement that Concord agree to register the shares of Concord Common Stock issued in the Merger on behalf of the EPS stockholders. Concord's obligations to register such shares are set forth in the Registration Rights Agreement, a copy of which is attached hereto as Appendix B. You should read the entire Registration Rights

Agreement. The following is a brief summary of material terms of the Registration Rights Agreement.


         Pursuant to the Registration Rights Agreement, Concord has agreed to register the shares of Concord Common Stock issued in the Merger under certain conditions and subject to certain conditions. First, those persons who hold Concord Common Stock issued in the Merger will have the right to require Concord to file a registration statement with the SEC to register for resale for cash some or all of the shares they own, and for Concord to pay substantially all of the expenses associated with such registrations. This is commonly referred to as a "demand registration right." Such holders have the right to demand two separate registrations; however, the first demand cannot be made prior to the later of (i) April 30, 1999, or (ii) 15 days following the first full calendar month of combined business operations after the Merger is completed. Further, no demand for registration may be made for 180 days following the earlier of the sale of shares of Concord Common Stock having a market value of at least $200,000,000 by the former EPS stockholders pursuant to a "piggyback registration" referred to below or the termination of such piggyback registration prior to such sale. In addition, no demand for registration may be made for 180 days after the earlier of the completion or termination prior to completion of a registration pursuant to a demand for registration under the Registration Rights Agreement.

         In addition, for three years after completion of the Merger, should Concord register shares of Concord Common Stock for sale to the public for cash, except for certain registrations for matters such as acquisitions or for employee benefit purposes, then the holders of Concord Common Stock received by the EPS stockholders in the Merger can require Concord to include all or some portion of their unsold shares in those registrations. These are commonly referred to as "piggyback registration rights." Concord would be able to carve back the number of shares to be registered by the holders exercising piggyback rights to the extent deemed necessary by Concord's underwriters to ensure that the additional shares would not adversely impact Concord's ability to sell the shares it proposed to sell in the registration in the first place.


         The registration and sale in the public market of such a large number of shares of Concord Common Stock over the next three years could have an adverse impact on the market price of Concord Common Stock and on the ability of Concord to raise additional capital through the sale of additional shares of authorized but unissued common stock. While Concord believes that it has certain protections under the Registration Rights Agreement, such as the provision prohibiting the exercise of a demand registration right within 180 days of the completion of a previous registered offering pursuant to a demand registration and the right to reduce the number of shares it would have to register in a given piggyback registration, the fact still remains that it will more than likely be required to register and participate in the selling efforts of a significant number of shares of Concord Common Stock over the next three years.

         In addition to the foregoing, SEC guidelines regarding qualifying for the "pooling-of-interests" method of accounting treatment limit sales of shares of Concord Common Stock and EPS Common Stock by their respective "affiliates" in connection with the Merger. SEC guidelines indicate that the "pooling-of-interests" method of accounting generally will not be challenged on the basis of sales by "affiliates" of the acquiring or acquired company if such affiliates do not dispose of any of the shares of the corporation they own, or shares of a corporation they receive in connection with a merger, during the period beginning 30 days before the merger is consummated and ending when financial results covering at least 30 days of post-merger operations of the combined companies have been published.


         EPS and Concord have agreed to use their reasonable best efforts to cause each person who may be deemed to be an affiliate of such party to execute and deliver to the other, an agreement intended to ensure compliance with the Securities Act of 1933, as amended, and to preserve the ability of the Merger to be accounted for as a "pooling-of-interests." Each such affiliate must agree not to sell, pledge, transfer, or otherwise dispose of any shares of Concord or EPS Common Stock held by the affiliate except as contemplated by the Agreement or the affiliate agreement. In addition, each affiliate must agree not to sell, pledge, transfer or otherwise dispose of any Concord Common Stock received in the Merger (1) except in compliance with the Securities Act of 1933, as amended, and the rules and regulations under the Securities Act of 1933, as amended, and (2) until such time as financial results covering 30 days of combined operations of Concord and EPS have been published. Prior to publication of such results, Concord will not transfer on its books any shares of Concord Common Stock received by an affiliate of EPS in the Merger. The stock certificates representing Concord Common Stock issued to affiliates in the Merger may bear a legend summarizing these restrictions on transfer.


                    COMPARATIVE MARKET PRICES AND DIVIDENDS



         Concord Common Stock is traded on NASDAQ under the symbol "CEFT". EPS Common Stock is not traded on any exchange or in any other established market. There are no bid or asked prices available for EPS Common Stock. As of January 12, 1999, there were 12 holders of EPS Common Stock. The following table sets forth, for the indicated periods, the high and low closing sale prices for the Concord Common Stock as reported by NASDAQ. Concord has not paid any cash dividends on Concord Common Stock. The stock prices have been restated to give effect to stock splits and stock dividends. The stock prices do not include retail mark-ups, mark-downs or commissions.


                                                               Price Range
                                                           High          Low
                                                          ------        ------

           1996      First Quarter                        $13.22        $ 8.37
                     Second Quarter                        16.17         11.55
                     Third Quarter                         19.00         14.33
                     Fourth Quarter                        21.00         14.83

           1997      First Quarter                        $19.33        $12.50
                     Second Quarter                        17.92         10.83
                     Third Quarter                         20.00         17.17
                     Fourth Quarter                        21.75         14.00

                                                               Price Range
                                                           High          Low
                                                          ------        ------

           1998      First Quarter                        $23.44        $13.31
                     Second Quarter                        26.50         19.00
                     Third Quarter                         28.25         19.38
                     Fourth Quarter                        42.38         19.00



         On November 23, 1998, the last trading day prior to the public announcement of the Merger, the last sale price of Concord Common Stock as reported on NASDAQ was $28.4375 per share. On January 11, 1999, the last sale price of the Concord Common Stock as reported by NASDAQ was $40.4375.


         EPS has paid dividends aggregating $37,628 per year on the outstanding EPS preferred stock. EPS has not paid any dividends on its outstanding common stock. The Agreement provides that EPS may not declare and pay cash dividends on the shares of EPS Common Stock without the consent of Concord. EPS may pay its regular cash dividends on its outstanding preferred stock.

                 SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS,
                   DIRECTORS & EXECUTIVE OFFICERS OF CONCORD

         Concord's only issued and outstanding class of voting securities is its Common Stock, par value $0.33 1/3 per share. Each stockholder of record on January 12, 1999, the Record Date, is entitled to one vote on each proposal submitted for a stockholder vote at the Special Meeting for each share registered in such stockholder's name.

         The following table sets forth the ownership of the Company's Common Stock by each person who is known by the Company to own beneficially more than 5% of the outstanding Concord Common Stock, by each director who owns shares and by all directors and officers of Concord as a group. The information in the table is presented as of the Record Date, except where noted otherwise. The number of shares owned by each such person or entity on the Record Date does not include the number of shares of Concord Common Stock subject to options exercisable within 60 days from the Record Date by the person or the aggregation of persons for which such percentage ownership is being determined. As of the Record Date there were 97,870,757 shares of Concord Common Stock issued and outstanding and the percentage ownership reflected in the following table is based on that number.

                                                                    PERCENT OF
                                                                   OUTSTANDING
            BENEFICIAL OWNER(1)                  SHARES OWNED           SHARES
            --------------------                 ------------      -----------

Dan M. Palmer, Chairman  & CEO and Director(2)              0                0

Edward A. Labry III, President & Director(3)            3,078                0

Joyce Kelso, Director                                 255,898                0

Richard P. Kiphart, Director(4)                     3,715,619              3.8%

Richard M. Harter, Director(5)                         72,200                0

Jerry D. Mooney, Director(5)                           27,750                0

Douglas C. Altenbern, Director                         12,000                0

David C. Anderson, Director(5)                          7,593                0

J. Richard Buchignani, Director(5)                      7,659                0

Paul Whittington, Director(5)                           5,062                0
                                                   ---------------------------
All executive officers and directors
as a group (10 persons)                             4,106,859              4.2%
                                                   ===========================

William Blair & Company, L.L.C
22 West Adams Street
Chicago, IL  60606(6)                              15,132,362             15.5%

AMVESCAPP PLC and Subsidiaries
11 Devonshire Square
London EC2M 4YR England(7)                          6,641,755              6.8%

Capital Research and Management Company
333 South Hope Street
Los Angeles, CA 90071(8)                            6,674,850              6.8%

---------------------

(1) The address of each beneficial owner who is also a director, is the same as Concord's.

(2) Shares owned does not include 1,479,373 shares covered by unexercised stock options. If these options were exercised, Mr. Palmer would own 1.5% of the outstanding shares of Concord Common Stock.

(3) Shares owned does not include 1,026,563 shares covered by unexercised stock options. If these options were exercised, Mr. Labry would own 1.1% of the outstanding shares of Concord Common Stock.

(4) Shares owned does not include shares of Concord Common Stock owned by other principals of William Blair, Concord's investment adviser in connection with the proposed acquisition of EPS, nor does it include shares beneficially owned or controlled by William Blair.

(5) Shares owned does not include 9,666 shares covered by unexercised stock options.

(6) Based on telephone conversation with the Compliance Department of William Blair. Includes 5,037,760 shares as to which William Blair has sole voting power and 15,132,362 shares as to which William Blair has sole dispositive power. William Blair disclaims beneficial ownership as to 10,094,602 of such shares.

(7) Based on a Schedule 13G dated as of February 11, 1998, filed by AMVESCAP PLC and Subsidiaries, as adjusted for Concord's 3 for 2 stock split in June, 1998.

(8) Based on a Schedule 13G dated as of July 9, 1998, filed by Capital Research and Management Company (Capital), as adjusted for Concord's 3 for 2 stock split in June, 1998. Capital, acting as investment advisers, disclaims beneficial ownership of these shares pursuant to Rule 13d-4.


                   PRO FORMA COMBINED CONDENSED FINANCIAL DATA

         The following Unaudited Pro Forma Combined Condensed Financial Statements, including the notes thereto, are qualified in their entirety by reference to and should be read in conjunction with the historical consolidated statements of Concord and EPS, including the notes thereto, which are included in this proxy statement or are incorporated herein by reference.

         The Unaudited Pro Forma Combined Condensed Financial Statements assume a business combination between Concord and EPS accounted for as a pooling of interests and are based on each company's respective historical audited and unaudited consolidated financial statements and notes thereto, which are included in this proxy statement or incorporated herein by reference. The Unaudited Pro Forma Combined Condensed Balance Sheet as of September 30, 1998, combines Concord's and EPS's Condensed Consolidated Balance Sheets as of September 30, 1998, giving effect to the Merger as if it had occurred on September 30, 1998.

         The Unaudited Pro Forma Condensed Combined Statements of Income combine Concord's historical results for the nine months ended September 30, 1998 and the years ended December 31, 1997, 1996 and 1995, with EPS's historical results for the same periods, giving effect to the Merger as if it had occurred on January 1, 1995.

         Certain data and notes normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. The Unaudited Pro Forma Combined Condensed Financial Statements provide information about the impact of the Merger by showing how it might have affected the financial condition and results of operations of Concord had the Merger actually been completed as of the dates indicated. The Unaudited Pro Forma Combined Condensed Financial Statements are provided for informational purposes only and are not necessarily indicative of actual results that would have been achieved had the Merger been consummated at the beginning of the periods presented or of future results.

                   PRO FORMA COMBINED CONDENSED BALANCE SHEET
                            AS OF SEPTEMBER 30, 1998
                                   (UNAUDITED)
                                 (In thousands)



                                                                                       Pro Forma         Combined
                                                          Concord           EPS        Adjustments        Pro Forma
                                                         ---------       ---------     -----------       ----------

                                ASSETS
CURRENT ASSETS

  Cash and cash equivalents                              $  68,164       $  16,425                       $  84,589
  Securities available-for-sale                            246,079                                         246,079
  Accounts receivable                                       77,632          27,412                         105,044
  Due from stockholders                                                      3,462                           3,462
  Inventories                                                7,554             578                           8,132
  Prepaid expenses and other current assets                  5,640           2,448                           8,088
  Deferred income taxes                                        587           3,022                           3,609
                                                         ---------       ---------       ---------       --------

                               TOTAL CURRENT ASSETS        405,656          53,347                         459,003

PROPERTY AND EQUIPMENT                                     109,629         180,870                         290,499
  Accumulated depreciation and amortization                (65,950)        (73,394)                       (139,344)
                                                         ---------       ---------       ---------       ---------

                                                            43,679         107,476                         151,155

OTHER ASSETS
  Capitalized software development costs                                    16,133                          16,133
  Merchant contracts purchased, net                         23,358                                          23,358
  Other                                                                      4,781                           4,781

INTANGIBLE ASSETS
  Goodwill                                                                  82,071                          82,071
  Customer lists and other                                                  30,970                          30,970
                                                         ---------       ---------       ---------       ---------

                                                                           113,041                         113,041
  Accumulated amortization                                                 (35,001)                        (35,001)
                                                         ---------       ---------       ---------       ---------

                                                                            78,040                          78,040
                                                         ---------       ---------       ---------       ---------

                                       TOTAL ASSETS      $ 472,693       $ 259,777       $      --       $ 732,470
                                                         =========       =========       =========       =========

                   PRO FORMA COMBINED CONDENSED BALANCE SHEET
                            AS OF SEPTEMBER 30, 1998
                                   (UNAUDITED)
                                 (In thousands)


                                                                                              Pro Forma       Combined
                                                                    Concord        EPS       Adjustments      Pro Forma
                                                                    --------    ---------    -----------     ----------

                LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable and other liabilities                            $ 61,062    $ 21,125                      $  82,187
  Accrued liabilities                                                  7,883      35,380                         43,263
  Due to stockholders                                                              1,153                          1,153
  Income taxes payable                                                             9,405                          9,405
  Current maturities of long-term debt                                   230      25,000                         25,230
  Borrowings under credit arrangement                                             28,000                         28,000
                                                                    --------    --------     -----------      ---------

                             TOTAL CURRENT LIABILITIES                69,175     120,063                        189,238

LONG-TERM DEBT, LESS CURRENT MATURITIES                               73,000     106,250                        179,250

OTHER LONG-TERM LIABILITIES                                                       14,544                         14,544
DEFERRED INCOME TAXES                                                  3,877      15,208                         19,085

STOCKHOLDERS' EQUITY
  Common stock                                                        32,599          38     $       (38)
                                                                                                  10,770         43,369
  Preferred stock                                                                    752            (752)
  Additional paid-in capital                                         108,606     196,162             752
                                                                                                 (10,770)
                                                                                                      38
                                                                                                (245,400)        49,388
  Deemed dividend                                                               (245,400)        245,400
  Retained earnings                                                  183,292      52,160                        235,452
  Unrealized gain (loss) on securities, net of taxes                   2,144                                      2,144
                                                                    --------    --------     -----------      ---------

                            TOTAL STOCKHOLDERS' EQUITY               326,641       3,712                        330,353
                                                                    --------    --------     -----------      ---------

            TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY              $472,693    $259,777     $        --      $ 732,470
                                                                    ========    ========     ===========      =========

                PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998
                                   (UNAUDITED)
                      (In thousands, except per share data)



                                                                            Pro Forma     Combined
                                              Concord           EPS        Adjustments    Pro Forma
                                              -------        ---------     -----------    ---------
Revenue                                      $  266,570      $ 172,371     $   18,169
                                                                                 (636)    $ 456,474

Cost of Operations                              197,042        106,710         18,169
                                                                                 (636)      321,285

Selling, General & Administrative                12,373         25,884                       38,257
                                             ----------      ---------     ----------     ---------

Operating income                                 57,155         39,777                       96,932

Other                                                              (28)                         (28)
Interest income                                  12,209            544                       12,753
Interest expense                                 (2,692)        (8,269)                     (10,961)
                                             ----------      ---------     ----------     ---------

Income before taxes                              66,672         32,024                       98,696

Income taxes                                     22,789         13,462                       36,251
                                             ----------      ---------     ----------     ---------

Net income                                   $   43,883      $  18,562     $       --     $  62,445
                                             ==========      =========     ==========     =========

Basic earnings per share                     $     0.45      $    4.95                    $    0.48
                                             ==========      =========                    =========

Diluted earnings per share                   $     0.44      $    4.95                    $    0.47
                                             ==========      =========                    =========

Weighted average common shares                   97,563          3,750                      129,873
                                             ==========      =========                    =========

Weighted average shares and
assumed conversions                             100,168          3,750                      132,478
                                             ==========      =========                    =========

                PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                                   (UNAUDITED)
                      (In thousands, except per share data)



                                                                            Pro Forma      Combined
                                               Concord          EPS        Adjustments     Pro Forma
                                              ---------      ---------     -----------    ----------
Revenue                                       $ 270,074      $ 202,310     $   16,978
                                                                                 (513)    $ 488,849

Cost of Operations                              198,939        124,224         16,978
                                                                                 (513)      339,628

Selling, General & Administrative                16,664         33,267                       49,931
                                              ---------      ---------     ----------     ---------

Operating income                                 54,471         44,819              -        99,290

Other                                                              (38)                         (38)
Interest income                                  11,731            556                       12,287
Interest expense                                   (930)       (13,146)                     (14,076)
                                              ---------      ---------     ----------     ---------

Income before taxes                              65,272         32,191              -        97,463

Income taxes                                     23,590         14,181                       37,771
                                              ---------      ---------     ----------     ---------

Net income                                    $  41,682      $  18,010     $        -     $  59,692
                                              =========      =========     ==========     =========


Basic earnings per share                      $    0.43      $    4.80                    $    0.46
                                              =========      =========                    =========


Diluted earnings per share                    $    0.42      $    4.80                    $    0.45
                                              =========      =========                    =========


Weighted average common shares                   96,527          3,750                      128,837
                                              =========      =========                    =========


Weighted average shares and
      assumed conversions                        99,395          3,750                      131,705
                                              =========      =========                    =========

                PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                   (UNAUDITED)
                      (In thousands, except per share data)



                                                                                 Pro Forma      Combined
                                                     Concord         EPS        Adjustments     Pro Forma
                                                    ---------     ---------     -----------     ---------
Revenue                                             $ 166,700     $ 179,490      $   8,650
                                                                                      (365)     $ 354,475

Cost of operations                                    119,675       112,291          8,650
                                                                                      (365)       240,251

Selling, general & administrative                       9,724        32,847                        42,571
                                                    ---------     ---------      ---------      ---------

Operating income                                       37,301        34,352              -         71,653

Other                                                                   (38)                          (38)
Interest income                                         4,104           364                         4,468
Interest expense                                          (90)      (14,674)                      (14,764)
                                                    ---------     ---------      ---------      ---------

Income before taxes and minority interest              41,315        20,004              -         61,319

Income taxes                                           14,526         8,821                        23,347
                                                    ---------     ---------      ---------      ---------

Net income before minority interest                    26,789        11,183                        37,972

Minority interest                                                       240                           240
                                                     --------     ---------      ---------      ---------

Net income                                           $ 26,789     $  10,943      $       -      $  37,732
                                                     ========     =========      =========      =========


Basic earnings per share                             $   0.31     $    3.20                     $    0.32
                                                     ========     =========                     =========


Diluted earnings per share                           $   0.30     $    3.20                     $    0.31
                                                     ========     =========                     =========


Weighted average common shares                         86,226         3,417                       118,536
                                                     ========     =========                     =========


Weighted average shares and
      assumed conversions                              89,903         3,417                       122,213
                                                     ========     =========                     =========

                PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1995
                                   (UNAUDITED)
                      (In thousands, except per share data)



                                                                                Pro Forma      Combined
                                                Concord           EPS         Adjustments     Pro Forma
                                               ---------       ---------      -----------     ----------
Revenue                                        $ 127,762       $ 163,379      $    4,735
                                                                                    (324)      $ 295,552

Cost of operations                                90,579         102,366           4,735
                                                                                    (324)        197,356

Selling, general & administrative                 10,913          35,755                          46,668
                                               ---------       ---------      ----------       ---------

Operating income                                  26,270          25,258              --          51,528

Other                                                                (38)                            (38)
Interest income                                    2,219             333                           2,552
Interest expense                                    (103)        (16,215)                        (16,318)
                                               ---------       ---------      ----------       ---------

Income before taxes and minority interest         28,386           9,338              --          37,724

Income taxes                                      10,146           5,481                          15,627
                                               ---------       ---------      ----------       ---------

Net income before minority interest               18,240           3,857              --          22,097

Minority interest                                    (75)          1,314                           1,239
                                               ---------       ---------      ----------       ---------

Net income                                     $  18,315       $   2,543      $       --       $  20,858
                                               =========       =========      ==========       =========


Basic earnings per share                       $    0.22       $    1.05                       $    0.18
                                               =========       =========                       =========


Diluted earnings per share                     $    0.21       $    1.05                       $    0.18
                                               =========       =========                       =========


Weighted average common shares                    83,016           2,420                         115,326
                                               =========       =========                       =========


Weighted average shares and
      assumed conversions                         86,789           2,420                        119,099
                                               =========       =========                       ========

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL
STATEMENTS

BASIS OF PRESENTATION

The Unaudited Pro Forma Combined Condensed Financial Statements present the pro forma effect of the assumed combination of Concord and EPS using the pooling of interests method of accounting and, as a result, the unaudited pro forma combined condensed balance sheet and statements of operations are presented as if the combining companies had been combined for all periods presented.

The Unaudited Pro Forma Combined Condensed Financial Statements, including the notes thereto, should be read in conjunction with the historical consolidated financial statements of Concord and EPS, which are included in this proxy statement or are incorporated herein by reference. The pro forma combining financial statements are presented for comparative purposes only and are not intended to be indicative of actual results had the Merger occurred as of the dates indicated above nor do they purport to indicate results which may be obtained in the future.

STOCKHOLDERS' EQUITY

Stockholders' equity components of common stock and additional paid-in capital of Concord as of September 30, 1998, have been adjusted to reflect the assumed issuance of approximately 32,310,000 shares of Concord Common Stock in exchange for all the issued and outstanding EPS Common Stock based upon the Exchange Ratio of 7.9091 shares of Concord Common Stock for each share of EPS Common Stock. The actual number of shares of Concord Common Stock to be issued will be determined at the time of completion of the Merger based on the Exchange Ratio and the number of shares of EPS Common Stock then outstanding. Additionally, other equity components of EPS, namely the deemed dividend and preferred stock resulting from the original formation of EPS, have been appropriately reclassified against additional paid-in capital.

REVENUE AND COSTS OF OPERATIONS PRO FORMA ADJUSTMENTS

Two adjustments to the Pro Forma Combined Condensed Statements of Income for all periods presented were necessary to properly reflect the revenue and cost of operations components on a combined pro forma basis. In EPS's historical financial statements, certain pass through customer billings were netted against the corresponding operational expenses. To be consistent with Concord's revenue recognition, the combined pro forma revenue and cost of operations have been grossed up to reflect the total revenue received from customers and expenses paid to vendors. Additionally, Concord currently pays transaction processing expenses to both the MAC network and to the BUYPASS Corporation. As both entities revenues are included in EPS's historical financial statements, the revenue to EPS and expense to Concord were eliminated.

MERGER-RELATED EXPENSES

The unaudited pro forma data are presented for informational purposes only and do not give effect to any synergy that may occur due to the combining of Concord's and EPS's existing operations. No detailed analysis of operations of Concord and EPS has been completed to determine whether or to what extent any restructuring charges may be necessary if the Merger is approved. Correspondingly, no adjustments to the combined pro forma financial statements have been included. However, if the Merger is approved, it is expected that such an analysis may occur and restructuring charges may be incurred.

NET INCOME PER SHARE

Pro forma earnings per basic and diluted share for each period are based on the combined weighted average number of shares of common stock outstanding (and dilutive securities for diluted earnings per share), after adjusting Concord's historical amounts for the conversion of outstanding shares of EPS Common Stock into Concord Common Stock at the Exchange Ratio.


                                 BUSINESS OF EPS

BUSINESS OF EPS

         EPS provides electronic funds transfer ("EFT") processing services to financial institutions and retailers throughout the United States, with 2.7 billion transactions expected to be processed in 1998. EPS operates principally on the acquiring side of the payment processing business; that is, EPS acquires and processes transactions that have been initiated by a consumer's action. EPS's revenues are transaction and card based. Revenue is generated when a consumer uses a plastic card (debit, credit or electronic benefits transfer), to perform a financial transaction at an automated teller machine ("ATM") or point-of-sale ("POS") device that receives services provided by EPS. EPS also generates revenue from debit card processing, software, and support services.

         EPS operates three business lines (EFT processing, operation of the MAC ATM network and POS processing) through two operating subsidiaries, MONEY ACCESS SERVICE INC. ("MAS") and BUYPASS Corporation ("BUYPASS"). Each subsidiary services customers throughout all 50 states. EPS's standard customer contracts are typically three to five years.

         MAS performs EFT processing and operates the MAC EFT network. EFT processing services include ATM terminal driving and monitoring, debit card processing, authorization, and debit gateway services. The MAC EFT network is a shared network of ATM and POS terminals that are branded MAC. Services include transaction switching, settlement and reporting.

         BUYPASS performs POS processing, which includes POS terminal driving, transaction authorization, credit and debit gateways, telecommunications network management, and settlement and reporting. All types of plastic cards are acquired at the merchant location, but for credit cards BUYPASS offers a front-end solution, whereby the transaction is authorized, captured, and then sent to a merchant bank processor for settlement and funding of the merchant's account.

         EPS was formed in 1992 as a joint venture between four major bank holding companies: Bank One Corporation, CoreStates Financial Corp. (since acquired by First Union Corporation), KeyCorp and PNC Bank Corp. A fifth investor, National City Corporation, joined in 1995. Each organization now owns approximately 20% of EPS and in aggregate they contribute approximately 24% of EPS's 1998 revenue. EPS is headquartered in Wilmington, Delaware, with major operations located in Wilmington, North Olmsted, Ohio, and Atlanta, Georgia.

COMPETITION

         Although EPS operates in the transaction industry, the three business lines of EPS are in different competitive environments. In EFT processing, EPS competes to provide services principally for financial institutions and independent service organizations that have chosen to outsource all or a portion of their ATM and/or debit card processing. Principal competitors are other non-bank processors. EPS is currently one of the largest processors in this market, driving over 32,000 ATMs and providing gateway services to all major credit and debit networks.

         The MAC EFT network is a branded network that allows sharing of data from financial institution members' ATMs, or from merchant locations, to members' customer bank accounts. EPS operates one of the largest shared ATM networks in the country under its MAC brand. Although there are ATMs that display the MAC brand in all 50 states, the principal strength of the brand is in the Middle Atlantic and Midwest states. Key competitors are other national and regional ATM networks, especially those that have high membership in markets overlapping the markets of EPS.

         The market for POS processing is highly competitive, with national banks, regional banks, non-bank processors, and independent service organizations being the main competitors. Many of these competitors have greater market shares, capital resources and integrated product lines than EPS.

         For all business lines, EPS competes on the basis of price, quality, customer service, and product functionality. EPS believes it has been able to successfully compete in all business lines, but there are no assurances that this will continue. Factors that can limit EPS's ability to successfully compete in the future include, but are not limited to, competitive price pressure, new technologies in these payment processing markets, and continuing consolidation in the banking and retail industries, which make up the majority of EPS's customer base.

PROPERTY

         The following table sets forth certain information concerning the principal facilities of EPS. The Data Center building in Wilmington is owned, while all other facilities are leased.

                                    Approximate
                                      Area In                                                     Lease
      Location                      Square Feet               Primary Uses                       Expires
      --------                      -----------             ---------------                     --------
Wilmington, Delaware                  104,000               Corporate Offices; ATM               5/22/2005
                                                            Sales, Support and
                                                            Operations

Wilmington, Delaware                   75,000               ATM Data Center and
                                                              Operations                        n/a

North Olmsted, Ohio                    35,968               ATM Sales, Operations,              12/31/2003
                                                              and Data Center

Atlanta, Georgia                       72,000               POS Sales, Operations,               2/29/2000
                                                              and Data Center

Pleasanton, California                 10,083               POS Development                     10/31/2000

Tampa, Florida                          8,935               ATM Development                     11/13/1999

Buffalo, New York                       2,523               ATM Sales and support                9/13/2002

Burlington, Massachusetts               1,724               ATM Sales and support                3/31/2001

Ft. Wright, Kentucky                    3,902               ATM Sales and support                9/30/2000

Pittsburgh, Pennsylvania                2,316               ATM Sales and support                8/31/2000


MANAGEMENT; EMPLOYEES


         EPS's senior management is comprised of Richard N. Garman, the President and Chief Executive Officer of EPS, and seven other professionals with extensive experience (an average of 24 years) in the financial services and computer processing industries. The organization has been fully integrated across subsidiaries and business lines, with key organizational areas being technology, finance, legal and administrative functions, and sales and client support functions.


         Employment agreements are in effect for Mr. Garman and four of his direct reports. The agreements have no fixed term but are terminable at any time with a fixed amount of severance to be paid only in the event of termination or removal without cause (or with "good cause" in the case of Mr. Garman). If a release is signed, severance and benefits will be paid for one year (and for an additional one year in the case of Mr. Garman) with options vesting.

         As of October 31, 1998, EPS had 987 employees. The functional breakdown of these employees is: Computer operations and telecommunications, 269; System development and support, 163; Customer service and support, 340; and Sales, general and administrative, 215.

         None of EPS's employees are represented by a labor union. EPS considers its employee relations to be excellent.


                        ELECTRONIC PAYMENT SERVICES, INC.
                             MANAGEMENT'S DISCUSSION
                       AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

This discussion and analysis should be read in conjunction with EPS's financial statements and footnotes which are attached to this proxy statement as Appendix C.

IMPACT OF YEAR 2000

         The Year 2000 preparedness efforts of EPS cover both information technology ("IT") systems and non-IT systems. Non-IT systems are embedded systems, such as micro controllers in lighting, heating/ventilation/ air-conditioning, security, elevator, fire, uninterrupted power- supply and other infrastructure systems. IT systems include computer hardware and software and related systems.

         EPS has instituted a five phase plan to resolve the Year 2000 issue so that its IT and non- IT systems will function properly with respect to dates in the year 2000 and thereafter. These five phases are: awareness, assessment, renovation, validation and implementation. Based on progress to date, EPS has substantially completed the awareness phase and the assessment phase for all systems, as well as the renovation phase and validation phase for each of its mission- critical systems. The validation phase includes an independent review of results for all mission- critical systems by EPS's internal audit staff.

         As of December 17, 1998, approximately 90% of the implementation phase for mission critical systems had been completed. It is anticipated that all mission critical systems will be implemented by January 31, 1999.

         EPS's management believes that it has a plan in place to resolve the Year 2000 issue in a timely and effective manner. If EPS does not complete the phases of its plan that are now underway, then its ability to process transactions for its customers could be adversely affected. The potential liability or lost revenue under this scenario could have a material adverse affect on EPS's financial condition and results of operations.

         EPS's processing systems also require testing for Year 2000 compliance with external entities including its customers, credit and debit networks, and suppliers. As of December 17, 1998, approximately 30% of this customer and network certification is complete. EPS has initiated formal communications with all of its mission critical suppliers, to determine the extent to which EPS's interface systems are vulnerable to those third parties' failure to remediate their own Year 2000 issues. Responses have been received from all of these mission critical suppliers, with approximately 78% reporting current Year 2000 compliance. It is estimated that third party certification testing will be substantially complete by June 30, 1999. The entire Year 2000 project is estimated to be completed no later than September 30, 1999, which is prior to any anticipated impact on EPS. It is anticipated that additional testing will take place after this date to insure continued Year 2000 compliance.

         There is no guarantee that the systems of other companies on which EPS's systems rely will be converted in a timely manner. However, contingency plans have been created for all mission critical vendor products and services. The contingency plans will be further enhanced and expanded during the first quarter of 1999, for both EPS's systems and third party exposures, based on an evaluation of progress at that time.

         EPS has spent approximately $4.0 million to date and anticipates spending an additional $3.5 million to substantially complete its Year 2000 compliance program in accordance with its current schedule. These amounts exclude hardware expenditures needed for normal business growth if timing of acquisition has been accelerated to facilitate short-term Year 2000 testing. To date, EPS has expensed all costs associated with its Year 2000 assessment and related modifications of its software.

         The costs and timing of this project are based on management's best estimates, which were derived using numerous assumptions of future events. There are no guarantees that these assumptions will prove to be correct, and therefore actual results might differ materially from those anticipated. Specific factors that might cause such material differences include, but are not limited to, dependencies on third parties to complete their Year 2000 readiness and schedule joint testing, and the availability and cost of appropriately trained personnel.

INTEREST RATE RISK

         EPS has a $250 million unsecured promissory note payable to a stockholder due in equal quarterly installments through 2003, which bears interest at a fixed rate of 6.40%. Annual maturities of the note are $25 million per year. As of September 30, 1998, the outstanding balance was $131.2 million. Interest expense was $6.9 million in the first nine months of 1998. Risk exists to the extent the fixed rate is materially above market rates, which EPS believes is not currently the case.

         EPS maintains a credit agreement with a third-party bank that provides for short-term borrowings of up to $75 million. Borrowings under the agreement are unsecured and bear interest at variable rates that EPS believes approximates market rates. As of September 30, 1998, the outstanding balance was $28 million. Interest expense was $1.4 million in the first nine months of 1998. Risk exists to the extent the rates significantly increase, such that EPS materially exceeds its plans for interest expense.

RESULTS OF OPERATIONS

Three Months Ended September 30, 1998 Compared to Three Months Ended September 30, 1997

         For the quarter ending September 30, 1998, revenue increased 15.6%, or $8.2 million, when compared to the same period of the prior year. This was primarily due to a 22.1 million increase in transaction volume company-wide, and an increase of 69% in ATM terminals driven.

         Processing costs increased $5.6 million from this quarter in 1998 compared to 1997. As a percent of revenue, Processing costs rose slightly, from 58% to 59%, due to Year 2000 expenses. Selling, General and Administrative costs were approximately flat comparing the third quarter of 1998 to the same period in 1997.

         For the third quarter of 1998, net income increased by 34.9%, or $1.8 million, when compared to the same quarter in 1997. This is attributed to limiting overall expense growth in spite of the aforementioned volume growth.

         During the third quarter, EPS signed contracts with four of its five owners to extend their ATM processing contracts through the year 2004 and an agreement with First Union Corporation to make certain minimum payments over the same period. In 1998, these contracts in aggregate represent approximately 24% of the annual revenue of EPS. These contracts are not impacted by a change of control of either party.

Nine Months Ended September 30, 1998 Compared to Nine Months Ended September 30, 1997

         For the first nine months of 1998, revenues increased 16.1% or $23.9 million, when compared to the same period of the prior year. ATM revenues increased $18.1 million or 17% primarily due to a 16.7% increase in volume and an increase in ATM terminals driven from 18,455 to 31,257. POS revenues increased by $5.8 million or 13.9% due to a 27.4% increase in transaction volume.

         Processing costs increased $14.9 million for the first nine months of 1998 compared to the same period of the prior year. This increase is attributed to Year 2000 compliance expenses, development expenses incurred in transitioning to a single processing platform and expenses in support of the increased volumes. Selling, General and Administrative costs were approximately flat during this period.

         Net income increased by $6.5 million or 54%, to a level of $18.6 million, during the first nine months of 1998 compared to the same period of the prior year. This was primarily due to a lower rate of growth of operating expenses compared to the rate of growth of revenues, and lower interest expense due to a reduction by $20 million of total debt outstanding since December 31, 1997.

Year Ended December 31, 1997 compared with Year Ended December 31, 1996

         Revenues increased 12.7% to $202.3 million for the year ended December 31, 1997 compared with $179.5 million in 1996. The increase primarily resulted from a 20.6% increase in billable ATM and POS transactions to 2.26 billion for 1997, compared to 1.87 billion in 1996. Of this increase, $5.0 million in revenue resulted from the full year impact of 1996 sales, and revenues from converted 1997 sales to new customers. The remaining $17.8 million of revenue growth resulted from the sale of additional products and services and the transaction growth of existing customers.


         Processing costs increased 11.3% to $117.9 million for the year ended December 31, 1997, compared with $106.0 million in 1996. The increase resulted from additional off-line debit, telecommunications and other operating costs associated with the higher volume of transactions. Also included in this is depreciation expense, which increased 22% to $19.9 million for 1997, compared to $16.3 million in 1996. This increase is attributed to increased depreciation from the significant investments in EPS's transition to a single processing platform. Processing costs as a percentage of revenues declined from 59.1% to 58.3%, reflecting continuing cost efficiencies as well as increased economies of scale.


         Selling, General and Administrative Expenses increased 1.3% to $33.3 million for the year ended December 31, 1997, compared with $32.8 million for the same period in 1996. Selling, General and Administrative Expenses declined to 16.4% of revenues for the year ended December 31, 1997, compared with 18.3% in 1996, reflecting operational efficiencies.

         Net interest expense decreased to $12.6 million for the year ended December 31, 1997, compared with $14.3 million in 1996. This decrease relates to the reduction of total debt outstanding to $179 million at year-end 1997, compared to $225 million at year-end 1996.

         Net Income before minority interest increased $6.8 million to $18.0 million for the year ended December 31, 1997, compared with net income of $11.2 million for the same period in 1996, due to the factors discussed above.

Year Ended December 31, 1996 compared with Year Ended December 31, 1995


         Revenues increased by $16.1 million, to $179.5 million for the year ended December 31, 1996 compared with $163.4 million in 1995. The increase primarily resulted from a 19.9% increase to 1.87 billion in billable ATM and POS transactions in 1996, compared to 1.56 billion in 1995. The transaction impact was partially offset by price compression in the POS business line.

         Processing costs increased 10.1% to $106.0 million for the year ended December 31, 1996, compared with $96.3 million in 1995. The increase resulted from telecommunications and other operating costs associated with the higher volume of transactions. Processing costs as a percentage of revenues were steady from 1995 to 1996.

         Selling, General and Administrative Expenses decreased 8.1% to $32.8 million for the year ended December 31, 1996, compared with $35.8 million for the same period in 1995. Selling, General and Administrative Expenses declined to 18.3% of revenues for the year ended December 31, 1996, compared with 21.9% in 1995. This decrease was the result of a company-wide evaluation of expenditures in these areas.

         Net interest expense decreased to $14.3 million for the year ended December 31, 1996, compared with $15.9 million in 1995. This decrease relates to the reduction of total debt outstanding to $225 million at year-end 1996, compared to $235 million at year-end 1995.

         Net Income before minority interest increased $7.3 million to $11.2 million for the year ended December 31, 1996, compared with net income of $3.9 million for the same period in 1995, due to the factors discussed above.

LIQUIDITY AND CAPITAL RESOURCES

         EPS's primary uses of its capital resources include the repayment of short and long term debt, capital expenditures and the funding of current operations. In general EPS's sources of cash are from operations and use of its credit agreement (see discussion of Interest Rate Risk).

         Net cash provided by operating activities was $55.6 million for the first nine months of 1998, compared to $36.4 million for the same period in the prior year. This increase is generally attributed to the growth in operations.

         Net cash used in investing activities was $38.2 million for the first nine months of 1998, compared to $5.4 million that was provided by investing activities during the same period in the prior year. 1998 includes $31.4 million in capital expenditures and $6.0 million used for the acquisition of long-term ATM processing contracts. 1997 includes $19.5 of capital expenditures and $25.0 million in proceeds received in exchange for EPS granting exclusive licensing rights to technology EPS developed.

         Since 1995 EPS has capitalized software and software development of approximately $40 million on transitioning to a single processing platform. Upon the substantial completion of this initiative in 1998, EPS expects to incur materially lower capital expenditures in 1999.

         Net cash used in financing activities was $19.8 million for the first nine months of 1998, compared to $42.8 million during the same period in the prior year. Net cash used in financing activities represents repayments under EPS's promissory note payable ($25.0 million per year) and use of short-term borrowings under its revolving credit agreement with a third party bank. During the first nine months of 1997 EPS repaid $1.0 million under its credit arrangement and repaid $24.0 million under this arrangement during the same period of the prior year.

         This discussion and analysis of EPS's financial condition and results of operations may contain statements which may constitute "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities

Exchange Act of 1934, as amended. Concord's stockholders are cautioned that any such statements are not guarantees for future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to EPS management that could cause actual results to differ materially from those in forward-looking statements include significant fluctuations in interest rates, inflation, economic recession, significant changes in the federal and state legal and regulatory environment, successful implementation of EPS's Year 2000 compliance project, and competition in EPS's markets. EPS undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future results over time.

                AMENDMENT TO THE 1993 INCENTIVE STOCK OPTION PLAN

         Concord's board of directors has adopted, subject to stockholder approval, an amendment to Concord's 1993 Incentive Stock Option Plan (the "Plan") to increase the number of shares of Concord Common Stock that may be issued thereunder from 13,668,750 shares to 25,000,000 shares, and to permit an additional method for optionees to pay for shares purchased upon exercise of options granted thereunder. A copy of the Plan, as amended to reflect the proposed amendments, is attached hereto as Appendix E.


         Concord could only grant options to purchase up to 1,079,188 shares of Concord Common Stock under the Plan as it presently exists. The number reflects the grant of 375,000 options to each of Dan Palmer and Ed Labry under existing incentive agreements. Under these agreements, Concord agreed to grant up to an additional 375,000 options under the Plan to each of Messrs. Palmer and Labry upon Concord's stock price reaching and maintaining a market price of $32.00 per share for twenty consecutive trading days. This condition was met on January 4, 1999. Concord also expects to grant options for approximately 900,000 shares to officers and employees of EPS after the Merger is consummated.


PURPOSE OF THE PLAN

         The purpose of the Plan is to encourage ownership of Concord Common Stock by employees and directors and to provide additional incentive for them to promote the success of Concord's business.

ADMINISTRATION OF THE PLAN

         The Plan is administered by the Compensation Committee (the "Committee") of Concord's board of directors. The Committee consists exclusively of non-employee directors. Subject to the provisions of the Plan, the Committee has discretion to determine which employees shall be granted options, the time of grant, the number of shares subject to each option, the exercise price of each option and all other relevant terms of the grants. The Committee also has broad discretion to construe and interpret the Plan and to adopt rules and regulations thereunder.

ELIGIBILITY TO PARTICIPATE IN PLAN

         Awards may be granted under the Plan to employees of Concord and its subsidiaries. Non-employee directors automatically receive each year options to purchase 4,500 shares of Concord Common Stock.

SHARES SUBJECT TO THE PLAN

         The shares issued under the Plan are shares of Concord Common Stock, which may be authorized but unissued shares or shares held by Concord in its treasury. The Plan initially provided for the issuance of up to 1.8 million shares; however, due to the stock splits effectuated by Concord since the date the Plan was approved, the aggregate number of shares that can be issued under the Plan as it presently exists is 13,668,750 shares. If the proposed amendment to the Plan is approved by Concord's stockholders at the Special Meeting, then up to 25,000,000 shares could be issued under the Plan, subject to adjustment for stock dividends, stock splits or other like changes in Concord's capitalization. In the event that any option expires or terminates for any reason without being exercised in full, the shares not purchased will be available for subsequent grants under the Plan.

STOCK OPTIONS GRANTED UNDER THE PLAN

         Options will normally be incentive options within the meaning of
Section 422 of the Internal Revenue Code. During any calendar year, the aggregate fair market value of incentive stock options (determined as of the dates of grant) held by an employee which first become exercisable in that year may not exceed $100,000. To the extent that any option exceeds this limit, it will be a nonstatutory option. No stock option may be exercised more than 10 years after it is granted or, for any option granted to a "Major Stockholder" (as defined below), more than five years after the date of grant. The exercise price under each option shall be not less than 100% of the fair market value of Concord Common Stock on the date of grant, except for options granted to a Major Stockholder, the exercise price for which shall be not less than 110% of fair market value. "Major Stockholder" means a person beneficially owning stock with voting power over 10% of the combined voting power of all classes of stock of the Company.

         Payment for shares of Concord Common Stock purchased upon exercise of any option must be made in full by (a) cash or check, (b) by delivery of shares of Concord Common Stock with a current fair market value equal to the option purchase price, or (c) by irrevocable instructions to a brokerage firm to sell a sufficient number of shares to generate the option price and applicable withholding taxes (a "cashless exercise"). Options shall not be transferable except by will or the laws of descent and distribution and, during, the optionee's lifetime, may be exercised only by the optionee. If a "change in control" (as defined in the Plan) occurs, all options will become fully exercisable. If an optionee ceases to be an employee of Concord or any subsidiary other than by reason of death, options may, to the extent exercisable at the time of termination of employment be exercised any time within three months after the date of termination, unless terminated earlier by their terms. In the case of death of the employee, options may, to the extent exercisable at the date of death, be exercised any time within one year after the date of death, unless terminated earlier by their terms.

AMENDMENTS TO THE PLAN

         The Committee may terminate or amend the Plan at any time, provided that no such action shall adversely affect or impair the rights of any optionee under any outstanding option without such optionee's consent. The Committee may not, without the approval of the holders of Concord Common Stock, amend the Plan in any manner that: (i) increases the maximum number of shares that may be issued under the Plan (except for adjustments by reason of stock splits and like changes), (ii) changes the class of persons eligible to participate in the Plan or (iii) extends the period during which options may be granted or exercised.

FEDERAL INCOME TAX CONSEQUENCES OF GRANTS AND EXERCISES UNDER THE PLAN

         Neither the granting nor the exercise of an incentive stock option will be a taxable event for the optionee or for Concord. If an optionee holds shares of stock purchased pursuant to the exercise of an incentive option for at least two years after the date the option was granted and at least one year after the exercise of the option, the subsequent sale of the shares will give rise to a long-term capital gain or loss to the optionee, and no deduction will be available to Concord. If the optionee sells the shares within two years after the date an incentive option is granted or within one year after the exercise of an option (such as in a "cashless exercise"), the optionee will recognize ordinary income in an amount equal to the difference between the fair market value at the exercise date and the option exercise price, and Concord will be entitled to an equivalent deduction. The granting of a nonstatutory option is not a taxable event. If an optionee exercises a nonstatutory option, the optionee will, on exercise, recognize ordinary income equal to the amount by which the fair market value of the shares purchased on the exercise date exceeds the exercise price, and a sale of the shares so acquired will give rise to a capital gain equal to the difference between the fair market value of the shares on the sale and exercise dates. Some optionees may also be subject to a minimum tax in the year of exercise on the difference between the fair market value at the exercise date and the exercise price. Where already-owned shares are used to exercise a stock option, special rules will apply in determining the tax basis of the shares received upon exercise.

PAYMENTS OF WITHHOLDING TAXES

         Concord may require persons exercising an option to report to Concord any disposition of shares so purchased prior to the expiration of certain holding periods. To the extent that such disposition imposes upon Concord any withholding tax requirements, or any withholding is required to secure for Concord an otherwise available tax deduction, Concord may require that such optionee pay such amounts to Concord.

EXPIRATION OF THE PLAN

         No awards may be granted under the Plan after February 16, 2003.

RECOMMENDATION OF THE BOARD

         Concord's board of directors has unanimously approved the proposed amendment to the Plan to increase the number of shares of Concord Common Stock that may be issued under the Plan to 25,000,000 shares and to permit a new way for optionees to pay for shares purchased upon exercise of options granted thereunder, and recommends that Concord's stockholders vote "FOR" such proposed amendment.


                       DIRECTOR AND EXECUTIVE COMPENSATION

         The following information regarding the compensation paid to Concord's directors and executive officers is presented for your consideration when determining how you want to vote with respect to the Plan Amendment Proposal.

COMPENSATION OF DIRECTORS OF CONCORD

         Concord currently pays its directors an annual fee of $8,000 plus an additional fee of $2,000 for each meeting attended by each non-employee director of Concord. There are normally four meetings per year. In addition, non-employee directors are granted options to purchase 3,000 shares of Concord Common Stock at closing market value on the date of Concord's annual meeting of stockholders. Concord's directors are also reimbursed for expenses incurred in attending meetings of the board of directors. Ed Labry and Dan Palmer are the only employees of Concord who also are directors, and neither Mr. Palmer nor Mr. Labry is compensated for serving as a director.

EXECUTIVE COMPENSATION


         The following summary compensation table is intended to provide an overview of Concord's executive pay practices. It includes the cash compensation paid by the Company and its subsidiaries for services in all capacities through December 31, 1998. Named executives include Dan M. Palmer, Chairman of the Board and Chief Executive Officer of Concord, and Edward A. Labry III, the President of Concord.


SUMMARY COMPENSATION TABLE


                                                                                                LONG-TERM
                                                      ANNUAL COMPENSATION                     COMPENSATION
                                           ------------------------------------------    -----------------------
                                                                                                       OPTIONS
       NAME AND PRINCIPAL POSITION           YEAR            SALARY($)        BONUS($)                 AWARDED*
       ---------------------------           ----            ---------        --------                 --------
Dan M. Palmer                                1998            466,538          331,250                  1,125,000
   Chairman of the Board
   Chief Executive Officer of                1997            427,392          262,000                  1,200,000
   the Company and
   EFS National Bank                         1996            425,000          125,000                    356,250

                                                                                                LONG-TERM
                                                      ANNUAL COMPENSATION                     COMPENSATION
                                           ------------------------------------------    -----------------------
                                                                                                       OPTIONS
       NAME AND PRINCIPAL POSITION           YEAR            SALARY($)        BONUS($)                 AWARDED*
       ---------------------------           ----            ---------        --------                 --------
Edward A. Labry III                          1998            466,538          331,250                  1,125,000
   President of the Company
   and EFS National Bank
                                             1997            417,777          262,000                  1,200,000
                                             1996            392,308          125,000                    356,250

* Options awarded have been restated to reflect stock splits.

STOCK OPTIONS

         The following tables present the following types of information for options granted to Concord's named executives under Concord's 1993 Incentive Stock Option Plan during calendar year 1998 prior to the Record Date. Concord does not anticipate that any further additional options will be granted under the Plan in calendar year 1998. Table 1 - options granted and the potential realizable value of such options, and Table II - options exercised in the latest fiscal year and the number of unexercised options held.

                                     Table I
                             Options Granted in 1998

                                                                                                         Potential Realizable
                                                                                                           Value at Assumed
                                               % of Total                                                Annual Rates of Stock
                                                Options                                                   Price Appreciation
                                               Granted to         Exercise                                  for Option Term
                             Options          Employees in          price          Expiration
          Name               Granted              1998            ($/Share)           Date             5%($)             10%($)
          ----               -------              ----            ---------           ----             -----             ------
Dan M. Palmer               1,125,000            37.5%             $20.25           2/26/08          14,327,006         36,307,445
Edward A. Labry             1,125,000            37.5%             $20.25           2/26/08          14,327,006         36,307,445

                                    Table II
    Options Exercised in 1998 and 1998 Option Values as of December 31, 1998


                                                                                                               Value of
                                                                                     Number of               Unexercised
                                    Shares Acquired           Value ($)             Unexercised              In-the-Money
            Name                    on Exercise (#)          Realized (1)           Options (#)             Options($) (2)
            ----                    ---------------          ------------           -----------             --------------
Dan M. Palmer                             -0-                     -0-             1,385,623(E)               48,153,680(E)
                                                                                  2,286,563(U)               57,246,231(U)
Edward A. Labry III                       -0-                     -0-               932,813(E)               30,489,419(E)
                                                                                  2,273,906(U)               56,784,892(U)

(1) Values are calculated by subtracting the exercise price from the fair market value of the stock as of the exercise date.
(2) Values are calculated by subtracting the exercise price from the fair market value of the stock on December 31, 1998.
(E)      Exercisable at December 31, 1998
(U)      Unexercisable at December 31, 1998

         The above stock option tables do not include options to purchase 375,000 shares of Concord Common Stock, at an option price of $32.00 per share, which were granted to each of Messrs. Palmer and Labry under the Incentive Agreements discussed below, based on conditions which were not met until January 4, 1999.

INCENTIVE AGREEMENTS

         Concord is a party to Incentive Agreements, dated February 26, 1998, with each of Messrs. Palmer and Labry, pursuant to which Mr. Palmer is employed as Chief Executive Officer and Chairman of the Board, and Mr. Labry is employed as President of Concord. The term of each Incentive Agreement extends until February 23, 2003. Each agreement sets out the executive's base salary (at least $475,000 per annum), provides for the establishment of an incentive compensation program under which each executive will have a bonus potential of 50% of base salary, and provides for grants of stock options, including regular stock options of up to 375,000 shares a year based on performance, and special stock options contingent upon, or providing accelerated vesting upon, the average market price of Concord Common Stock reaching and maintaining, for 20 consecutive trading days, certain levels. Under the Incentive Agreements, each of Messrs. Palmer and Labry was granted a special option to purchase 750,000 shares, with the vesting of one-half of the option accelerated if the closing market price of Concord's Common Stock averages $32.00 per share or more for 20 consecutive trading days prior to February 26, 2003, the scheduled vesting date. In addition, if the condition that the 20 trading day average closing market price reach $32.00 was met, Concord also agreed that each of Messrs. Palmer and Labry would be entitled to a special option to purchase an additional 375,000 shares, at a price of $32.00 per share. This condition was met on January 4, 1999. Under the Incentive Agreements, each of Messrs. Palmer and Labry is also entitled to an additional special option to purchase 187,500 shares, if the closing market price of Concord's Common Stock stayed above $42 2/3 per share for 20 consecutive trading days. The Incentive Agreements contain non-compete agreements extending three years following termination, absent a change in control, and provide for the acceleration of outstanding stock options and the payment of the full bonus potential for the year if there is a change in control of Concord, as defined in the agreements.


                                  OTHER MATTERS

         As of the Record Date, Concord's board of directors knows of no matters that will be presented for consideration at the Special Meeting other than as described in this proxy statement. However, if any other matters properly come before the Special Meeting or any adjournment or postponement of the Special Meeting and are voted upon, the enclosed proxy will be deemed to confer discretionary authority to the individuals named as proxies to vote the shares represented by such proxy as to any such matters.


                              STOCKHOLDER PROPOSALS


         Concord expects to hold its next annual meeting of stockholders in May 1999, after the Merger. Under SEC rules, proposals of Concord stockholders intended to be presented at its annual meeting were required to be received by Concord at its principal executive offices no later than December 11, 1998, in order to be considered for inclusion in Concord's proxy statement for such meeting. Stockholder proposals submitted after February 25, 1999, will be considered untimely, and the proxy solicited by Concord for the annual meeting may confer discretionary authority to vote on any such matters without a description of them in the proxy statement for that meeting.

                                     EXPERTS

         The consolidated financial statements of Concord and subsidiaries, incorporated by reference in Concord's Annual Report (Form 10-K), have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


         Representatives of Ernst & Young LLP are expected to be present at the Special Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.


         The audited consolidated financial statements of EPS and its subsidiaries included in this proxy statement have been audited by Ernst & Young LLP, independent accountants, as indicated in their report with respect thereto, and have been included herein in reliance upon the authority of such firm as experts in accounting and auditing.


                       WHERE YOU CAN FIND MORE INFORMATION


         Concord files annual, quarterly and current reports, proxy and information statements, and other information with the SEC under the Securities Exchange Act of 1934. You may read and copy this information at the Public Reference Section at the SEC at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information about issuers that file electronically with the SEC. The address of that site is http://www.sec.gov. In addition, you can read and copy this information at the regional offices of the SEC at 7 World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You can also inspect reports, proxy and information statements, and other information about Concord at the offices of the National Association of Securities Dealers, Inc., 1735 K. Street, N.W., Washington, D.C. 20006.

         This proxy statement incorporates important business and financial information about Concord that is not included in or delivered with this proxy statement. The following documents filed with the SEC by Concord are incorporated by reference in this proxy statement (SEC File No. 0-13848):


         (1) Concord's Annual Report on Form 10-K for the year ended December 31, 1997 (provided that any information included or incorporated by reference in response to Items 402(a)(8), (i),
                  (k), or (l) of Regulation S-K of the SEC shall not be deemed to be incorporated herein and is not part of the proxy statement);

         (2) Concord's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998, and September 30, 1998;

         (3)      Concord's Current Report on Form 8-K dated November 23, 1998;

         (4) The description of the current management and board of directors of Concord contained in the proxy statement of Concord filed pursuant to Section 14(a) of the Exchange Act for Concord's Annual Meeting of Stockholders held on May 14, 1998; and

         (5) The description of the Concord Common Stock contained in Concord's registration statement under Section 12(b) of the Exchange Act and any amendment or report filed for the purpose of updating such description.


         Concord also incorporates by reference additional documents filed by it pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after January 14, 1999 and prior to the date of the Special Meeting. Any statement contained in this proxy statement or in a document incorporated or deemed to be incorporated by reference in this proxy statement shall be deemed to be modified or superseded to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement.


         You may obtain free copies of the information incorporated by reference in this proxy statement upon written or oral request. Requests for such information should be made by writing or calling:

                           Charlene Kraft
                           Executive Secretary
                           Concord EFS, Inc.
                           2525 Horizon Lake Drive, Suite 120
                           Memphis, Tennessee 38133
                           (Telephone (901) 371-8000).


         In order to obtain timely delivery of the documents, you must request the information by February 11, 1999.


         All information contained in this proxy statement or incorporated herein by reference with respect to Concord was supplied by Concord, and all information contained in this proxy statement or incorporated herein by reference with respect to EPS was supplied by EPS.

                                                                      APPENDIX A










                          AGREEMENT AND PLAN OF MERGER



                                      AMONG



                               CONCORD EFS, INC.,



                                   CEFT, INC.



                                       AND



                        ELECTRONIC PAYMENT SERVICES, INC.



                          DATED AS OF NOVEMBER 20, 1998

                          AGREEMENT OF PLAN AND MERGER

                                TABLE OF CONTENTS


                                                               ARTICLE I
                                                                                                               Page

                 THE MERGER.......................................................................................2
         Section 1.1       The Merger.............................................................................2
         Section 1.2       Effective Time.........................................................................2
         Section 1.3       Effects of the Merger..................................................................2
         Section 1.4       Charter and Bylaws; Directors and Officers.............................................2
         Section 1.5       Conversion of Securities...............................................................3
         Section 1.6       Parent to Make Certificates Available..................................................3
         Section 1.7       Dividends; Transfer Taxes; Withholding.................................................4
         Section 1.8       No Fractional Securities...............................................................5
         Section 1.9       Return of Exchange Fund................................................................5
         Section 1.10      Adjustment of Exchange Ratio...........................................................5
         Section 1.11      No Further Ownership Rights in Company Common Stock....................................6
         Section 1.12      Closing of Company Transfer Books......................................................6
         Section 1.13      Lost Certificates......................................................................6
         Section 1.14      Further Assurances.....................................................................6
         Section 1.15      Closing; Closing Deliveries............................................................6


                                                              ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB.................................................8
         Section 2.1       Organization, Standing and Power.......................................................8
         Section 2.2       Capital Structure......................................................................9
         Section 2.3       Authority.............................................................................10
         Section 2.4       Consents and Approvals; No Violation..................................................10
         Section 2.5       SEC Documents and Other Reports.......................................................11
         Section 2.6       Joint Proxy Statement.................................................................12
         Section 2.7       Absence of Certain Changes or Events..................................................12
         Section 2.8       Permits and Compliance; Defaults......................................................12
         Section 2.9       Tax Matters...........................................................................13
         Section 2.10      Actions and Proceedings...............................................................13
         Section 2.11      Certain Agreements....................................................................14
         Section 2.12      ERISA.................................................................................14
         Section 2.13      Compliance with Worker Safety and Environmental Laws..................................15
         Section 2.14      Labor Matters.........................................................................15
         Section 2.15      Intellectual Property.................................................................16
         Section 2.16      Opinion of Financial Advisor..........................................................16
         Section 2.17      Required Vote of Parent Stockholders..................................................16
         Section 2.18      Pooling of Interests; Reorganization..................................................16


                                                          ARTICLE III

         Section 2.19      Brokers...............................................................................16
         Section 2.20      Operations of Sub.....................................................................16

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY...................................................17
         Section 3.1       Organization, Standing and Power......................................................17
         Section 3.2       Capital Structure.....................................................................17
         Section 3.3       Authority.............................................................................18
         Section 3.4       Consents and Approvals; No Violation..................................................18
         Section 3.5       Financial Statements..................................................................19
         Section 3.6       Joint Proxy Statement.................................................................19
         Section 3.7       Absence of Certain Changes or Events..................................................20
         Section 3.8       Permits and Compliance; Defaults......................................................20
         Section 3.9       Tax Matters...........................................................................20
         Section 3.10      Actions and Proceedings...............................................................21
         Section 3.11      Certain Agreements....................................................................22
         Section 3.12      ERISA.................................................................................22
         Section 3.13      Compliance with Worker Safety and Environmental Laws..................................23
         Section 3.14      Labor Matters.........................................................................23
         Section 3.15      Intellectual Property.................................................................23
         Section 3.16      Opinion of Financial Advisor..........................................................24
         Section 3.17      Required Vote of Company Stockholders.................................................24
         Section 3.18      Pooling of Interests; Reorganization..................................................24
         Section 3.19      Brokers...............................................................................24


                                                              ARTICLE IV

                 COVENANTS RELATING TO CONDUCT OF BUSINESS.......................................................24
         Section 4.1       Conduct of Business Pending the Merger................................................24
         Section 4.2       Pooling of Interests; Reorganization..................................................27


                                                              ARTICLE V

                 ADDITIONAL AGREEMENTS...........................................................................27
         Section 5.1       Stockholder Meetings..................................................................27
         Section 5.2       Preparation of the Joint Proxy Statement..............................................27
         Section 5.3       Access to Information.................................................................28
         Section 5.4       Compliance with the Securities Act....................................................28
         Section 5.5       Listing of Parent Common Stock........................................................29
         Section 5.6       Fees and Expenses.....................................................................29
         Section 5.7       Company Stock Plan.  .................................................................29
         Section 5.8       Reasonable Best Efforts...............................................................30
         Section 5.9       Public Announcements..................................................................31
         Section 5.10      Real Estate Transfer and Gains Tax....................................................31

         Section 5.11      Indemnification; Directors and Officers Insurance.....................................31
         Section 5.12      Notification of Certain Matters.......................................................32
         Section 5.13      Employee Matters......................................................................32
         Section 5.14      Registration Rights Agreement.........................................................33


                                                              ARTICLE VI

                 CONDITIONS PRECEDENT TO THE MERGER..............................................................33
         Section 6.1       Conditions to Each Party's Obligation to Effect the Merger............................33
         Section 6.2       Conditions to Obligation of the Company to Effect the Merger..........................34
         Section 6.3       Conditions to Obligations of Parent and Sub to Effect the Merger......................35


                                                             ARTICLE VII

                 TERMINATION, AMENDMENT AND WAIVER...............................................................37
         Section 7.1       Termination...........................................................................37
         Section 7.2       Effect of Termination.................................................................40
         Section 7.3       Amendment.............................................................................40
         Section 7.4       Waiver................................................................................40


                                                            ARTICLE VIII

                 GENERAL PROVISIONS..............................................................................40
         Section 8.1       Non-Survival of Representations and Warranties........................................40
         Section 8.2       Notices...............................................................................40
         Section 8.3       Interpretation........................................................................41
         Section 8.4       Counterparts..........................................................................42
         Section 8.5       Entire Agreement; No Third-Party Beneficiaries........................................42
         Section 8.6       Governing Law.........................................................................42
         Section 8.7       Assignment............................................................................42
         Section 8.8       Severability..........................................................................42
         Section 8.9       Enforcement of this Agreement.........................................................42




         Exhibits

                  Exhibit A       Form of Company Voting Agreement
                  Exhibit B       Form of Parent Voting Agreement
                  Exhibit C       Form of Company Affiliate Letter
                  Exhibit D       Form of Parent Affiliate Letter
                  Exhibit E       Form of Registration Rights Agreement

                             TABLE OF DEFINED TERMS

Defined Term                                                                                                Section
Agreement..................................................................................................Forepart
Bank Act........................................................................................................2.4
Blue Sky Laws...................................................................................................2.4
Certificate of Merger...........................................................................................1.2
Certificates.................................................................................................1.6(b)
Closing.....................................................................................................1.15(c)
Closing Date................................................................................................1.15(a)
Code.......................................................................................................Recitals
Company....................................................................................................Forepart
Company Affiliate Letter.....................................................................................5.4(a)
Company Business Personnel.....................................................................................3.14
Company Bylaws...............................................................................................1.4(a)
Company Charter..............................................................................................1.4(a)
Company Common Stock.......................................................................................Recitals
Company Contract...............................................................................................3.11
Company Diluted Share Amount.................................................................................1.5(c)
Company Letter...............................................................................................3.2(a)
Company Permits..............................................................................................3.8(a)
Company Plan................................................................................................3.12(c)
Company Preferred Stock......................................................................................3.2(a)
Company Stock Options........................................................................................3.2(a)
Company Stock Plan...........................................................................................3.2(a)
Company Stockholder Meeting.....................................................................................5.1
Company Voting Agreement...................................................................................Recitals
Confidentiality Agreement.......................................................................................5.3
Constituent Corporations...................................................................................Forepart
Coordination Agreement.....................................................................................Recitals
D&O Insurance..................................................................................................5.11
DGCL............................................................................................................1.1
Effective Time..................................................................................................1.2
Environmental Laws.............................................................................................2.13
ERISA.......................................................................................................2.12(a)
ERISA Affiliate.............................................................................................2.12(c)
Exchange Act....................................................................................................2.4
Exchange Agent...............................................................................................1.6(a)
Exchange Fund................................................................................................1.6(a)
Exchange Ratio...............................................................................................1.5(c)
Gains Taxes....................................................................................................5.10
Governmental Entity.............................................................................................2.4
HSR Act.........................................................................................................3.4
Intellectual Property Rights................................................................................2.15(a)
IRS.............................................................................................................2.9

Joint Proxy Statement...........................................................................................2.6
Knowledge of Parent............................................................................................2.10
Knowledge of Company...........................................................................................3.10
Material Adverse Change.........................................................................................2.1
Material Adverse Effect.........................................................................................2.1
Merger.....................................................................................................Recitals
Parent.....................................................................................................Forepart
Parent Affiliate Letter......................................................................................5.4(b)
Parent Annual Report.........................................................................................2.2(c)
Parent Business Personnel......................................................................................2.14
Parent Bylaws...............................................................................................1.15(b)
Parent Charter..............................................................................................1.15(b)
Parent Common Stock........................................................................................Recitals
Parent Letter...................................................................................................2.2
Parent Multiemployer Plan...................................................................................2.12(c)
Parent Permits...............................................................................................2.8(a)
Parent Plan.................................................................................................2.12(c)
Parent Preferred Stock.......................................................................................2.2(a)
Parent SEC Documents............................................................................................2.5
Parent Stock Plans...........................................................................................2.2(a)
Parent Stockholder Meeting......................................................................................5.1
Parent Voting Agreement....................................................................................Recitals
Registration Rights Agreement..................................................................................5.14
Rule 145 Affiliates..........................................................................................5.4(a)
SEC..........................................................................................................2.2(c)
Securities Act..................................................................................................2.3
Share Issuance..................................................................................................2.3
Stay Bonuses...................................................................................................5.13
Stockholder Meetings............................................................................................5.1
Sub........................................................................................................Forepart
Subsidiary......................................................................................................2.1
Substitute Option...............................................................................................5.7
Surviving Corporation...........................................................................................1.1
Tax Return......................................................................................................2.9
Taxes...........................................................................................................2.9
Worker Safety Laws.............................................................................................2.13

                          AGREEMENT AND PLAN OF MERGER


                  AGREEMENT AND PLAN OF MERGER, dated as of November 20, 1998 (this "Agreement"), among Concord EFS, Inc., a Delaware corporation ("Parent"), CEFT, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), and Electronic Payment Services, Inc., a Delaware corporation (the "Company") (Sub and the Company being hereinafter collectively referred to as the "Constituent Corporations").


                              W I T N E S S E T H:


                  WHEREAS, the respective Boards of Directors of Parent, Sub and the Company have approved and declared advisable the merger of Sub and the Company (the "Merger"), upon the terms and subject to the conditions set forth herein, whereby each issued and outstanding share of common stock, par value $.01 per share, of the Company ("Company Common Stock") not owned directly or indirectly by the Company will be converted into shares of Common Stock, par value $.33 1/3 per share, of Parent ("Parent Common Stock");

                  WHEREAS, the respective Boards of Directors of Parent and the Company have determined that the Merger is in furtherance of and consistent with their respective long-term business strategies and is in the best interest of their respective stockholders;

                  WHEREAS, in order to induce Parent and Sub to enter into this Agreement, concurrently herewith certain of the stockholders of the Company and Parent are entering into a Voting Agreement dated as of the date hereof (the "Company Voting Agreement") in the form attached as Exhibit A;

                  WHEREAS, in order to induce Parent and Sub to enter into this Agreement and to set forth in writing certain matters relating to the Merger, certain of the stockholders of the Company, the Company and Parent are entering into a Coordination Agreement dated as of the date hereof (the "Coordination Agreement");

                  WHEREAS, in order to induce the Company to enter into this Agreement, concurrently herewith certain of the stockholders of Parent and the Company are entering into a Voting Agreement dated as of the date hereof (the "Parent Voting Agreement") in the form attached as Exhibit B;

                  WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

                  WHEREAS, it is intended that the Merger shall be recorded for accounting purposes as a pooling of interests.

                  NOW, THEREFORE, in consideration of the premises, representations, warranties and agreements herein contained, the parties agree as follows:


                                    ARTICLE I

                                   THE MERGER

                  Section 1.1 The Merger. Upon the terms and subject to the conditions hereof, and in accordance with the Delaware General Corporation Law (the "DGCL"), Sub shall be merged with and into the Company at the Effective Time (as hereinafter defined). Following the Merger, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of Sub in accordance with the DGCL.

                  Section 1.2 Effective Time. The Merger shall become effective when a Certificate of Merger (the "Certificate of Merger"), executed in accordance with the relevant provisions of the DGCL, is filed with the Secretary of State of the State of Delaware; provided, however, that, upon mutual written consent of the Constituent Corporations, the Certificate of Merger may provide for a later date of effectiveness of the Merger not more than 30 days after the date the Certificate of Merger is filed. When used in this Agreement, the term "Effective Time" shall mean the date and time at which the Certificate of Merger is accepted for recording or such later time established by the Certificate of Merger. The filing of the Certificate of Merger shall be made on the date of the Closing.

                  Section 1.3 Effects of the Merger. The Merger shall have the effects set forth in Section 259 of the DGCL.

                  Section 1.4 Charter and Bylaws; Directors and Officers. (a) At the Effective Time, the Amended and Restated Certificate of Incorporation of the Company (the "Company Charter"), as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law. At the Effective Time, the Amended and Restated By-laws of the Company (the "Company Bylaws"), as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by the Company Charter.

                  (b) The directors of Sub at the Effective Time of the Merger shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be. The officers of the Company at the Effective Time of the Merger shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                  Section 1.5 Conversion of Securities. As of the Effective Time, by virtue of the Merger and without any action on the part of Sub, the Company or the holders of any securities of the Constituent Corporations:

                  (a) Each issued and outstanding share of common stock, par value $.01 per share, of Sub shall be converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

                  (b) All shares of Company Common Stock that are held in the treasury of the Company or by any wholly owned Subsidiary of the Company shall be canceled and no capital stock of Parent or other consideration shall be delivered in exchange therefor.

                  (c) Subject to the provisions of Sections 1.8, 1.10 and 7.1(i) hereof, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 1.5(b)) shall be converted into 7.9111 (such number being the "Exchange Ratio") validly issued, fully paid and nonassessable shares of Parent Common Stock (the Exchange Ratio being determined by dividing (i) 32,310,000 by (ii) the aggregate number of shares of Company Common Stock outstanding as of the date hereof determined on a fully diluted basis assuming all options obligating the Company to issue, sell, deliver or cause to be issued, delivered or sold any additional shares of Company Common Stock or any other capital stock (or other voting securities or equity equivalents) of the Company had been fully exercised as of the date hereof (the "Company Diluted Share Amount")). In the event the Company Diluted Share Amount immediately prior to the Effective Time shall exceed 4,084,127, the Exchange Ratio shall be appropriately adjusted. All shares of Company Common Stock outstanding immediately prior to the Effective Time, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive any dividends and other distributions in accordance with Section 1.7, certificates representing the shares of Parent Common Stock into which such shares are converted and any cash, without interest, in lieu of fractional shares to be issued or paid in consideration therefor upon the surrender of such certificate in accordance with Section 1.6. At the Effective Time, each Company Stock Option (as defined herein) shall become and represent a Substitute Option (as defined herein) in accordance with Section 5.7.

                  (d) Each issued and outstanding share of Company Preferred Stock (as defined herein) shall remain issued and outstanding as a share of capital stock of the Surviving Corporation.

                  Section 1.6 Parent to Make Certificates Available. (a) Exchange of Certificates. Parent shall authorize such person or persons as shall be reasonably acceptable to Parent and the Company to act as Exchange Agent hereunder (the "Exchange Agent"). Prior to the Effective Time, Parent shall deposit with the Exchange Agent certificates representing the shares of Parent Common Stock issuable pursuant to Section 1.5(c) for exchange with outstanding shares of Company Common Stock, and cash as required to make payments in lieu of any fractional shares pursuant to Section 1.8 (such cash and shares of Parent Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund"). The Exchange Agent shall deliver the Parent Common Stock contemplated to be issued pursuant to Section 1.5(c) out of the Exchange Fund.

                  (b) Exchange Procedures. Parent shall instruct the Exchange Agent, as soon as practicable after the Effective Time, to mail to each record holder of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock converted in the Merger (the "Certificates") a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon actual delivery of the Certificates to the Exchange Agent, and shall contain instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock and cash in lieu of fractional shares). If requested by the Company prior to the Closing Date, Parent shall instruct the Exchange Agent to make such letters of transmittal available at the location of the Closing, and shall cause the Exchange Agent to be available at such location to receive, from record holders of Certificates wishing to surrender them, such letters of transmittal along with the related Certificates. Upon surrender for cancellation to the Exchange Agent of all Certificates held by any record holder of a Certificate, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Parent Common Stock into which the shares represented by the surrendered Certificate shall have been converted at the Effective Time pursuant to this Article I, cash in lieu of any fractional share in accordance with Section 1.8 and certain dividends and other distributions in accordance with Section 1.7, and any Certificate so surrendered shall forthwith be canceled.

                  Section 1.7 Dividends; Transfer Taxes; Withholding. No dividends or other distributions that are declared on or after the Effective Time on Parent Common Stock, or are payable to the holders of record thereof on or after the Effective Time, will be paid to any person entitled by reason of the Merger to receive a certificate representing Parent Common Stock until such person surrenders the related Certificate or Certificates, as provided in
Section 1.6, and no cash payment in lieu of fractional shares will be paid to any such person pursuant to Section 1.8 until such person shall so surrender the related Certificate or Certificates. Subject to the effect of applicable law, there shall be paid to each record holder of a new certificate representing such Parent Common Stock: (i) at the time of such surrender or as promptly as practicable thereafter, the amount of any dividends or other distributions theretofore paid with respect to the shares of Parent Common Stock represented by such new certificate and having a record date on or after the Effective Time and a payment date prior to such surrender; (ii) at the appropriate payment date or as promptly as practicable thereafter, the amount of any dividends or other distributions payable with respect to such shares of Parent Common Stock and having a record date on or after the Effective Time but prior to such surrender and a payment date on or subsequent to such surrender; and (iii) at the time of such surrender or as promptly as practicable thereafter, the amount of any cash payable with respect to a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 1.8. In no event shall the person entitled to receive such dividends or other distributions or cash in lieu of fractional shares be entitled to receive interest on such dividends or other distributions or cash in lieu of fractional shares. If any cash or certificate representing shares of Parent Common Stock is to be paid to or issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of certificates for such shares of Parent Common Stock in a name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. Parent or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as Parent or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code or under any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Parent or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of shares of Company Common Stock in respect of which such deduction and withholding was made by Parent or the Exchange Agent.

                  Section 1.8 No Fractional Securities. No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates pursuant to this Article I, and no Parent dividend or other distribution or stock split shall relate to any fractional share, and no fractional share shall entitle the owner thereof to vote or to any other rights of a security holder of Parent. In lieu of any such fractional share, each holder of shares of Company Common Stock who would otherwise have been entitled to a fraction of a share of Parent Common Stock upon surrender of Certificates for exchange pursuant to this Article I will be paid an amount in cash (without interest), rounded to the nearest cent, determined by multiplying (i) the last reported sale price per share of Parent Common Stock on the Nasdaq National Market System ("Nasdaq") on the Closing Date (or, if the shares of Parent Common Stock do not trade on Nasdaq on such date, the trading day immediately preceding the Closing Date) by (ii) the fractional interest to which such holder would otherwise be entitled. As promptly as practicable after the determination of the amount of cash, if any, to be paid to holders of fractional share interests, the Exchange Agent shall so notify Parent, and Parent shall deposit such amount with the Exchange Agent and shall cause the Exchange Agent to forward payments to such holders of fractional share interests subject to and in accordance with the terms of Section 1.7 and this
Section 1.8.

                  Section 1.9 Return of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the former stockholders of the Company for 60 days after the Effective Time shall be delivered to Parent, upon demand of Parent, and any such former stockholders who have not theretofore complied with this Article I shall thereafter look only to Parent for payment of their claim for Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions with respect to Parent Common Stock. Neither Parent nor the Surviving Corporation shall be liable to any former holder of shares of Company Common Stock for any such shares of Parent Common Stock, cash and dividends and distributions held in the Exchange Fund which is delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                  Section 1.10 Adjustment of Exchange Ratio. In the event of any reclassification, stock split or stock dividend with respect to Parent Common Stock or any change or conversion of Parent Common Stock into other securities (or if a record date with respect to any of the foregoing should occur) prior to the Effective Time, appropriate and proportionate adjustments, if any, shall be made to the Exchange Ratio, and all references to the Exchange Ratio in this Agreement shall be deemed to be to the Exchange Ratio, as so adjusted.

                  Section 1.11 No Further Ownership Rights in Company Common Stock. All shares of Parent Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms hereof (including any cash paid pursuant to Section 1.8) shall be deemed to have been issued in full satisfaction of all rights pertaining to the shares of Company Common Stock represented by such Certificates.

                  Section 1.12 Closing of Company Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of shares of Company Common Stock shall thereafter be made on the records of the Company. If, after the Effective Time, Certificates are presented to the Surviving Corporation, the Exchange Agent or Parent, such Certificates shall be canceled and exchanged as provided in this Article I.

                  Section 1.13 Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock to which the holders thereof are entitled pursuant to Section 1.8 and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 1.7.

                  Section 1.14 Further Assurances. If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either of the Constituent Corporations, or (b) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of either of the Constituent Corporations, all such deeds, bills of sale, assignments and assurances and to do, in the name and on behalf of either Constituent Corporation, all such other acts and things as may be necessary, desirable or proper to vest, perfect or confirm the Surviving Corporation's right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of such Constituent Corporation and otherwise to carry out the purposes of this Agreement.

                  Section 1.15 Closing; Closing Deliveries. (a) The closing of the transactions contemplated by this Agreement (the "Closing") and all actions specified in this Agreement to occur at the Closing shall take place at the offices of Sidley & Austin, One First National Plaza, Chicago, Illinois, at 10:00 a.m., local time, no later than the fifth business day following the day on which the last of the conditions set forth in Article VI shall have been fulfilled or waived (if permissible) or at such other time and place as Parent and the Company shall agree (the date of the Closing is referred to herein as the "Closing Date").

                  (b) Subject to fulfillment or waiver of the conditions set forth in Article VI, at the Closing Parent shall deliver to the Company all of the following:

                  (i) a copy of the Certificate of Incorporation of Parent (the "Parent Charter"), certified as of a recent date by the Secretary of State of the State of Delaware;

                  (ii) a certificate of good standing of Parent, issued as of a recent date by the Secretary of State of the State of Delaware;

                  (iii) a certificate of the Secretary or an Assistant Secretary of Parent, dated as of the Closing Date, in form and substance reasonably satisfactory to the Company, as to (A) no amendments to the Parent Charter since a specified date; (B) the Bylaws of Parent (the "Parent Bylaws"); (C) the resolutions of the Board of Directors of Parent; authorizing the execution and performance of this Agreement and the transactions contemplated herein; (D) the resolutions of the stockholders of Parent approving the Share Issuance (as hereinafter defined); and (E) the incumbency and signatures of the officers of Parent executing this Agreement;

                  (iv) the certificates contemplated by Section 6.2(a), duly executed by the Chief Executive Officer and the Chief Financial Officer of Parent;

                  (v) all consents, waivers or approvals obtained by Parent with respect to the consummation of the transactions contemplated by this Agreement; and

                  (vi) the Registration Rights Agreement (as hereinafter defined), duly executed by Parent.

                  (c) Subject to fulfillment or waiver of the conditions set forth in Article VI, at the Closing Sub shall deliver to the Company all of the following:

                  (i) a copy of the Certificate of Incorporation of Sub certified as of a recent date by the Secretary of State of the State of Delaware;

                  (ii) a certificate of good standing of Sub, issued as of a recent date by the Secretary of State of the State of Delaware; and

                  (iii) a certificate of the Secretary or an Assistant Secretary of Sub, dated as of the Closing Date, in form and substance reasonably satisfactory to the Company, as to (A) no amendments to the Certificate of Incorporation of Sub since a specified date; (B) the Bylaws of Sub;
         (C) the resolutions of the Board of Directors of Sub authorizing the execution and performance of this Agreement and the transactions contemplated herein and the written consent of Parent in its capacity as sole stockholder of Sub adopting this Agreement in accordance with
         Section 251 of the DGCL; and (D) the incumbency and signatures of the officers of Sub executing this Agreement.

                  (d) Subject to fulfillment or waiver of the conditions set forth in Article VI, at the Closing the Company shall deliver to parent all of the following:

                  (i) a copy of the Company Charter, certified as of a recent date by the Secretary of State of the State of Delaware;

                  (ii) a certificate of good standing of the Company, issued as of a recent date by the Secretary of State of the State of Delaware;

                  (iii) a certificate of the Secretary or an Assistant Secretary of the Company, dated as of the Closing Date, in form and substance reasonably satisfactory to Parent, as to (A) no amendments to the Company Charter since a specified date; (B) the Company Bylaws; (C) the resolutions of the Board of Directors of the Company authorizing the execution and performance of this Agreement and the transactions contemplated herein and the resolutions of the stockholders of the Company adopting this Agreement in accordance with Section 251 of the DGCL; and (D) the incumbency and signatures of the officers of the Company executing this Agreement;

                  (iv) all consents, waivers or approvals obtained by the Company with respect to the consummation of the transactions contemplated by this Agreement; and

                  (v) the certificates contemplated by Section 6.3(a) duly executed by the Chief Executive Officer and the Chief Financial Officer of the Company.


                                   ARTICLE II

                REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

                  Parent and Sub represent and warrant to the Company as follows:

                  Section 2.1 Organization, Standing and Power. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Parent and Sub has the requisite corporate power and authority to carry on its business as now being conducted. Each Subsidiary (as hereinafter defined) of Parent is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate power and authority to carry on its business as now being conducted, except where the failure to be so organized, existing or in good standing or to have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect (as hereinafter defined) on Parent. Parent and each of its Subsidiaries are duly qualified to do business, and are in good standing, in each jurisdiction where the character of their properties owned or held under lease or the nature of their activities makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on Parent. For purposes of this Agreement (a)

"Material Adverse Change" or "Material Adverse Effect" means, when used with respect to Parent or the Company, as the case may be, any event, change or effect that is materially adverse to the business, financial condition or results of operations of Parent and its Subsidiaries, taken as a whole, or the Company and its Subsidiaries, taken as a whole, as the case may be; provided, however, that in determining whether a Material Adverse Change or Material Adverse Effect has occurred with respect to either referenced party, any change or effect, to the extent it is attributable to (A) any change in general economic conditions, (B) matters affecting companies in the same or similar industries to the industries in which the Company and its Subsidiaries or Parent and its Subsidiaries, as the case may be, operate or (C) the execution, public announcement or existence of this Agreement, shall not be considered when determining whether a Material Adverse Change or Material Adverse Effect has occurred; and (b) "Subsidiary" means any corporation, partnership, limited liability company, joint venture or other legal entity of which Parent or the Company, as the case may be (either alone or through or together with any other Subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation, partnership, limited liability company, joint venture or other legal entity.

                  Section 2.2 Capital Structure. (a) As of the date hereof, the authorized capital stock of Parent consists of 200,000,000 shares of Parent Common Stock. At the close of business on November 11, 1998, (i) 97,815,178 shares of Parent Common Stock were issued and outstanding, all of which were validly issued, fully paid and nonassessable and free of preemptive rights, (ii) no shares of Parent Common Stock were held in treasury of Parent or by Subsidiaries of Parent, and (iii) 9,388,319 shares of Parent Common Stock were reserved for issuance pursuant to outstanding options ("Parent Stock Options") to purchase or otherwise acquire shares of Parent Common Stock under Parent's benefit plans or arrangements or pursuant to any plans assumed by Parent in connection with any acquisition, business combination or similar transaction, other than the Merger (collectively, the "Parent Stock Plans"), except as set forth in Section 2.2 of the letter dated as of the date hereof from Parent to the Company, which letter relates to this Agreement and is designated therein as the Parent Letter (the "Parent Letter"). As of the date of this Agreement, except as set forth in Section 2.2 of the Parent Letter, except as set forth above and except for the issuance of shares of Parent Common Stock pursuant to the Parent Stock Plans, no shares of capital stock or other voting securities of Parent were issued, reserved for issuance or outstanding. All of the shares of Parent Common Stock issuable in exchange for Company Common Stock at the Effective Time in accordance with this Agreement will be, when so issued, duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights. As of the date of this Agreement, except for (i) this Agreement and (ii) as set forth above, there are no options, warrants, calls, rights, puts or agreements to which Parent or any of its Subsidiaries is a party or by which any of them is bound obligating Parent or any of its Subsidiaries to issue, deliver, sell or redeem, or cause to be issued, delivered, sold or redeemed, any additional shares of capital stock (or other voting securities or equity equivalents) of Parent or any of its Subsidiaries or obligating Parent or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, right, put or agreement.

                  (b) As of the date of this Agreement, each outstanding share of capital stock (or other voting security or equity equivalent) of each Subsidiary of Parent is duly authorized, validly issued, fully paid and nonassessable and each such share (or other voting security or equity equivalent) is owned by Parent or another Subsidiary of Parent, free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on voting rights, charges and other encumbrances of any nature whatsoever.

                  (c) Except as set forth in Section 2.2 of the Parent Letter,
Exhibit 21 to Parent's Annual Report on Form 10-K for the year ended December 31, 1997 (the "Parent Annual Report", as filed with the Securities and Exchange Commission (the "SEC"), is a true, accurate and correct statement in all material respects of all of the information required to be set forth therein by the regulations of the SEC.

                  Section 2.3 Authority. On or prior to the date of this Agreement, the Boards of Directors of Parent and Sub declared the Merger advisable and fair to and in the best interest of Parent and Sub, respectively, and their respective stockholders, and approved and adopted this Agreement in accordance with the DGCL, and the Board of Directors of Parent has resolved to recommend the approval by Parent's stockholders of the issuance of Parent Common Stock in connection with the Merger (the "Share Issuance"). Each of Parent and Sub has all requisite corporate power and authority to enter into this Agreement, and, subject to approval by the stockholders of Parent of the Share Issuance, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Sub and the consummation by Parent and Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Sub, subject to (x) approval by the stockholders of Parent of the Share Issuance and (y) the filing of appropriate Merger documents as required by the DGCL. This Agreement and the consummation of the transactions contemplated hereby have been approved by the sole stockholder of Sub. This Agreement has been duly executed and delivered by Parent and Sub, and (assuming the valid authorization, execution and delivery of this Agreement by the Company and the validity and binding effect hereof on the Company) this Agreement constitutes the valid and binding obligation of Parent and Sub enforceable against each of them in accordance with its terms. The Share Issuance has been duly authorized by Parent's Board of Directors.

                  Section 2.4 Consents and Approvals; No Violation. Except as set forth in Section 2.4 of the Parent Letter, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, result in any violation of, or default (with or without notice or lapse of time, or both) under, or give to others a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Parent or any of its Subsidiaries under, any provision of (i) the Parent Charter or the Parent Bylaws or the Certificate of Incorporation or Bylaws of Sub, (ii) any provision of the comparable charter or organization documents of any of Parent's Subsidiaries, (iii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Parent or any of its Subsidiaries or (iv) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clauses (ii), (iii) or (iv), any such violations, defaults, rights, liens, security interests, charges or encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect on Parent, materially impair the ability of Parent or Sub to perform their respective obligations hereunder or prevent the consummation of any of the transactions contemplated hereby. No filing or registration with, or authorization, consent or approval of, any domestic (federal and state), foreign or supranational court, commission, governmental body, regulatory agency, authority or tribunal (a "Governmental Entity") is required by or with respect to Parent or any of its Subsidiaries in connection with the execution and delivery of this Agreement by Parent or Sub or is necessary for the consummation of the Merger and the other transactions contemplated by this Agreement, except for (i) in connection, or in compliance, with the provisions of the Bank Holding Company Act of 1956, as amended (the "Bank Act"), the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder the "Securities Act"), and the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the "Exchange Act"), (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company or any of its Subsidiaries is qualified to do business, (iii) such filings as may be required in connection with the taxes described in Section 5.10, (iv) applicable requirements, if any, of state securities or "blue sky" laws ("Blue Sky Laws") and Nasdaq, and (v) such other consents, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, have a Material Adverse Effect on Parent, materially impair the ability of Parent or Sub to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

                  Section 2.5 SEC Documents and Other Reports. Parent has filed all required documents with the SEC since January 1, 1996 (the "Parent SEC Documents"). As of their respective dates, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and, at the respective times they were filed, none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements (including, in each case, any notes thereto) of Parent included in the Parent SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles (except, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly presented in all material respects the consolidated financial position of Parent and its consolidated Subsidiaries as at the respective dates thereof and the consolidated results of their operations and their consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein). Except as disclosed in the Parent SEC Documents or as required by generally accepted accounting principles, Parent has not, since December 31, 1997, made any change in the accounting practices or policies applied in the preparation of financial statements.

                  Section 2.6 Joint Proxy Statement. None of the information to be supplied by Parent or Sub for inclusion or incorporation by reference in the joint proxy statement relating to the Stockholder Meetings (as hereinafter defined) (together with any amendments or supplements thereto, the "Joint Proxy Statement") will, at the time of the mailing of the Joint Proxy Statement and at the time of each of the Stockholder Meetings, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Stockholder Meetings any event with respect to Parent, its officers and directors or any of its Subsidiaries shall occur which is required to be described in the Joint Proxy Statement, such event shall be so described, and an appropriate amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the stockholders of Parent and the Company. The Joint Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act.

                  Section 2.7 Absence of Certain Changes or Events. Except as disclosed in Parent SEC Documents filed with the SEC prior to the date of this Agreement or as disclosed in Section 2.7 of the Parent Letter, since December 31, 1997 Parent and its Subsidiaries have not incurred any liability or obligation (indirect, direct or contingent) that would result in a Material Adverse Effect on Parent. Since December 31, 1997, there has been no Material Adverse Effect on Parent.

                  Section 2.8 Permits and Compliance; Defaults. (a) Each of Parent and its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, charters, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for Parent or any of its Subsidiaries to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Parent Permits"), and all such Parent Permits are valid and in full force and effect, except where the failure to be in possession of any of the Parent Permits or the failure of any such Parent Permit to be in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect on Parent. Parent and its Subsidiaries are in compliance in all material respects with their respective obligations under the Parent Permits, with only such exceptions as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Parent.

                  (b) Neither Parent nor any of its Subsidiaries is in violation of (A) its charter, by-laws or other organizational documents, (B) any applicable law, ordinance, administrative or governmental rule or regulation or
(C) any order, decree or judgment of any Governmental Entity having jurisdiction over Parent or any of its Subsidiaries, except, in the case of clauses (A), (B) and (C), for any violations that, individually or in the aggregate, would not have a Material Adverse Effect on Parent. Except as set forth in the Parent SEC Documents filed prior to the date of this Agreement or Section 2.8 of the Parent Letter, no event of default or event that, but for the giving of notice or the lapse of time or both, would constitute an event of default exists or, upon the consummation by Parent or Sub of the transactions contemplated by this Agreement, will exist under any indenture, mortgage, loan agreement, note or other agreement or instrument for borrowed money, any guarantee of any agreement or instrument for borrowed money or any lease, contractual license or other agreement or instrument to which Parent or any of its

Subsidiaries is a party or by which Parent or any such Subsidiary is bound or to which any of the properties, assets or operations of Parent or any such Subsidiary is subject, other than any defaults that, individually or in the aggregate, would not have a Material Adverse Effect on Parent.

                  Section 2.9 Tax Matters. Except as otherwise set forth in
Section 2.9 of the Parent Letter, (i) Parent and each of its Subsidiaries have filed all federal, and all material state, local and foreign, Tax Returns (as hereinafter defined) required to have been filed or appropriate extensions therefor have been properly obtained, and such Tax Returns are correct and complete, except to the extent that any failure to so file or any failure to be correct and complete would not, individually or in the aggregate, have a Material Adverse Effect on Parent; (ii) all Taxes (as hereinafter defined) shown to be due on such Tax Returns have been timely paid or extensions for payment have been properly obtained, except to the extent that any failure to so pay or so obtain such an extension would not, individually or in the aggregate, have a Material Adverse Effect on Parent, (iii) Parent and each of its Subsidiaries have complied in all material respects with all rules and regulations relating to the withholding of Taxes except to the extent that any failure to comply with such rules and regulations would not, individually or in the aggregate, have a Material Adverse Effect on Parent; (iv) any Tax Returns referred to in clause
(i) relating to federal income Taxes have been examined by the Internal Revenue Service (the "IRS") or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired; (v) no material issues that have been raised in writing by the relevant taxing authority in connection with the examination of the Tax Returns referred to in clause (i) are currently pending; and (vi) all deficiencies asserted or assessments made as a result of any examination of such Tax Returns by any taxing authority have been paid in full or are being timely and properly contested. For purposes of this
Agreement: (i) "Taxes" means any federal, state, local or foreign income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or added minimum, ad valorem, value-added, transfer or excise tax, or other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty imposed by any Governmental Entity, and (ii) "Tax Return" means any return, report or similar statement (including the attached schedules) required to be filed with respect to any Tax, including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

                  Section 2.10 Actions and Proceedings. Except as set forth in the Parent SEC Documents filed prior to the date of this Agreement and except as set forth in Section 2.10 of the Parent Letter, there are no outstanding orders, judgments, injunctions, awards or decrees of any Governmental Entity against Parent or any of its Subsidiaries, or, to the Knowledge of Parent, against any of the present or former directors or officers of Parent or any of its Subsidiaries, as such, or any of its or their properties, assets or business that, individually or in the aggregate, would have a Material Adverse Effect on Parent. Except as set forth in Section 2.10 of the Parent Letter, there are no actions, suits or claims or legal, administrative or arbitration proceedings or investigations pending or, to the Knowledge of Parent, threatened against Parent or any of its Subsidiaries or, to the Knowledge of Parent, any of its or their present or former directors or officers, as such, or any of its or their properties, assets or business or any Parent

Plan that, individually or in the aggregate, would have a Material Adverse Effect on Parent or materially impair the ability of Parent to perform its obligations hereunder. As of the date hereof, there are no actions, suits, labor disputes or other litigation, legal or administrative proceedings or governmental investigations pending or, to the Knowledge of Parent, threatened against or affecting Parent or any of its Subsidiaries or, to the Knowledge of Parent, any of its or their present or former officers or directors, as such, or any of its or their properties, assets or business or any Parent Plan relating to the transactions contemplated by this Agreement. For purposes of this Agreement, "Knowledge of Parent" means the actual knowledge of the individuals identified in Section 2.10 of the Parent Letter.

                  Section 2.11 Certain Agreements. Neither Parent nor any of its Subsidiaries is a party to any contract, agreement or arrangement which is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K under the Securities Act) to be performed after the date of this Agreement that has not been filed or incorporated by reference in the Parent SEC Documents. Each contract, agreement or arrangement of Parent or its Subsidiaries which is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K under the Securities Act) is valid and binding on Parent or its respective Subsidiary, as applicable, and in full force and effect and Parent and each Subsidiary has performed all obligations required to be performed by it to the date hereof under each such contract, agreement or arrangement in all material respects, except where the failure of such contracts to be valid and binding or the failure of any such obligation to have been performed would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

                  Section 2.12 ERISA. (a) Except as would not have a Material Adverse Effect on Parent, (i) each Parent Plan complies in all respects with the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Code and all other applicable statutes and governmental rules and regulations, and
(ii) no "reportable event" (within the meaning of Section 4043 of ERISA) has occurred with respect to any Parent Plan. Neither Parent nor any of its ERISA Affiliates (as hereinafter defined) has withdrawn from any Parent Multiemployer Plan (as hereinafter defined) or instituted, or is currently considering taking, any action to do so. Except as would not have a Material Adverse Effect on Parent, no Parent Plan, nor any trust created thereunder, has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived.

                  (b) With respect to the Parent Plans, no event has occurred and, to the Knowledge of Parent, there exists no condition or set of circumstances in connection with which Parent or any ERISA Affiliate or Parent Plan fiduciary could be subject to any liability under the terms of such Parent Plans, ERISA, the Code or any other applicable law, other than liabilities for benefits payable in the normal course, and other than any liability which would not have a Material Adverse Effect on Parent. Neither Parent nor any of its ERISA Affiliates has been notified by any Parent Multiemployer Plan that such Parent Multiemployer Plan is currently in reorganization or insolvency under and within the meaning of Section 4241 or 4245 of ERISA or that such Parent Multiemployer Plan intends to terminate or has been terminated under Section 4041A of ERISA. Except as disclosed in Section 2.12 of the Parent Letter, neither the Parent nor any of its ERISA Affiliates has any material liability or obligation under any welfare plan to provide benefits after termination of employment to any employee or dependent other than as required by Section 4980B of the Code.

                  (c) As used herein, (i) "Parent Plan" means a "pension plan" (as defined in Section 3(2) of ERISA (other than a Parent Multiemployer Plan)), a "welfare plan" (as defined in Section 3(1) of ERISA), or any bonus, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, holiday pay, vacation, severance, death benefit, sick leave, fringe benefit, insurance or other plan, arrangement or understanding, in each case established or maintained by Parent or any of its ERISA Affiliates or as to which Parent or any of its ERISA Affiliates has contributed or otherwise may have any liability, (ii) "Parent Multiemployer Plan" means a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) to which Parent or any of its ERISA Affiliates is or has been obligated to contribute or otherwise may have any liability, and (iii) with respect to any person, "ERISA Affiliate" means any trade or business (whether or not incorporated) which is under common control or would be considered a single employer with such person pursuant to Section 414(b), (c), (m) or (o) of the Code and the regulations promulgated under those sections or pursuant to Section 4001(b) of ERISA and the regulations promulgated thereunder.

                  Section 2.13 Compliance with Worker Safety and Environmental Laws. To the Knowledge of Parent, the properties, assets and operations of Parent and its Subsidiaries are in compliance with all applicable federal, state, local and foreign laws, rules and regulations, orders, decrees, judgments, permits and licenses relating to public and worker health and safety (collectively, "Worker Safety Laws") and the protection and clean-up of the environment and activities or conditions related thereto, including, without limitation, those relating to the generation, handling, disposal, transportation or release of hazardous materials (collectively, "Environmental Laws"), except for any violations that, individually or in the aggregate, would not have a Material Adverse Effect on Parent. With respect to such properties, assets and operations, including any previously owned, leased or operated properties, assets or operations, there are no events, conditions, circumstances, activities, practices, incidents, actions or plans of Parent or any of its Subsidiaries that interfere with or prevent compliance or continued compliance with applicable Worker Safety Laws and Environmental Laws, other than any such interference or prevention as would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

                  Section 2.14 Labor Matters. Neither Parent nor any of its Subsidiaries is a party to any collective bargaining agreement or labor contract. To the Knowledge of Parent, neither Parent nor any of its Subsidiaries has engaged in any unfair labor practice with respect to any persons employed by or otherwise performing services primarily for Parent or any of its Subsidiaries (the "Parent Business Personnel"), and there is no unfair labor practice complaint or grievance against Parent or any of its Subsidiaries by the National Labor Relations Board or any comparable state agency pending or, to the Knowledge of Parent, threatened in writing with respect to Parent Business Personnel, except where such unfair labor practice, complaint or grievance would not have a Material Adverse Effect on Parent. There is no labor strike, dispute, slowdown or stoppage pending or, to the Knowledge of Parent, threatened against or affecting Parent or any of its Subsidiaries which may interfere with the respective business activities of

Parent or any of its Subsidiaries, except where such dispute, strike or work stoppage would not have a Material Adverse Effect on Parent.

                  Section 2.15 Intellectual Property. (a) Parent and its Subsidiaries have, through ownership or licensing, all patents, trademarks, trade names, service marks, trade secrets, copyrights and other proprietary intellectual property rights (collectively, "Intellectual Property Rights") as are necessary to conduct the business of Parent and its Subsidiaries as currently conducted by Parent and its Subsidiaries, taken as a whole, except where the failure to have such Intellectual Property Rights would not have a Material Adverse Effect on Parent. To the Knowledge of Parent, neither Parent nor any of its Subsidiaries has infringed any Intellectual Property Rights of any third party other than any infringements that, individually or in the aggregate, would not have a Material Adverse Effect on Parent.

                  (b) Except as set forth in the Parent SEC Documents filed prior to the date of this Agreement or in Section 2.15 of the Parent Letter, there are no actions, suits or claims or administrative proceedings or investigations pending or, to the Knowledge of Parent, threatened that challenge or question Parent's Intellectual Property Rights and that, individually or in the aggregate, would have a Material Adverse Effect on Parent.

                  Section 2.16 Opinion of Financial Advisor. Parent has received the written opinion of William Blair & Company L.L.C., dated the date hereof, to the effect that, as of the date hereof, the Exchange Ratio is fair to Parent from a financial point of view.

                  Section 2.17 Required Vote of Parent Stockholders. The affirmative vote of a majority of the shares present in person or by proxy at the Parent Stockholder Meeting (as hereinafter defined) and entitled to vote on the Share Issuance is required to approve the Share Issuance. No other vote of the securityholders of Parent is required by law, the Parent Charter or the Parent Bylaws or otherwise in order for Parent to consummate the Merger and the transactions contemplated hereby.

                  Section 2.18 Pooling of Interests; Reorganization. To the Knowledge of Parent, neither Parent nor any of its Subsidiaries has (i) taken any action or failed to take any action which action or failure would jeopardize the treatment of the Merger as a pooling of interests for accounting purposes or
(ii) taken any action or failed to take any action which action or failure would jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

                  Section 2.19 Brokers. No broker, investment banker or other person, other than William Blair & Company L.L.C., the fees and expenses of which will be paid by Parent, is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent.

                  Section 2.20 Operations of Sub. Sub is a direct, wholly owned subsidiary of Parent, was formed solely for the purpose of engaging in the transactions contemplated hereby,

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
has engaged in no other business activities and has conducted its operations only as contemplated hereby.


                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company represents and warrants to Parent and Sub as follows:

                  Section 3.1 Organization, Standing and Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business as now being conducted. Each Subsidiary of the Company is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate power and authority to carry on its business as now being conducted, except where the failure to be so organized, existing or in good standing or to have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect on the Company. The Company and each of its Subsidiaries are duly qualified to do business, and are in good standing, in each jurisdiction where the character of their properties owned or held under lease or the nature of their activities makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

                  Section 3.2 Capital Structure. (a) As of the date hereof, the authorized capital stock of the Company consists of 10,000,000 shares of Company Common Stock and 1,500,000 shares of preferred stock, par value $163.60 per share ("Company Preferred Stock"). As of the close of business on November 18, 1998, (i) 3,752,375 shares of Company Common Stock were issued and outstanding, all of which were validly issued, fully paid and nonassessable and free of preemptive rights except as set forth in Section 3.2 of the letter dated the date hereof from the Company to Parent which relates to this Agreement and is designated therein as the Company Letter (the "Company Letter"), (ii) 4,600 shares of Company Preferred Stock were issued and outstanding, all of which were validly issued, fully paid, nonassessable and free of preemptive rights, (iii) no shares of Company Common Stock or Company Preferred Stock were held in the treasury of the Company or by Subsidiaries of the Company, and (iv) 331,752 shares of Company Common Stock were reserved for issuance pursuant to outstanding options (the "Company Stock Options") to purchase shares of Company Common Stock pursuant to the Company's Amended and Restated 1995 Stock Option Plan (the "Company Stock Plan"). As of the date of this Agreement, except as set forth above and except for the issuance of shares of Company Common Stock pursuant to the Company Stock Plan in accordance with the terms thereof, no shares of capital stock or other voting securities of the Company were issued, reserved for issuance or outstanding. Section 3.2 of the Company Letter sets forth a list of each holder of Company Common Stock or Company Preferred Stock as of the close of business on November 18, 1998 and the number of shares of Company Common Stock and Company Preferred Stock held by each such holder as of such date. Except as set forth in Section 3.2 of the Company Letter and except as set forth above, as of the date of this Agreement, there are no options, warrants, calls, rights, puts or agreements to which the Company or any of its Subsidiaries is a party or by which any of them is bound obligating the Company or any of its Subsidiaries to issue, deliver, sell or redeem, or cause to be issued, delivered, sold or redeemed, any additional shares of capital stock (or other voting securities or equity equivalents) of the Company or any of its Subsidiaries or obligating the Company or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, right, put or agreement. As of the date hereof, there are no dividends on the Company Preferred Stock that are past due.

                  (b) Each outstanding share of capital stock (or other voting security or equity equivalent, as the case may be) of each Subsidiary of the Company is duly authorized, validly issued, fully paid and nonassessable, and each such share (or other voting security or equity equivalent, as the case may be) is owned by the Company or another Subsidiary of the Company, free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on voting rights, charges and other encumbrances of any nature whatsoever.

                  (c) Section 3.2 of the Company Letter sets forth a list of all Subsidiaries of the Company and the jurisdiction in which each such Subsidiary is organized.

                  Section 3.3 Authority. On or prior to the date of this Agreement, the Board of Directors of the Company declared the Merger advisable and fair to and in the best interest of the Company and its stockholders, approved and adopted this Agreement in accordance with the DGCL, resolved to recommend the approval and adoption of this Agreement by the Company's stockholders and directed that this Agreement be submitted to the Company's stockholders for approval and adoption. The Company has all requisite corporate power and authority to enter into this Agreement and, subject to approval by the stockholders of the Company of this Agreement, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject, in the case of this Agreement, to (x) approval of this Agreement by the stockholders of the Company and (y) the filing of appropriate Merger documents as required by the DGCL. This Agreement has been duly executed and delivered by the Company and (assuming the valid authorization, execution and delivery of this Agreement by Parent and Sub and the validity and binding effect of the Agreement on Parent and Sub) constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

                  Section 3.4 Consents and Approvals; No Violation. Except as set forth in Section 3.4 of the Company Letter, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, result in any violation of, or default (with or without notice or lapse of time, or both) under, or give to others a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any of its Subsidiaries under, any provision of (i) the Company Charter or the Company Bylaws, (ii) any provision of the comparable charter or organization documents of any of the Company's Subsidiaries, (iii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Company or any of its Subsidiaries or
(iv) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clauses (ii), (iii) or (iv), any such violations, defaults, rights, liens, security interests, charges or encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect on the Company, materially impair the ability of the Company to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby. No filing or registration with, or authorization, consent or approval of, any Governmental Entity is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement or is necessary for the consummation of the Merger and the other transactions contemplated by this Agreement, except for
(i) in connection, or in compliance, with the provisions of the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), or the Bank Act, (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company or any of its Subsidiaries is qualified to do business, (iii) such filings as may be required in connection with the taxes described in Section 5.10, (iv) applicable requirements, if any, of Blue Sky Laws, and (v) such other consents, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, have a Material Adverse Effect on the Company, materially impair the ability of the Company to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

                  Section 3.5 Financial Statements. Section 3.5 of the Company Letter contains (i) the audited consolidated balance sheets of the Company as of December 31, 1997 and 1996 and the audited consolidated statements of income, changes in stockholders' equity and cash flows of the Company for the years ended December 31, 1997 and 1996 and (ii) the unaudited consolidated balance sheet of the Company as of September 30, 1998 and the related consolidated statements of income, changes in stockholders' equity and cash flows for the nine months then ended. Except as set forth therein, such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved (except that the unaudited financial statements do not contain footnotes and are subject to normal year-end adjustments), and such financial statements present fairly, in all material respects, in accordance with generally accepted accounting principles the consolidated financial position and results of operations of the Company, as of their respective dates and for the respective periods covered thereby. Except as disclosed in such financial statements or as required by generally accepted accounting principles, the Company has not, since December 31, 1997, made any change in the accounting practices or policies applied in the preparation of financial statements.

                  Section 3.6 Joint Proxy Statement. None of the information to be supplied by the Company for inclusion or incorporation by reference in the Joint Proxy Statement will, at the time of the mailing of the Joint Proxy Statement and at the time of each of the Stockholder Meetings, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Stockholder Meetings any event with respect to the Company, its officers and directors or any of its Subsidiaries shall occur which is required at that time to be described in the Joint Proxy Statement, the Company will provide to Parent the needed information so that Parent may describe such event.

                  Section 3.7 Absence of Certain Changes or Events. Except as disclosed in Section 3.7 of the Company Letter, since December 31, 1997, the Company and its Subsidiaries have not incurred any liability or obligation (indirect, direct or contingent), that would result in a Material Adverse Effect on the Company. Since December 31, 1997 there has been no Material Adverse Effect on the Company.

                  Section 3.8 Permits and Compliance; Defaults. (a) Each of the Company and its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for the Company or any of its Subsidiaries to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Company Permits"), and all such Company Permits are valid and in full force and effect, except where the failure to be in possession of any of the Company Permits or the failure of any such Company Permits to be in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect on the Company. The Company and its Subsidiaries are in compliance in all material respects with their respective obligations under the Company Permits, with only such exceptions, as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company.

                  (b) Except as set forth in Section 3.8 of the Company Letter, neither the Company nor any of its Subsidiaries is in violation of (A) its charter, bylaws or other organizational documents, (B) any applicable law, ordinance, administrative or governmental rule or regulation or (C) any order, decree or judgment of any Governmental Entity having jurisdiction over the Company or any of its Subsidiaries, except in the case of clauses (A), (B) and
(C), for any violations that, individually or in the aggregate, would not have a Material Adverse Effect on the Company. Except as set forth in Section 3.8 of the Company Letter, no event of default or event that, but for the giving of notice or the lapse of time or both, would constitute an event of default exists or, upon the consummation by the Company of the transactions contemplated by this Agreement, will exist under any indenture, mortgage, loan agreement, note or other agreement or instrument for borrowed money, any guarantee of any agreement or instrument for borrowed money or any lease, contractual license or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any such Subsidiary is bound or to which any of the properties, assets or operations of the Company or any such Subsidiary is subject, other than any defaults that, individually or in the aggregate, would not have a Material Adverse Effect on the Company.

                  Section 3.9  Tax Matters. Except as otherwise set forth in
Section 3.9 of the Company Letter, (i) the Company and each of its Subsidiaries have filed all federal, and all material state, local and foreign, Tax Returns required to have been filed or appropriate extensions therefor have been properly obtained, and such Tax Returns are correct and complete, except to the extent that any failure to so file or any failure to be correct and complete would not, individually or in the aggregate, have a Material Adverse Effect on the Company;
(ii) all Taxes shown to be due on such Tax Returns have been timely paid or extensions for payment have been properly obtained, except to the extent that any failure to so pay or so obtain such an extension would not, individually or in the aggregate, have a Material Adverse Effect on the Company; (iii) the Company and each of its Subsidiaries have complied in all material respects with all rules and regulations relating to the withholding of Taxes except to the extent that any failure to comply with such rules and regulations would not, individually or in the aggregate, have a Material Adverse Effect on the Company;
(iv) any Tax Returns referred to in clause (i) relating to federal income Taxes have been examined by the IRS or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired; (v) no material issues that have been raised in writing by the relevant taxing authority in connection with the examination of the Tax Returns referred to in clause (i) are currently pending; (vi) all deficiencies asserted or assessments made as a result of any examination of such Tax Returns by any taxing authority have been paid in full or are being timely and properly contested; (vii) no withholding is required under Section 1445 of the Code in connection with the Merger; (viii) neither the Company nor any of its Subsidiaries has made any payments, is obligated to make any payments, or is a party to any contract or agreement, whether written or oral, that could obligate it to make any payments that would be disallowed as a deduction under Section 280G or Section 162(m) of the Code; (ix) there has not been an ownership change, as defined in Section 382(g) of the Code, of the Company or any of its Subsidiaries that occurred during or after any taxable period in which the Company or any of its Subsidiaries incurred a net operating loss that carries over to any taxable period ending after December 31, 1997, except in connection with the transactions contemplated pursuant to this Agreement; and (x) neither the Company nor any of its Subsidiaries is a party to any tax allocation or sharing agreement and neither the Company nor any of its Subsidiaries has been a member of an affiliated group filing a consolidated federal income tax return (other than a group the common parent of which was the Company) or has any material liability for taxes of any person (other than the Company and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law) as a transferee or successor or by contract or otherwise.

                  Section 3.10 Actions and Proceedings. Except as set forth in
Section 3.10 of the Company Letter, there are no outstanding orders, judgments, injunctions, awards or decrees of any Governmental Entity against the Company or any of its Subsidiaries, or, to the Knowledge of the Company, against any of the present or former directors or officers of the Company or any of its Subsidiaries, as such, or any of its or their properties, assets or business or any Company Plan (as hereinafter defined) that, individually or in the aggregate, would have a Material Adverse Effect on the Company. Except as set forth in Section 3.10 of the Company Letter, there are no actions, suits or claims or legal, administrative or arbitration proceedings or investigations pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries or, to the Knowledge of the Company, any of its or their present or former directors or officers, as such, or any of its or their properties, assets or business or any Company Plan that, individually or in the aggregate, would have a Material Adverse Effect on the Company or materially impair the ability of the Company to perform its obligations hereunder. As of the date hereof, there are no actions, suits, labor disputes or other litigation, legal or administrative proceedings or governmental investigations pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries or, to the Knowledge of the Company, any of its or their present or former officers or directors, as such, or any of its or their properties, assets or business or any Company Plan relating to the transactions contemplated by this Agreement. For purposes of this Agreement, "Knowledge of the Company" means the actual knowledge of the individuals identified on Section 3.10 of the Company Letter.

                  Section 3.11 Certain Agreements. Except as set forth in
Section 3.11 of the Company Letter, neither the Company nor any of its Subsidiaries is a party to or bound by (i) any oral or written agreement or plan, including any employment agreement, severance agreement, stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement, or (ii) as of the date of this Agreement, any contract, agreement or arrangement that is material to the business, properties, assets, liabilities, financial condition or results of operations of the Company and its subsidiaries, taken as a whole ("Company Contract"). Each Company Contract is valid and binding on the Company or its Subsidiary, as applicable, and in full force and effect and the Company and each Subsidiary has performed the obligations required to be performed by it to the date hereof under each Company Contract in all material respects, except where the failure of such contracts to be valid and binding or the failure of such obligations to have been performed would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

                  Section 3.12 ERISA. (a) Each Company Plan is listed in Section
3.12 of the Company Letter, and true and complete copies of each Company Plan have heretofore been made available to Parent. Except as would not have a Material Adverse Effect on the Company, each Company Plan complies in all respects with ERISA, the Code and all other applicable statutes and governmental rules and regulations. Neither the Company nor any of its ERISA Affiliates has maintained, contributed to, or had any liability under, any pension plan subject to Title IV of ERISA or Section 302 of the Code.

                  (b) With respect to the Company Plans, no event has occurred and, to the Knowledge of the Company, there exists no condition or set of circumstances in connection with which the Company or any ERISA Affiliate or Company Plan fiduciary could be subject to any liability under the terms of such Company Plans, ERISA, the Code or any other applicable law, other than liabilities for benefits payable in the normal course, and other than any liability which would not have a Material Adverse Effect on the Company. Except as disclosed in Section 3.12 of the Company Letter, neither the Company nor any of its ERISA Affiliates has any material liability or obligation under any welfare plan to provide benefits after termination of employment to any employee or dependent other than as required by Section 4980B of the Code.

                  (c) As used herein, "Company Plan" means a "pension plan" (as defined in Section 3(2) of ERISA), a "welfare plan" (as defined in Section 3(1) of ERISA), or any bonus, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, holiday pay, vacation, severance, death benefit, sick leave, fringe benefit, insurance or other plan, arrangement or understanding, in each case established or maintained by the Company or any of its ERISA Affiliates or as to which the Company or any of its ERISA Affiliates has contributed or otherwise may have any liability.

                  (d) Section 3.12 of the Company Letter contains a list, and the Company has heretofore made available to Parent a true and complete copy, of all employment agreements with employees of the Company and each of its Subsidiaries.

                  Section 3.13 Compliance with Worker Safety and Environmental Laws. To the Knowledge of the Company, the properties, assets and operations of the Company and its Subsidiaries are in compliance with all applicable Worker Safety Laws and Environmental Laws, except for any violations that, individually or in the aggregate, would not have a Material Adverse Effect on the Company. With respect to such properties, assets and operations, including any previously owned, leased or operated properties, assets or operations, there are no events, conditions, circumstances, activities, practices, incidents, actions or plans of the Company or any of its Subsidiaries that interfere with or prevent compliance or continued compliance with applicable Worker Safety Laws and Environmental Laws, other than any such interference or prevention as would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

                  Section 3.14 Labor Matters. Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or labor contract. To the Knowledge of the Company, neither the Company nor any of its Subsidiaries has engaged in any unfair labor practice with respect to any persons employed by or otherwise performing services primarily for the Company or any of its Subsidiaries (the "Company Business Personnel"), and there is no unfair labor practice complaint or grievance against the Company or any of its Subsidiaries by the National Labor Relations Board or any comparable state agency pending or, to the Knowledge of the Company, threatened in writing with respect to the Company Business Personnel, except where such unfair labor practice, complaint or grievance would not have a Material Adverse Effect on the Company. There is no labor strike, dispute, slowdown or stoppage pending or, to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries which may interfere with the respective business activities of the Company or any of its Subsidiaries, except where such dispute, strike or work stoppage would not have a Material Adverse Effect on the Company.

                  Section 3.15 Intellectual Property. (a) The Company and its Subsidiaries have, through ownership or licensing, all Intellectual Property Rights as are necessary to conduct the business of the Company and its Subsidiaries as currently conducted by the Company and its Subsidiaries, taken as a whole, except where the failure to have such Intellectual Property Rights would not have a Material Adverse Effect on the Company. To the Knowledge of the Company, neither the Company nor any of its Subsidiaries has infringed any Intellectual Property Rights of any third party other than any infringements that, individually and in the aggregate, would not have a Material Adverse Effect on the Company.

                  (b) Except as set forth in Section 3.15 of the Company Letter, there are no actions, suits or claims or administrative proceedings or investigations pending or, to the

Knowledge of the Company, threatened that challenge or question the Company's Intellectual Property Rights and that, individually or in the aggregate, would have a Material Adverse Effect on the Company.

                  Section 3.16 Opinion of Financial Advisor. The Company has received the written opinion of Salomon Smith Barney Inc., dated the date hereof, to the effect that, as of the date hereof, the Exchange Ratio is fair to the Company's stockholders from a financial point of view, a copy of which opinion has been delivered to Parent.

                  Section 3.17 Required Vote of Company Stockholders. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock and Company Preferred Stock voting together as a single class is required to adopt this Agreement. No other vote of the securityholders of the Company is required by law, the Company Charter or the Company Bylaws or otherwise in order for the Company to consummate the Merger and the transactions contemplated hereby.

                  Section 3.18 Pooling of Interests; Reorganization. To the Knowledge of the Company, neither it nor any of its Subsidiaries has (i) taken any action or failed to take any action which action or failure would jeopardize the treatment of the Merger as a pooling of interests for accounting purposes or
(ii) taken any action or failed to take any action which action or failure would jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

                  Section 3.19 Brokers. No broker, investment banker or other person, other than Salomon Smith Barney Inc., the fees and expenses of which will be paid by the Company, is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.


                                   ARTICLE IV

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

                  Section 4.1 Conduct of Business Pending the Merger. (a) Except as expressly permitted by clauses (i) through (x) of this Section 4.1(a), during the period from the date of this Agreement through the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, in all material respects carry on its business in the ordinary course of its business as currently conducted and, to the extent consistent therewith, use reasonable best efforts to preserve intact its current business organization, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it. Without limiting the generality of the foregoing, and except as otherwise contemplated by this Agreement or as set forth in Section 4.1 of the Company Letter, the Company shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of Parent, which shall not be unreasonably withheld:

                  (i) (A) declare, set aside or pay any dividends on, or make any other actual, constructive or deemed distributions in respect of, any of its capital stock, or otherwise make any payments to its stockholders in their capacity as such, other than (1) quarterly dividends by the Company on its outstanding Company Preferred Stock in accordance with the terms thereof or (2) dividends by the Company's Subsidiaries to the Company or another Subsidiary of the Company, (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (C) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

                  (ii) issue, deliver, sell, pledge, dispose of or otherwise encumber any shares of its capital stock, any other voting securities or equity equivalent or any securities convertible into, or any rights, warrants or options to acquire any such shares, voting securities, equity equivalent or convertible securities, other than the issuance of shares of Company Common Stock pursuant to the Company Stock Plan in accordance with its current terms;

                  (iii) amend its charter or by-laws or other comparable charter or organizational documents;

                  (iv) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any business or any corporation, limited liability company, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets, other than asset acquisitions that are in the ordinary course of business consistent with past practice and not material to the Company and its Subsidiaries taken as a whole;

                  (v) sell, lease, license, mortgage, encumber or otherwise dispose of any of its properties or assets, other than sales, leases or licenses in the ordinary course of business consistent with past practice;

                  (vi) incur any indebtedness for borrowed money, guarantee any such indebtedness or make any loans, advances or capital contributions to, or other investments in, any other person, other than (A) indebtedness for borrowed money not exceeding $75,000,000 in aggregate principal amount outstanding at any one time, (B) indebtedness, guarantees, loans, advances, capital contributions and investments between the Company and any of its Subsidiaries or between any of such Subsidiaries, and (C) cash management activities carried on in the ordinary course of business consistent with past practice;

                  (vii) increase the compensation payable or to become payable to its, officers or employees (except for increases in the ordinary course of business consistent with past practice) or, grant any severance or termination pay (other than in the ordinary course of business consistent with past practice) to, or enter into or amend any employment agreement with, any current or former director or officer of the Company or any of its Subsidiaries, or establish, adopt, enter into, or, except as may be required to comply with applicable law, amend or take action to enhance or accelerate any rights or benefits under, any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any current or former director, officer or employee, other than payment of bonuses for the year ended December 31, 1998 in the aggregate amount accrued prior to the date of this Agreement pursuant to the Company's 1998 Incentive Compensation Plan;

                  (viii) make any change to accounting policies or procedures (other than actions required to be taken by generally accepted accounting principles);

                  (ix) make or agree to make any new capital expenditure or expenditures which, individually, is in excess of $2,000,000 or, in the aggregate, are in excess of $25,000,000; or

                  (x) authorize, recommend, propose or announce an intention to do any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

                  (b)      Except as expressly permitted by clauses (i) through
(iv) of this Section 4.1(b), during the period from the date of this Agreement through the Effective Time, Parent shall, and shall cause each of its Subsidiaries to, in all material respects carry on its business in the ordinary course of its business as currently conducted and, to the extent consistent therewith, use reasonable best efforts to preserve intact its current business organizations, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it. Without limiting the generality of the foregoing, and except as otherwise contemplated by this Agreement or as set forth in Section
4.1 of the Parent Letter, Parent shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of the Company, which shall not be unreasonably withheld:

                  (i) (A) combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (B) purchase, redeem or otherwise acquire any shares of capital stock of Parent or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities, other than pursuant to any Parent Plan or in connection with the cashless exercise of options by employees to purchase shares of Parent Common Stock;

                  (ii) amend its charter or by-laws or other comparable charter or organizational documents;

                  Section 5.3 Access to Information. (a) Subject to contractual and legal restrictions applicable to the Company or any of its Subsidiaries, the Company shall, and shall cause each of its Subsidiaries to, afford to the accountants, counsel, financial advisors and other representatives of Parent reasonable access to, and permit them to make such inspections as they may reasonably require of, during normal business hours during the period from the date of this Agreement through the Effective Time, its properties, books, contracts, commitments and records (including, without limitation, the work papers of independent accountants, if available and subject to the consent of such independent accountants) and, during such period, the Company shall, and shall cause each of its Subsidiaries to, furnish promptly to Parent (i) a copy of each report, schedule, statement and other document filed by it during such period pursuant to the requirements of federal or state banking laws and (ii) all other information concerning its business, properties and personnel as Parent may reasonably request; provided, that the Company may provide information which is of a sensitive competitive nature in a form which minimizes the potential detriment to the Company from such disclosure while addressing the legitimate business objectives of Parent in seeking such information.

                  (b) Subject to contractual and legal restrictions applicable to Parent or any of its Subsidiaries, Parent shall, and shall cause each of its Subsidiaries to, afford to the accountants, counsel, financial advisors and other representatives of the Company reasonable access to, and permit them to make such inspections as they may reasonably require of, during normal business hours during the period from the date of this Agreement through the Effective Time, its properties, books, contracts, commitments and records (including, without limitation, the work papers of independent accountants, if available and subject to the consent of such independent accountants) and, during such period, Parent shall, and shall cause each of its Subsidiaries to, furnish promptly to Parent (i) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities or banking laws and (ii) all other information concerning its business, properties and personnel as the Company may reasonably request; provided, that Parent may provide information which is of a sensitive competitive nature in a form which minimizes the potential detriment to Parent from such disclosure while addressing the legitimate business objectives of the Company in seeking such information.

                  (c) No investigation pursuant to this Section 5.3 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto. All information obtained pursuant to this Section 5.3 shall be kept confidential in accordance with the Confidentiality Agreement, dated August 26, 1998 between Parent and the Company (the "Confidentiality Agreement"), all of the terms of which shall remain in full force and effect after the date hereof.

                  Section 5.4 Compliance with the Securities Act. (a) Section
5.4 of the Company Letter contains a list identifying all persons who, at the time of the Company Stockholder Meeting, may be deemed to be "affiliates" of the Company as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act (the "Rule 145 Affiliates"). The Company shall use its reasonable best efforts to cause each person who is identified as a Rule 145 Affiliate in such list to deliver to Parent within 30 days of the date hereof a written agreement in substantially the form of Exhibit C hereto (the "Company Affiliate Letter"), executed by each of such persons identified in the foregoing list. Prior to the Effective Time, the Company shall amend and supplement Section 5.4 of the Company Letter and use its reasonable best efforts to cause each additional person who is identified as a Rule 145 Affiliate of the Company to execute the Company Affiliate Letter.

                  (b) Section 5.4 of the Parent Letter contains a list identifying those persons who may be, at the time of the Parent Stockholder Meeting, affiliates of Parent under applicable SEC accounting releases with respect to pooling of interests accounting treatment. Parent shall use its reasonable best efforts to enter into a written agreement in substantially the form of Exhibit D hereto (the "Parent Affiliate Letter") within 30 days of the date hereof with each of such persons identified in the foregoing list, copies of which shall be delivered to the Company. Prior to the Effective Time, Parent shall amend and supplement Section 5.4 of the Parent Letter and use its reasonable best efforts to cause each additional person who is identified as an affiliate of Parent to execute the Parent Affiliate Letter.

                  Section 5.5 Listing of Parent Common Stock. Parent shall use its best efforts to continue the listing of the Parent Common Stock on Nasdaq during the term of this Agreement. Parent shall use its best efforts to list on Nasdaq, upon official notice of issuance, the shares of Parent Common Stock to be issued in connection with the Merger or pursuant to the Company Stock Options.

                  Section 5.6 Fees and Expenses. (a) Except as provided in this
Section 5.6 and Section 5.10, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby including, without limitation, the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the party incurring such costs and expenses.

                  (b) Notwithstanding any provision in this Agreement to the contrary, if this Agreement is terminated by the Company pursuant to Section 7.1(f), then and only then Parent shall (without prejudice to any other rights the Company may have against Parent for breach of this Agreement) promptly pay to the Company a fee of $5,000,000.

                  Section 5.7 Company Stock Plan. At the Effective Time, each Company Stock Option which is outstanding immediately prior to the Effective Time pursuant to the Company Stock Plan shall become and represent an option to purchase the number of shares of Parent Common Stock (a "Substitute Option") (decreased to the nearest full share) determined by multiplying (i) the number of shares of Company Common Stock subject to such Company Stock Option immediately prior to the Effective Time by (ii) the Exchange Ratio, at an exercise price per share of Parent Common Stock (rounded up to the nearest tenth of a cent) equal to the exercise price per share of Company Common Stock immediately prior to the Effective Time divided by the Exchange Ratio. Parent shall pay cash to holders of Company Stock Options in lieu of issuing fractional shares of Parent Common Stock upon the exercise of Substitute Options for shares of Parent Common Stock, unless in the reasonable judgment of Parent, based upon the advice of its independent public accountants, such payment would adversely affect the ability to account for the Merger under the pooling of interests method. After the Effective Time, except as provided above in this Section 5.7, each Substitute Option shall be exercisable upon the same terms and conditions as were applicable under the related Company Stock Option immediately prior to or at the Effective Time. Within 15 days after the Effective Time, Parent shall file a registration statement on Form S-8 with respect to the shares of Parent Common Stock to be issued upon exercise of the Substitute Options and shall use its reasonable best efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Substitute Options remain outstanding.

                  Section 5.8 Reasonable Best Efforts. (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including but not limited to: (i) obtaining all necessary actions or non-actions, waivers, consents and approvals from all Governmental Entities and making all necessary registrations and filings (including filings with Governmental Entities) and taking all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity (including those in connection with the HSR Act and the Bank Act), (ii) defending any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered into by any court or other Governmental Entity vacated or reversed, (iii) in the case of Parent, promptly, if required by any Governmental Entity in order to consummate Merger, taking all steps and making all undertakings to secure antitrust and bank regulatory clearance (including steps to effect the sale or other disposition of particular properties of Parent, its Subsidiaries and/or the Company and its Subsidiaries and to hold separate such properties pending such sale or other disposition),
(iv) keeping the other party informed in all material respects of any material communication received by such party from, or given by such party to, any Governmental Entity and of any material communication received or given in connection with any proceeding by a private party, in each case relating to the Merger or the transactions contemplated by this Agreement, (v) permitting the other party to review any material communication delivered to, and consulting with the other party in advance of any meeting or conference with, any Governmental Entity relating to the Merger or the transactions contemplated by this Agreement or in connection with any proceeding by a private party, and giving the other party the opportunity to attend and participate in such meetings and conferences (to the extent permitted by such Governmental Entity or private party), (vi) obtaining of all necessary consents, approvals or waivers from third parties, and (vii) executing and delivering any additional instruments necessary to consummate the transactions contemplated by this Agreement. No party to this Agreement shall consent to any voluntary delay of the consummation of the Merger at the behest of any Governmental Entity without the consent of the other parties to this Agreement, which consent shall not be unreasonably withheld.

                  (b) Each party shall use all reasonable best efforts to not take any action, or enter into any transaction, which would cause any of its representations or warranties contained in this Agreement to be untrue or result in a breach of any covenant made by it in this Agreement.

                   Section 5.9 Public Announcements. Parent and the Company will not issue any press release with respect to the transactions contemplated by this Agreement or otherwise issue any written public statements with respect to such transactions without prior consultation with and the approval of the other party, except as may be required by applicable law or by obligations pursuant to any listing agreement with any national securities exchange.

                  Section 5.10 Real Estate Transfer and Gains Tax. Parent and the Company agree that either the Company or the Surviving Corporation will pay any state or local tax which is attributable to the transfer of the beneficial ownership of the Company's or its Subsidiaries' real property, if any (collectively, the "Gains Taxes"), and any penalties or interest with respect to the Gains Taxes, payable in connection with the consummation of the Merger. The Company and Parent agree to cooperate with the other in the filing of any returns with respect to the Gains Taxes, including supplying in a timely manner a complete list of all real property interests held by the Company and its Subsidiaries and any information with respect to such property that is reasonably necessary to complete such returns. The portion of the consideration allocable to the real property of the Company and its Subsidiaries shall be determined by Parent in its reasonable discretion.

                  Section 5.11 Indemnification; Directors and Officers Insurance. For six years from and after the Effective Time, Parent shall, and shall cause the Surviving Corporation to, indemnify and hold harmless all past and present directors, officers, employees or agents of the Company and of its Subsidiaries to the full extent permitted by law, any outstanding indemnification agreements, the Company Charter or the Company Bylaws, in each case for all acts or omissions occurring at or prior to the Effective Time, and shall periodically advance litigation expenses incurred by each such person in connection with defending any claim, action or investigation arising out of such acts or omissions (including the cost of any investigation and preparation incurred in connection therewith). Parent shall provide, or shall cause the Surviving Corporation to provide, for an aggregate period of not less than six years from the Effective Time, the Company's current and former directors and officers an insurance and indemnification policy that provides coverage for events occurring prior to the Effective Time (the "D&O Insurance") that is no less favorable than the Company's existing policy or, if substantially equivalent insurance coverage is unavailable, the best available coverage; provided, however, that the Surviving Corporation shall not be required to pay an annual premium for the D&O Insurance in excess of 150% of the last annual premium paid by the Company prior to the date hereof, but in such case shall purchase as much coverage as possible for such amount.

                  (b) In the event Parent or any of its successors or assigns
(i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) conveys all or substantially all of its properties and assets to any person then, and in each case, proper provision shall be made so that the successors and assigns of Parent assume the obligations set forth in this
Section 5.11.

                   Section 5.12 Notification of Certain Matters. Parent shall use its reasonable best efforts to give prompt notice to the Company, and the Company shall use its reasonable best efforts to give prompt notice to Parent, of: (i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which it is aware and which would be reasonably likely to cause (x) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect or (y) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied in all material respects, (ii) any failure of Parent or the Company, as the case may be, to comply in a timely manner with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder or (iii) any change or event which would be reasonably likely to have a Material Adverse Effect on Parent or the Company, as the case may be; provided, however, that the delivery of any notice pursuant to this Section 5.12 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

                  Section 5.13 Employee Matters. (a) Parent shall cause the Surviving Corporation to honor all employment, severance and indemnification agreements to which the Company or its Subsidiaries is a party as of the Effective Time.

                  (b) Immediately prior to the Effective Time, the Company shall use its reasonable best efforts to take all action required to terminate its Retirement Savings Plan such that all employees of the Company shall be entitled to receive a distribution therefrom without violating the terms of Section 401(k)(2)(B) of the Code and be eligible to roll over that distribution (or the otherwise eligible portion thereof), at their election, to an individual retirement account or to a comparable plan of the Parent or the Surviving Corporation which meets all of the requirements for qualification under Sections 401(a) and (k) of the Code. To the extent any Parent Plan (or any plan of the Surviving Corporation) shall be made applicable to any employee or former employee of the Company, Parent shall, or shall cause the Surviving Corporation to, grant to employees and former employees of the Company credit for service with the Company and its Subsidiaries (or service credited by the Company and its Subsidiaries) for the purposes of determining eligibility to participate in such plan and the employee's nonforfeitable interest in benefits thereunder and for purposes of calculating benefits thereunder (but subject to offset, if necessary, to avoid duplication of benefits). Parent shall (i) waive (or cause to be waived) any pre-existing condition limitations that might otherwise apply to employees or former employees of the Company and its Subsidiaries unless not waived under the Company's equivalent plan and (ii) recognize (or cause to be recognized) the dollar amount of all expenses incurred by employees or former employees of the Company and its Subsidiaries during the calendar year in which the Effective Time occurs for purposes of satisfying the calendar year deductions and co-payment limitations for such year, under the relevant welfare benefit plans of Parent or the Surviving Corporation. Nothing in this Agreement shall be interpreted as limiting the power of the Surviving Corporation to amend or terminate any Company Plan or any other employee benefit plan, program, agreement or policy in accordance with its terms or as requiring the

Surviving Corporation or Parent to offer to continue (other than as required by its terms) any written employment contract.

                  Section 5.14 Registration Rights Agreement. At or prior to the Effective Time, Parent shall enter into the Registration Rights Agreement, substantially in the form of Exhibit E (the "Registration Rights Agreement"), with each of the stockholders of the Company who or which elects to become a party thereto.


                                   ARTICLE VI

                       CONDITIONS PRECEDENT TO THE MERGER

                  Section 6.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

                  (a) Stockholder Approval. This Agreement shall have been duly approved by the requisite vote of stockholders of the Company in accordance with applicable law and the Company Charter and the Company Bylaws, and the Share Issuance shall have been approved by the requisite vote of the stockholders of Parent in accordance with applicable rules of Nasdaq, applicable law and the Parent Charter and the Parent Bylaws.

                  (b) Other Approvals. (i) The waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act and the Bank Act shall have expired or been terminated.

             (ii) All authorizations, consents, orders, declarations or approvals of, or filings with, or terminations or expirations of waiting periods imposed by, any Governmental Entity, which the failure to obtain, make or occur would have the effect of making the Merger or any of the transactions contemplated hereby illegal shall have been obtained, shall have been made or shall have occurred.

                  (c) No Order. No court or other Governmental Entity having jurisdiction over the Company or Parent, or any of their respective Subsidiaries, shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the Merger or any of the transactions contemplated hereby illegal.

                  (d) Litigation. There shall not be instituted or pending any suit, action or proceeding by any Governmental Entity relating to this Agreement or any of the transactions contemplated hereby which would have a Material Adverse Effect on the Company or Parent.

                  (e) Pooling. The Company shall have received the written opinion, dated as of the Effective Time, of the Philadelphia, Pennsylvania office of Ernst & Young LLP that Ernst

& Young LLP concurs with management's conclusion that the Company is eligible to be a party to a business combination accounted for as a pooling of interests in accordance with generally accepted accounting principles and applicable published rules and regulations of the SEC. Parent shall have received the written opinion, dated as of the Effective Time, of the Memphis, Tennessee office of Ernst & Young LLP that Ernst & Young LLP concurs with management's conclusion that Parent is eligible to be a party to a business combination accounted for as a pooling of interests in accordance with generally accepted accounting principles and applicable published rules and regulations of the SEC, and that the Merger will qualify for pooling of interests accounting. Each of such written opinions shall be in form and substance reasonably satisfactory to the Company and Parent.

                  Section 6.2 Conditions to Obligation of the Company to Effect the Merger. The obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions:

                  (a) Performance of Obligations; Representations and Warranties. Each of Parent and Sub shall have performed in all material respects each of its covenants and agreements contained in this Agreement required to be performed on or prior to the Effective Time, each of the representations and warranties of Parent and Sub contained in this Agreement that is qualified by materiality shall be true and correct on and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct as of such certain date) and each of such representations and warranties that is not so qualified shall be true and correct in all material respects on and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct in all material respects as of such certain date), in each case except as contemplated or permitted by this Agreement, and the Company shall have received a certificate signed on behalf of Parent by its Chief Executive Officer and its Chief Financial Officer to such effect.

                  (b) Tax Opinion. The Company shall have received an opinion of Sidley & Austin in form and substance reasonably satisfactory to the Company, dated the Effective Time, substantially to the effect that on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing as of the Effective Time, for federal income tax purposes:

                  (i) the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code, and the Company, Sub and Parent will each be a party to that reorganization within the meaning of
         Section 368(b) of the Code;

                  (ii) no gain or loss will be recognized by Parent, Sub or the Company as a result of the Merger;

                  (iii) no gain or loss will be recognized by the stockholders of the Company upon the conversion of their shares of Company Common Stock into shares of Parent Common

         Stock pursuant to the Merger, except with respect to cash, if any, received in lieu of fractional shares of Parent Common Stock;

                  (iv) the aggregate tax basis of the shares of Parent Common Stock received in exchange for shares of Company Common Stock pursuant to the Merger (including a fractional share of Parent Common Stock for which cash is received) will be the same as the aggregate tax basis of such shares of Company Common Stock;

                  (v) the holding period for shares of Parent Common Stock received in exchange for shares of Company Common Stock pursuant to the Merger will include the holder's holding period for such shares of Company Common Stock, provided such shares of Company Common Stock were held as capital assets by the holder at the Effective Time; and

                   (vi) a stockholder of the Company who receives cash in lieu of a fractional share of Parent Common Stock will recognize gain or loss equal to the difference, if any, between such stockholder's basis in the fractional share (determined under clause (iv) above) and the amount of cash received.

In rendering such opinion, Sidley & Austin may rely upon the representations contained herein and may receive and rely upon representations from Parent, the Company, and others, including representations from Parent substantially similar to the representations in the Parent Tax Certificate attached to the Parent Letter and representations from the Company substantially similar to the representations in the Company Tax Certificate attached to the Company Letter.

                  (c) Registration Rights Agreement. The Registration Rights Agreement shall have been duly executed and delivered by Parent.

                  Section 6.3 Conditions to Obligations of Parent and Sub to Effect the Merger. The obligations of Parent and Sub to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions:

                  (a) Performance of Obligations; Representations and Warranties. The Company shall have performed in all material respects each of its covenants and agreements contained in this Agreement required to be performed on or prior to the Effective Time, each of the representations and warranties of the Company contained in this Agreement that is qualified by materiality shall be true and correct on and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct as of such certain date) and each of the representations and warranties that is not so qualified shall be true and correct in all material respects on and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct in all material respects as of such certain date), in each case except as contemplated or permitted by this Agreement, and Parent shall have received a certificate signed on behalf of the Company by its Chief Executive Officer and its Chief Financial Officer to such effect.

                  (b) Tax Opinion. Parent shall have received an opinion of Wyatt, Tarrant & Combs, in form and substance reasonably satisfactory to Parent, dated the Effective Time, substantially to the effect that on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing as of the Effective Time, for federal income tax purposes:

                  (i) the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code, and the Company, Sub and Parent will each be a party to that reorganization within the meaning of
         Section 368(b) of the Code;

                  (ii) no gain or loss will be recognized by Parent, Sub or the Company as a result of the Merger;

                  (iii) no gain or loss will be recognized by the stockholders of the Company upon the conversion of their shares of Company Common Stock into shares of Parent Common Stock pursuant to the Merger, except with respect to cash, if any, received in lieu of fractional shares of Parent Common Stock;

                  (iv) the aggregate tax basis of the shares of Parent Common Stock received in exchange for shares of Company Common Stock pursuant to the Merger (including a fractional share of Parent Common Stock for which cash is received) will be the same as the aggregate tax basis of such shares of Company Common Stock;

                  (v) the holding period for shares of Parent Common Stock received in exchange for shares of Company Common Stock pursuant to the Merger will include the holder's holding period for such shares of Company Common Stock, provided such shares of Company Common Stock were held as capital assets by the holder at the Effective Time; and

                  (vi) a stockholder of the Company who receives cash in lieu of a fractional share of Parent Common Stock will recognize gain or loss equal to the difference, if any, between such stockholder's basis in the fractional share (determined under clause (iv) above) and the amount of cash received.

In rendering such opinion, Wyatt, Tarrant & Combs may rely upon representations contained herein and may receive and rely upon representations from Parent, the Company, and others, including representations from Parent substantially similar to the representations in the Parent Tax Certificate attached to the Parent Letter and representations from the Company substantially similar to the representations in the Company Tax Certificate attached to the Company Letter.

                                   ARTICLE VII

                        TERMINATION, AMENDMENT AND WAIVER

                  Section 7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after any approval of the matters presented in connection with the Merger by the stockholders of the Company or Parent:

                  (a) by mutual written consent of Parent and the Company;

                  (b) by either Parent or the Company if the other party shall have failed to comply in any material respect with any of its material covenants or agreements contained in this Agreement required to be complied with prior to the date of such termination, which failure to comply has not been cured within 30 business days following receipt by such other party of written notice from the non-breaching party of such failure to comply;

                  (c) by either Parent or the Company if there has been (i) a breach by the other party (in the case of Parent, including any breach by Sub) of any representation or warranty that is not qualified as to materiality which has the effect of making such representation or warranty not true and correct in all material respects or (ii) a breach by the other party (in the case of Parent, including any breach by Sub) of any representation or warranty that is qualified as to materiality, in each case which breach has not been cured within 30 business days following receipt by the breaching party from the non-breaching party of written notice of the breach;

                  (d) by Parent or the Company if: (i) the Merger has not been effected on or prior to the close of business on August 30, 1999; provided, however, that either party may by written notice to the other party delivered on or prior to August 30, 1999 extend such date until the day immediately preceding the first anniversary hereof if the failure of the Merger to be effected on or prior to August 30, 1999 shall have resulted from the failure of the conditions set forth in Section 6.1(b) to be satisfied; and provided, further, that the right to terminate this Agreement pursuant to this Section 7.1(d)(i) shall not be available to any party whose failure to fulfill any of its obligations contained in this Agreement has been the cause of, or resulted in, the failure of the Merger to have occurred on or prior to the aforesaid date; or (ii) any court or other Governmental Entity having jurisdiction over a party hereto shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable;

                  (e) by Parent if the stockholders of the Company do not approve this Agreement at the Company Stockholder Meeting or at any adjournment or postponement thereof;

                  (f) by Parent or the Company if the stockholders of Parent do not approve the Share Issuance at the Parent Stockholder Meeting or at any adjournment or postponement thereof; provided, however, that Parent may not terminate this Agreement pursuant to this Section 7.1(f) if Parent has not complied with its obligations under Sections 5.1 and 5.2;

                  (g) by Parent if the Board of Directors of the Company shall not have recommended, or shall have resolved not to recommend, or shall have qualified or modified or withdrawn its recommendation of the Merger or declaration that the Merger is advisable and fair to and in the best interest of the Company and its stockholders, or shall have resolved to do so;

                  (h) by the Company if the Board of Directors of Parent shall not have recommended, or shall have resolved not to recommend, or shall have qualified or modified or withdrawn its recommendation of the Share Issuance or declaration that the Share Issuance is advisable and fair to and in the best interest of Parent and its stockholders, or shall have resolved to do so; or

                  (i) by the Company, upon written notice to Parent, at any time during the 10-day period after the Determination Date, if both of the following conditions are satisfied:

                  (1) the Average Closing Price shall be less than the product of (A) 0.80 and (B) the Starting Price; and

                  (2)(i) the number obtained by dividing the Average Closing Price by the Starting Price (such number being referred to herein as the "Parent Ratio") shall be less than (ii) the number obtained by dividing the Index Price on the Determination Date by the Index Price on the Starting Date and subtracting 0.15 from the quotient in this clause (2)(ii) (such number being referred to herein as the "Index Ratio");

subject, however, to the following provisions. The Company may withdraw such notice of termination at any time within the aforementioned 10-day period. During the five-day period commencing with its receipt of such notice, Parent shall have the option to elect to increase the Exchange Ratio to equal the lesser of (i) the number obtained by dividing (1) the product of 0.80, the Starting Price, and the Exchange Ratio (as then in effect) by (2) the Average Closing Price, and (ii) the number obtained by dividing (1) the product of the Index Ratio and the Exchange Ratio (as then in effect) by (2) the Parent Ratio; provided, however, that Parent shall not have such option and may not make such election if the Exchange Ratio as adjusted pursuant to clause (i) or (ii) above would cause the total number of shares of Parent Common Stock (i) into which the shares of Company Common Stock are converted by virtue of the Merger and (ii) issuable upon exercise of all substitute Options, to be greater than or equal to 38,772,000. Any election by Parent pursuant to the preceding sentence shall be made by delivery of a written notice to the Company within such five-day period and shall specify the revised Exchange Ratio. Upon delivery of such notice by Parent, no termination shall be deemed to have occurred pursuant to this Section 7.1(i) and this Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified), and any references in this Agreement to "Exchange Ratio" shall thereafter be deemed to refer to the Exchange Ratio as adjusted pursuant to this Section 7.1(i). Promptly after Parent gives notice of its election to adjust the Exchange Ratio hereunder, Parent and Company shall agree on a date to be the Closing Date under this Agreement, which date shall be not more than five business days after the date of delivery of such notice by Parent.

                  For purposes of this Section 7.1(i), the following terms shall have the meanings indicated:

                  "Average Closing Price" shall mean the average of the daily last sales price of Parent Common Stock as reported on the Nasdaq (as reported by The Wall Street Journal or, if not reported thereby, another authoritative source as reasonably selected by Parent and the Company) for the 10 consecutive full trading days in which such shares are traded on the Nasdaq ending at the close of trading on the Determination Date.

                  "Determination Date" shall mean the third trading day prior to the Closing Date.

                  "Index Group" shall mean the six companies listed in Section
7.1 of the Parent Letter, the common stocks of all of which shall be publicly traded and as to which there shall not have been, since the Starting Date and before the Determination Date, any public announcement of a proposal for such company to be acquired or for such company to acquire another company or companies in transactions with a value exceeding 25% of the acquiror's market capitalization as of the Starting Date. In the event that any such company or companies are removed from the Index Group as a result of any of the events described in the preceding sentence, the weights (which shall be determined based upon the number of outstanding shares of common stock) listed opposite such Company in Section 7.1 of the Parent Letter shall be redistributed proportionately for purposes of determining the Index Price.

                  "Index Price" on a given date shall mean the weighted average (weighted in accordance with the factors listed in Section 7.1 of the Parent Letter) of the average closing prices of the common stock of the companies composing the Index Group as reported in the consolidated transaction reporting system for the market or exchange on which such common stock is principally traded during the period of 10 consecutive full trading days immediately preceding the date in question.

                  "Starting Date" shall mean the date of this Agreement.

                  "Starting Price" shall mean the average of the daily last sales price of Parent Common Stock as reported on the Nasdaq (as reported by The Wall Street Journal or, if not reported thereby, another authoritative source as reasonably selected by Parent and the Company) for the 10 consecutive full trading days ending at the close of trading on the date hereof.

                  If Parent or any company belonging to the Index Group declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares, or similar transaction between the date of this Agreement and the Determination Date, the prices for the common stock of such company or Parent shall be appropriately adjusted for the purposes of applying this Section 7.1(i).

                  The right of any party hereto to terminate this Agreement pursuant to this Section 7.1 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any person controlling any such party or any of their respective officers or directors, whether prior to or after the execution of this Agreement.

                  Section 7.2 Effect of Termination. In the event of termination of this Agreement by either Parent or the Company, as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability hereunder on the part of the Company, Parent, Sub or their respective officers or directors (except for the last sentence of Section 5.3(c) and the entirety of Section 5.6, which shall survive the termination); provided, however, that nothing contained in this Section 7.2 shall relieve any party hereto from any liability for any willful breach of a representation or warranty contained in this Agreement or the breach of any covenant contained in this Agreement. The Confidentiality Agreement shall remain in full force and effect notwithstanding the termination of this Agreement.

                  Section 7.3 Amendment. This Agreement may be amended by the parties hereto, by or pursuant to action taken by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of Parent and the Company, but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

                  Section 7.4 Waiver. At any time prior to the Effective Time, the parties hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein which may legally be waived. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.


                                  ARTICLE VIII

                               GENERAL PROVISIONS

                  Section 8.1 Non-Survival of Representations and Warranties. The representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall terminate at the Effective Time.

                  Section 8.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally, one day after being delivered to an overnight courier or when telecopied (with a confirmatory copy sent by overnight courier) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a)      if to Parent or Sub, to

                                    Concord EFS, Inc.
                                    2525 Horizon Lake Drive
                                    Suite 120
                                    Memphis, TN  38133
                                    Attention: Edward A. Labry, III, President
                                    Facsimile No.: (901) 371-8157

                           with a copy to:

                                    Wyatt, Tarrant & Combs
                                    6075 Poplar Avenue, Suite 650
                                    Memphis, Tennessee 38119
                                    Attention:  R. Nash Neyland
                                    Facsimile No.: (901) 537-1010

                  (b)      if to the Company, to

                                    Electronic Payment Services, Inc.
                                    1100 Carr Road
                                    Wilmington, DE  19809
                                    Attention:  Marcia E. Heister
                                    Facsimile No.:  (302) 791-8762

                           with a copy to:

                              Sidley & Austin
                              1722 Eye Street, N.W.
                              Washington, D.C. 20006
                              Attention: David E. Teitelbaum
                              Facsimile No.: (202) 736-8711

                              and:

                              Sidley & Austin
                              One First National Plaza
                              Chicago, Illinois 60603
                              Attention: Imad I. Qasim
                              Facsimile No.: (312) 853-7036

                  Section 8.3 Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents, table of defined terms and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this

Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

                  Section 8.4 Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

                  Section 8.5 Entire Agreement; No Third-Party Beneficiaries. This Agreement, the Confidentiality Agreement and the Coordination Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement, except for the provisions of Article I and Sections 5.7, 5.11 and 5.13, is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

                  Section 8.6 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

                  Section 8.7 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Any attempted assignment in violation of this Section 8.7 shall be deemed to be void and of no force or effect.

                   Section 8.8 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement may be consummated as originally contemplated to the fullest extent possible.

                   Section 8.9 Enforcement of this Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement or the Confidentiality Agreement were not performed in accordance with their specific wording or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or the Confidentiality Agreement and to enforce specifically the terms and provisions hereof and thereof in any court of the United States or any state having jurisdiction, such remedy being in addition to any other remedy to which any party is entitled at law or in equity.

                   IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized all as of the date first written above.

                            CONCORD EFS, INC.



                            By: /s/ Edward A. Labry III
                                -----------------------------------------------
                                Name:  Edward A. Labry III
                                Title:  President



                            CEFT, INC.


                            By: /s/ Edward A. Labry III
                                -----------------------------------------------
                                Name:  Edward A. Labry III
                                Title:  Vice President and Treasurer



                            ELECTRONIC PAYMENT SERVICES, INC.


                            By: /s/ Richard N. Garman
                                -----------------------------------------------
                                Name:  Richard N. Garman
                                Title:  President and Chief Executive Officer

                                                                      APPENDIX B



                          REGISTRATION RIGHTS AGREEMENT

                   REGISTRATION RIGHTS AGREEMENT dated as of __________, 199_ among Concord EFS, Inc., a Delaware corporation (the "Issuer"), and the Investors (as defined herein).

                   WHEREAS, execution of this Agreement is a condition to the consummation of the merger of CEFT, Inc., a Delaware corporation ("Sub"), with and into Electronic Payment Services, Inc., a Delaware corporation (the "Company"), pursuant to the Agreement and Plan of Merger dated as of November 20, 1998 (the "Merger Agreement") among the Issuer, Sub and the Company.

                   NOW, THEREFORE, in consideration of the foregoing and the mutual promises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:


                                    ARTICLE 1

                                   DEFINITIONS

                   Section 1.1 Definitions. Terms used herein and not defined shall have the meaning given to such terms in the Merger Agreement. In addition, the following terms, as used herein, shall have the following respective meanings:

                   "Commission" means the Securities and Exchange Commission or any successor governmental body or agency.

                   "Common Stock" means the common stock, par value $.33 1/3 per share, of the Issuer.

                   "Demand Registration" has the meaning ascribed thereto in
Section 2.1(a).

                   "Demand Request" has the meaning ascribed thereto in Section 2.1(a).

                   "Disadvantageous Condition" has the meaning ascribed thereto in Section 2.4.

                   "Holder" means a person who owns Registrable Securities and is either (i) an Investor or (ii) a person that (A) is a transferee of an Investor's Registrable Securities or a successor or assignee of an Investor and
(B) agrees in writing to be bound by the terms of this Agreement as if such person were an Investor.

                   "Investors" means the parties listed as "Investors" on the signature pages hereto.

                   "Registrable Securities" means Common Stock acquired by the Holders pursuant to the Merger (and any shares of stock or other securities into which or for which such Common Stock may hereafter be changed, converted or exchanged and any other shares or securities issued to Holders of such Common Stock (or such shares of stock or other securities into which or for which such shares are so changed, converted or exchanged) upon any reclassification, share combination, share subdivision, share dividend, share exchange, merger, consolidation or similar transaction or event) or otherwise. As to any particular Registrable Securities, such Registrable Securities shall cease to be Registrable Securities as soon as (i) such Registrable Securities have been sold or otherwise disposed of pursuant to a registration statement that was filed with the Commission in accordance with this Agreement and declared effective under the Securities Act, (ii) the Issuer delivers to the Holders of such shares of Common Stock requesting registration pursuant to Section 2.1 or Section 2.2 hereof an opinion of counsel in form and substance reasonably satisfactory to such Holders and their counsel to the effect that the proposed sale or disposition of all Registrable Securities for which registration was requested does not require registration under the Securities Act for a sale or disposition in a single public sale, (iii) they shall have been otherwise sold, transferred or disposed of by a Holder to any Person that is not a Holder, or (iv) they shall have ceased to be outstanding.

                   "Registration Expenses" means any and all expenses incident to performance of or compliance with any registration of securities pursuant to
Article II, including, without limitation, (i) the fees, disbursements and expenses of the Issuer's counsel and accountants (including in connection with the delivery of opinions and/or comfort letters) in connection with this Agreement and the performance of the Issuer's obligations hereunder; (ii) all expenses, including filing fees, in connection with the preparation, printing and filing of one or more registration statements hereunder; (iii) the cost of printing or producing any agreements among underwriters, underwriting agreements, and blue sky or legal investment memoranda; (iv) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the securities to be disposed of; (v) transfer agents' and registrars' fees and expenses in connection with such offering; (vi) all security engraving and security printing expenses; (vii) all fees and expenses payable in connection with the listing of the Registrable Securities on any securities exchange or automated interdealer quotation system on which the Common Stock is then listed; and (viii) all reasonable fees and expenses of one legal counsel for the Holders in connection with each Demand Registration and each Piggyback Registration, which legal counsel shall be selected by Holders owning a majority of the Registrable Securities then being registered; provided, that Registration Expenses shall exclude (x) all underwriting discounts and commissions, selling or placement agent or broker fees and commissions, and transfer taxes, if any, in connection with the sale of any securities, and (y) the fees and expenses of counsel for any Holder (other than pursuant to clause (viii)).

                   "Rule 144" means Rule 144 (or any successor rule to similar effect) promulgated under the Securities Act.

                   "Rule 415 Offering" means an offering on a delayed or continuous basis pursuant to Rule 415 (or any successor rule to similar effect) promulgated under the Securities Act.

                   "Securities Act" means the Securities Act of 1933, as amended.

                   "Selling Holder" means any Holder who sells Registrable Securities pursuant to a public offering registered hereunder.

                   Section 1.2. Internal References. Unless the context indicates otherwise, references to Articles, Sections and paragraphs shall refer to the corresponding articles, sections and paragraphs in this Agreement, and references to the parties shall mean the parties to this Agreement.


                                    ARTICLE 2

                               REGISTRATION RIGHTS

                   Section 2.1. Demand Registration. (a) Subject to Section 2.1(b), upon written notice to the Issuer from a Holder or Holders holding a majority in interest of the Registrable Securities (the "Demand Request") requesting, pursuant to this Section 2.1, that the Issuer effect the registration under the Securities Act of any or all of the Registrable Securities held by such requesting Holders, which notice shall specify the intended method or methods of disposition of such Registrable Securities (each such registration being referred to herein, individually as a "Demand Registration" and collectively as the "Demand Registrations"), the Issuer shall prepare as soon as practicable and, within 15 days after such request, file with the Commission a registration statement with respect to such Registrable Securities and thereafter use its reasonable best efforts to cause such registration statement to be declared effective under the Securities Act for purposes of dispositions in accordance with the intended method or methods of disposition stated in such request within the later to occur of the first public release by the Issuer of 30 days of combined financial results of the Issuer and the Company and 30 days after the filing of such registration statement.

                   (b) The Holders shall collectively have the right to request two Demand Registrations after the date hereof; provided, however, that (i) the Holders may not make a Demand Request for 180 days following the earlier of (x) the sale of Registrable Securities having a market value at the time of the filing of the related registration statement of at least $200,000,000 pursuant to a Piggyback Registration, or (y) the termination of such offering prior to such sale; (ii) the Holders may not make a Demand Request before the later of
(x) April 30, 1999 or (y) 15 days following the first full calender month of combined operations by the Issuer and the Company; and (iii) the Holders may not make a Demand Request for 180 days following the earlier of (x) the sale of any Registrable Securities pursuant to a Demand Registration or (y) the termination of such offering prior to such sale. The method of disposition requested by Holders in connection with any Demand Registration may not, without the Issuer's written consent, be a Rule 415 Offering.

                   (c) Notwithstanding any other provision of this Agreement to the contrary, a Demand Registration requested by Holders pursuant to this
Section 2.1 shall not be deemed to have been effected, and, therefore, not requested and the rights of each Holder shall be deemed not to have been exercised for purposes of paragraph (a) above, (i) if such Demand Registration has not become effective under the Securities Act or (ii) if such Demand Registration, after it became effective under the Securities Act, was not maintained effective under the Securities Act (other than as a result of any stop order, injunction or other order or requirement of the Commission or other government agency or court solely on the account of a material misrepresentation or omission of a Holder) for at least 30 days (or such shorter period ending when all the Registrable Securities covered thereby have been disposed of pursuant thereto) and, as a result thereof, the Registrable Securities requested to be registered cannot be distributed in accordance with the plan of distribution set forth in the related registration statement. The Holders shall not lose their right to a Demand Registration under Section 2.1 if the Demand Registration related to such Demand Request is delayed or not effected in the circumstances set forth in this clause (c).

                   (d) The Issuer shall have the right to cause the registration of additional equity securities for sale for the account of the Issuer (but not any other person) in the registration of Registrable Securities requested by the Holders pursuant to Section 2.1(a) above, provided, that if such Holders are advised in writing (with a copy to the Issuer) by the lead or managing underwriter referred to in Section 2.3 that, in such underwriters' good faith view, all or a part of such Registrable Securities and additional equity securities cannot be sold and the inclusion of such Registrable Securities and additional equity securities in such registration would be likely to have an adverse effect on the price, timing or distribution of the offering and sale of the Registrable Securities and additional equity securities then contemplated, then the number of securities that can, in the good faith view of such underwriter, be sold in such offering without so adversely affecting such offering shall be allocated first, to the Registrable Securities proposed to be included in the Demand Registration by the Holders and second, to the securities of the Issuer proposed to be included in such registration by the Issuer for sale for its own account. The Holders of the Registrable Securities to be offered pursuant to paragraph (a) above may require that any such additional equity securities be included by the Issuer in the offering proposed by such Holders on the same conditions as the Registrable Securities that are included therein.

                   (e) Within seven days after delivery of a Demand Request by a Holder, the Issuer shall provide a written notice to each Holder, advising such Holder of its right to include any or all of the Registrable Securities held by such Holder for sale pursuant to the Demand Registration and advising such Holder of procedures to enable such Holder to elect to so include Registrable Securities for sale in such Demand Registration. Any Holder may, within seven days of delivery to such Holder of a notice pursuant to this Section 2.1(e), elect to so include Registrable Securities in such Demand Registration by written notice to such effect to the Issuer specifying the number of Registrable Securities desired to be so included by such Holder. Any Holder who elects to include Registrable Securities in a Demand Registration may elect not to sell its Registrable Securities in such Demand Registration.

                   (f) If, in connection with a Demand Registration, the Holders who have requested to include their Registrable Securities in such Demand Registration are advised in writing by the lead or managing underwriter referred to in Section 2.3 that, in such underwriter's good faith view, all or a part of such Registrable Securities cannot be sold and the inclusion of such Registrable Securities would be likely to have an adverse effect on the price, timing or distribution of the offering and sale of the Registrable Securities then contemplated, then the number of securities that can, in the good faith view of such underwriter, be sold in such offering without so adversely affecting such offering shall be allocated among the Holders who have requested to include their Registrable Securities in such Demand Registration, pro-rata, based on the number of Registrable Securities requested to be included in such Demand Registration by Holders. Any securities so excluded shall be withdrawn from and shall not be included in such Demand Registration.

                   Section 2.2. Piggyback Registrations. (a) Notwithstanding any limitation contained in Section 2.1, if the Issuer at any time after the date hereof and prior to the third anniversary of the date hereof proposes to effect any registration of Common Stock under the Securities Act (other than a registration on Form S-4 or Form S-8 promulgated by the Commission), whether for sale for the account of the Issuer or for the account of any holder of securities of the Issuer (other than Registrable Securities) (a "Piggyback Registration"), it will each such time give prompt written notice (a "Notice of Piggyback Registration") to all Holders of its intention to do so and of such Holders' rights under this Section 2.2, which Notice of Piggyback Registration shall include a description of the intended method of disposition of such securities. If any Holder delivers a written request for registration of Registrable Securities specifying the Registrable Securities intended to be disposed of to the Issuer within 15 days after such Holder receives a Notice of Piggyback Registration, the Issuer will include in the registration statement relating to such Piggyback Registration all Registrable Securities which the Issuer has been so requested to register. Notwithstanding the foregoing, if, at any time after giving a Notice of Piggyback Registration and prior to the effective date of the registration statement filed in connection with such registration, the Issuer shall determine for any reason not to register or to delay registration of such securities, the Issuer may, at its election, give written notice of such determination to each Holder and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of any Holder entitled to do so to demand that such registration be effected as a Demand Registration under Section 2.1 (without the applicability of the waiting period referred to in Section 2.1(b)(i)), and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities for the same period as the delay in registering such other securities. No registration effected under this Section 2.2 shall relieve the Issuer of its obligations to effect Demand Registrations under Section 2.1.

                   (b) If, in connection with a Piggyback Registration, the Holders who have requested to include their Registrable Securities in such Piggyback Registration, are advised in writing (with a copy to the Issuer) by the lead or managing underwriter referred to in Section 2.3 that, in such underwriter's good faith view, all or a part of such Registrable

Securities and additional shares of Common Stock cannot be sold and the inclusion of such Registrable Securities and additional shares of Common Stock would be likely to have an adverse effect on the price, timing or distribution of the offering and sale of the Registrable Securities and additional shares of Common Stock then contemplated, then the number of securities that can, in the good faith view of such underwriter, be sold in such offering without so adversely affecting such offering shall be allocated first, to the securities proposed by the Issuer to be sold for its own account, and second, to the Registrable Securities requested to be included in such Piggyback Registration by Holders. Any securities so excluded shall be withdrawn from and shall not be included in such Piggyback Registration.

                   Section 2.3. Other Matters In Connection With Registrations. In the event that any public offering pursuant to this Agreement shall involve, in whole or in part, an underwritten offering, the Issuer shall have the right to designate an underwriter or underwriters as the lead or managing underwriters of such underwritten offering; provided, that in the case of a Demand Registration, such lead or managing underwriters must be reasonably acceptable to Holders holding a majority in interest of the Registrable Securities being registered in such offering.

                   Section 2.4. Certain Delay Rights. Notwithstanding anything else contained in this Agreement, with respect to any registration statement filed, or to be filed, pursuant to Section 2.1, if the Issuer provides written notice to each Holder that in the Issuer's good faith and reasonable judgment it would be materially disadvantageous to the Issuer (because the sale of Registrable Securities covered by such registration statement or the disclosure of information therein or in any related prospectus would materially interfere with any acquisition, financing or other material event or transaction in connection with which a registration of securities under the Securities Act for the account of the Issuer is then intended or the public disclosure of which at the time would be materially prejudicial to the Issuer (a "Disadvantageous Condition")) for such a registration statement to be maintained effective, or to be filed and become effective, and setting forth the general reasons for such judgment, the Issuer shall be entitled to cause such registration statement to be withdrawn or the effectiveness of such registration statement terminated, or, in the event no registration statement has yet been filed, shall be entitled not to file any such registration statement, until such Disadvantageous Condition no longer exists (notice of which the Issuer shall promptly deliver to each Holder). With respect to each Holder, upon the receipt by such Holder of any such notice of a Disadvantageous Condition in connection with a Demand Registration if so directed by the Issuer by notice as aforesaid, such Holder will deliver to the Issuer all copies, other than permanent filed copies then in such Holder's possession, of the prospectus then covering such Registrable Securities at the time of receipt of such notice as aforesaid. Notwithstanding anything else contained in this Agreement, neither the filing nor the effectiveness of any registration statement under Section 2.1 may be delayed for more than a total of 60 days pursuant to this Section 2.4.

                   Section 2.5. Expenses. Except as provided herein, the Issuer shall pay all Registration Expenses with respect to each registration hereunder. Notwithstanding the foregoing, (i) each Holder and the Issuer shall be responsible for its own internal administrative and similar costs, which shall not constitute Registration Expenses, (ii) each Holder shall be responsible for the legal fees and expenses of its own counsel (except as provided in clause
(viii) of the definition of Registration Expenses), and (iii) each Holder shall be responsible for all underwriting discounts and commissions, selling or placement agent or broker fees and commissions, and transfer taxes, if any, in connection with the sale of securities by such Holder.

                   Section 2.6. Registration and Qualification. If and whenever the Issuer is required to effect the registration of any Registrable Securities under the Securities Act as provided in Sections 2.1 or 2.2, the Issuer shall as promptly as practicable (but subject to the provisions of Sections 2.1 and 2.2):

                   (a) prepare, file and cause to become effective a registration statement under the Securities Act relating to the Registrable Securities to be offered in accordance with the Holders' intended methods of disposition thereof;

                   (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities until the earlier of (A) such time as all Registrable Securities proposed to be sold therein have been disposed of in accordance with the intended methods of disposition set forth in such registration statement and (B) the expiration of 30 days after such registration statement becomes effective, provided, that such 30-day period shall be extended for such number of days that equals the number of days elapsing from (x) the date the written notice contemplated by paragraph (e) below is given by the Issuer to (y) the date on which the Issuer delivers to the Holders of Registrable Securities the supplement or amendment contemplated by paragraph (e) below;

                   (c) furnish to the Holders of Registrable Securities and to any underwriter of such Registrable Securities such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus), in conformity with the requirements of the Securities Act, and such documents incorporated by reference in such registration statement or prospectus, as the Holders of Registrable Securities or such underwriter may reasonably request;

                   (d) furnish to any underwriter of such Registrable Securities an opinion of counsel for the Issuer and a "cold comfort" letter signed by the independent public accountants who have audited the financial statements of the Issuer included in the applicable registration statement, in each such case covering substantially such matters with respect to such registration statement (and the prospectus included therein) and the related offering as are customarily covered in opinions of issuer's counsel with respect thereto and in accountants' letters delivered to underwriters in underwritten public offerings of securities and such other matters as such underwriters may reasonably request;

                   (e) promptly notify the Selling Holders in writing (i) at any time when a prospectus relating to a registration pursuant to Section 2.1 or 2.2 is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) of any request by the Commission or any other regulatory body or other body having jurisdiction for any amendment or supplement to any registration statement or other document relating to such offering, and in either such case, at the request of the Selling Holders prepare and furnish to the Selling Holders a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading;

                   (f) use its reasonable best efforts to list all such Registrable Securities covered by such registration on each securities exchange and automated interdealer quotation system on which the Common Stock is then listed;

                   (g) use reasonable efforts to assist the Holders in the marketing of Common Stock in connection with underwritten offerings hereunder (including using reasonable best efforts to have officers of the Issuer attend "road shows" and analyst or investor presentations scheduled in connection with such registration); and

                   (h) furnish for delivery in connection with the closing of any offering of Registrable Securities pursuant to a registration effected pursuant to Section 2.1 or 2.2 unlegended certificates representing ownership of the Registrable Securities being sold in such denominations as shall be requested by the Selling Holders or the underwriters.

                   Section 2.7. Underwriting; Due Diligence. (a) If requested by the underwriters for any underwritten offering of Registrable Securities pursuant to a registration requested under this Article II, the Issuer shall enter into an underwriting agreement with such underwriters for such offering, which agreement will contain such representations and warranties by the Issuer and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, indemnification and contribution provisions substantially to the effect and to the extent provided in Section 2.8, and agreements as to the provision of opinions of counsel and accountants' letters to the effect and to the extent provided in Section 2.6(d). Such underwriting agreement shall also contain such representations and warranties by such Selling Holders and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, indemnification and contribution provisions substantially to the effect and to the extent provided in Section 2.8.

                   (b) In connection with the preparation and filing of each registration statement registering Registrable Securities under the Securities Act pursuant to this Article II, the Issuer shall give the Holders of such Registrable Securities and the underwriters, if any, and their respective counsel and accountants (the identity and number of whom shall be reasonably acceptable to the Issuer), such reasonable and customary access to its books, records and properties and such opportunities to discuss the business and affairs of the Issuer with its officers and the independent public accountants who have certified the financial statements of the Issuer as shall be necessary, in the opinion of such Holders and such underwriters or their respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

                   Section 2.8. Indemnification and Contribution. (a) The Issuer agrees to indemnify and hold harmless each Selling Holder and each person, if any, who controls each Selling Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) insofar as such losses, claims, damages or liabilities are caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or any amendment thereof, any preliminary prospectus or prospectus (as amended or supplemented if the Issuer shall have furnished any amendments or supplements thereto) relating to the Registrable Securities, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished to the Issuer in writing by a Selling Holder expressly for use therein. The Issuer also agrees to indemnify any underwriter of the Registrable Securities so offered and each person, if any, who controls such underwriter on substantially the same basis as that of the indemnification by the Issuer of the Selling Holder provided in this Section 2.8(a).

                   (b) Each Selling Holder agrees to indemnify and hold harmless the Issuer, its directors, the officers who sign the registration statement and each person, if any who controls the Issuer within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) insofar as such losses, claims, damages or liabilities are caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or any amendment thereof, any preliminary prospectus or prospectus (as amended or supplemented if the Issuer shall have furnished any amendments or supplements thereto) relating to the Registrable Securities, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information furnished in writing by such Selling Holder (or any representative thereof) expressly for use in a registration statement, any preliminary prospectus, prospectus or any amendments or supplements thereto. Each Selling Holder also agrees to indemnify any underwriter of the Registrable Securities so offered and each person, if any, who controls such underwriter on substantially the same basis as that of the indemnification by such Selling Holder of the Issuer provided in this Section 2.8(b).

                   (c) Each party indemnified under paragraph (a) or (b) above shall, promptly after receipt of notice of a claim or action against such indemnified party in respect of which indemnity may be sought hereunder, notify the indemnifying party in writing of the claim or action; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party on account of the indemnity agreement contained in paragraph (a) or (b) above except to the extent that the indemnifying party was actually prejudiced by such failure, and in no event shall such failure relieve the indemnifying party from any other liability that it may have to such indemnified party. If any such claim or action shall be brought against an indemnified party, and it shall have notified the indemnifying party thereof, unless based on the written advice of counsel to such indemnified party a conflict of interest between such indemnified party and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this
Section 2.8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof. Any indemnifying party against whom indemnity may be sought under this Section 2.8 shall not be liable to indemnify an indemnified party if such indemnified party settles such claim or action without the consent of the indemnifying party. The indemnifying party may not agree to any settlement of any such claim or action, other than solely for monetary damages for which the indemnifying party shall be responsible hereunder, the result of which any remedy or relief shall be applied to or against the indemnified party, without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld. In any action hereunder as to which the indemnifying party has assumed the defense thereof, the indemnified party shall continue to be entitled to participate in the defense thereof, with counsel of its own choice, but the indemnifying party shall not be obligated hereunder to reimburse the indemnified party for the costs thereof.

                   (d) If the indemnification provided for in this Section 2.8 shall for any reason be unavailable (other than in accordance with its terms) to an indemnified party in respect of any loss, liability, cost, claim or damage referred to herein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, cost, claim or damage in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Issuer on the one hand and the Selling Holders on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer or a Selling Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by an indemnified party as a result of the loss, cost, claim, damage or liability, or action in respect thereof, referred to above in this paragraph (d) shall be deemed to include, for purposes of this paragraph (d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. The Issuer and the Selling Holders agree that it would not be just and equitable if contribution pursuant to this Section 2.8 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. Notwithstanding any other provision of this
Section 2.8, no Selling Holder shall
be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such Selling Holder were offered to the public exceeds the amount of any damages which such Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                   (e) The obligations of the parties under this Section 2.8 shall be in addition to any liability which any party may otherwise have to any other party.

                   Section 2.9. Holdback Agreement. If a Demand Registration or Piggyback Registration pursuant to this Article II shall be in connection with an underwritten public offering of Registrable Securities, each Holder agrees not to effect any sale or distribution, including any sale under Rule 144, of any equity security of the Issuer (otherwise than through the registered public offering then being made), within 7 days prior to or 90 days (or such lesser period as the lead or managing underwriters may permit) after the effective date of the applicable registration statement.


                                    ARTICLE 3

                                  MISCELLANEOUS

                   Section 3.1. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

                   Section 3.2. Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.

                   Section 3.3. Amendments, Waivers, Etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the Issuer and Holders representing a majority of the Registrable Securities then held by all Holders.

                   Section 3.4. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if given) by hand delivery or telecopy, or by any courier service, such as Federal Express, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the address or telecopy number set forth on the signature pages hereto or such other address as any party shall give the other parties hereto notice of in writing.

                   Section 3.5. Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

                   Section 3.6. No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

                   Section 3.7. No Third Party Beneficiaries. This Agreement is not intended to be for the benefit of, and shall not be enforceable by, any Person who or which is not a party hereto, other than any Holder.

                   Section 3.8. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

                   Section 3.9. Jurisdiction. Each party hereby irrevocably submits to the exclusive jurisdiction of any United States District Court sitting in the State of Delaware or any state court sitting in the City of Wilmington, Delaware in any action, suit or proceeding arising in connection with this Agreement, and agrees that any such action, suit or proceeding shall be brought only in such courts (and waives any objection based on forum non conveniens or any other objection to venue therein); provided, however, that such consent to jurisdiction is solely for the purpose referred to in this
Section 3.9 and shall not be deemed to be a general submission to the jurisdiction of said Courts or in the State of Delaware other than for such purposes. Each party hereto hereby waives any right to a trial by jury in connection with any such action, suit or proceeding.

                   Section 3.10. Descriptive Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

                   Section 3.11. Counterparts. This Agreement may be executed in counterpart, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same Agreement.

                  IN WITNESS WHEREOF, the Issuer and the Investors have caused this Agreement to be duly executed as of the day and year first above written.


                                       CONCORD EFS, INC.
                                       2525 Horizon Lake Drive
                                       Suite 120
                                       Memphis, TN 38133



                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:


                                       [INVESTORS]


                                       [Insert Names and Addresses of Investors]

                                                                      APPENDIX C

                      Consolidated Financial Statements of
                       Electronic Payment Services, Inc.

                      As of December 31, 1997 and 1996 and
                          for each of the three years
                            ended December 31, 1997
                      with Report of Independent Auditors

                       Electronic Payment Services, Inc.

                       Consolidated Financial Statements

                     As of December 31, 1997 and 1996 and
                          for each of the three years
                     in the period ended December 31, 1997



                                   Contents


Report of Independent Auditors.............................................. 1

Audited Consolidated Financial Statements

Consolidated Balance Sheets................................................. 2
Consolidated Statements of Income........................................... 4
Consolidated Statements of Changes in Stockholders' Equity (Deficiency)..... 5
Consolidated Statements of Cash Flows....................................... 6
Notes to Consolidated Financial Statements.................................. 8

                        Report of Independent Auditors


The Board of Directors
Electronic Payment Services, Inc.

We have audited the accompanying consolidated balance sheets of Electronic Payment Services, Inc. as of December 31, 1997 and 1996, and the related consolidated statements of income, changes in stockholders equity (deficiency), and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Electronic Payment Services, Inc. at December 31, 1997 and 1996, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.


                                           /s/ Ernst & Young LLP
                                           ---------------------------

Philadelphia, Pennsylvania
February 3, 1998

                       Electronic Payment Services, Inc.

                          Consolidated Balance Sheets

                             (dollars in thousands)

                                                            December 31
                                                         1997          1996
                                                       -----------------------
Assets
Current assets:
 Cash and equivalents                                  $ 18,797       $ 24,793
 Accounts receivable, less allowance of $1,907
 and $2,933 in 1997 and 1996, respectively               24,137         22,493
 Deferred income taxes                                    3,410          4,397
 Due from stockholders                                    4,164          5,691
 Inventory and supplies                                     639          1,254
 Prepaid expenses and other current assets                1,409          2,015
                                                       -----------------------
Total current assets                                     52,556         60,643

Property and equipment                                  151,434        131,365
Accumulated depreciation and amortization               (57,187)       (44,990)
                                                       -----------------------
                                                         94,247         86,375
Intangible assets:
 Goodwill                                                82,071         82,071
 Customer lists and other                                25,046         23,796
                                                       -----------------------
                                                        107,117        105,867
 Accumulated amortization                               (30,133)       (23,860)
                                                       -----------------------
                                                         76,984         82,007


Capitalized software development costs                   20,404         23,609
Other assets                                              6,566          9,015
Total assets                                           $250,757       $261,649
                                                       =======================

                                                            December 31
                                                         1997          1996
                                                      ------------------------
Liabilities and stockholders' equity (deficiency)
Current liabilities:
 Borrowings under credit agreement                    $  29,000      $  50,000
 Current portion of long-term debt                       25,000         25,000
 Accounts payable                                        20,328         17,626
 Due to stockholders                                        677          4,065
 Accrued liabilities                                     21,398         21,415
 Deferred income                                          5,961            282
 Income taxes payable                                     8,426          3,001
                                                      ------------------------
Total current liabilities                               110,790        121,389

Long-term debt, net of current portion                  125,000        150,000
Deferred income, net of current portion                  14,710             --
Deferred income taxes                                    15,269         23,282

Stockholders' equity (deficiency):
 Preferred stock, par value $163.60; 4,600
  shares authorized, issued and outstanding                 752            752

 Common stock, par value $.01; 10,000,000 shares
  authorized; 3,750,000 shares issued and
  outstanding                                                38             38

 Paid-in capital                                        196,001        196,001
 Deemed dividend                                       (245,400)      (245,400)
 Retained earnings                                       33,597         15,587
                                                      ------------------------
Total stockholders' equity (deficiency)                 (15,012)       (33,022)
                                                      ------------------------
Total liabilities and stockholders' equity
 (deficiency)                                         $ 250,757      $ 261,649
                                                      ========================

See accompanying notes.

                       Electronic Payment Services, Inc.

                       Consolidated Statements of Income

                  (dollars in thousands except per share data)

                                                  Year ended December 31
                                             1997           1996           1995
                                          ----------------------------------------
Revenues                                  $  202,310     $  179,490     $  163,379

Expenses:
 Processing and equipment                     72,341         64,257         58,079
 Customer and product support                 30,956         26,900         24,693
 Selling, general and administrative          33,267         32,847         35,755
 Product development                          14,654         14,861         13,479
 Amortization of intangible assets             6,273          6,273          6,115
 Interest expense, net of $556, $364
  and $333 interest income in 1997,
   1996 and 1995, respectively                12,590         14,310         15,882
                                          ----------------------------------------
Total expenses                               170,081        159,448        154,003
                                          ----------------------------------------

Income before income taxes and
 minority interest                            32,229         20,042          9,376

Provision for income taxes                    14,181          8,821          5,481
                                          ----------------------------------------
Net income before minority interest           18,048         11,221          3,895

Minority interest in earnings of
 subsidiaries                                     --            240          1,314
                                          ----------------------------------------
Net income                                    18,048         10,981          2,581

Dividend on preferred stock                       38             38             38
                                          ----------------------------------------
Net income available for common stock     $   18,010     $   10,943     $    2,543
                                          ========================================

Net income per common share               $     4.80     $     3.20     $     1.05
                                          ========================================

Average common shares outstanding          3,750,000      3,417,404      2,419,615

See accompanying notes.

                       Electronic Payment Services, Inc.

    Consolidated Statements of Changes in Stockholders' Equity (Deficiency)

                             (dollars in thousands)

                                        Preferred   Common    Paid-in      Deemed     Retained
                                          Stock      Stock    Capital     Dividend    Earnings     Total
-----------------------------------------------------------------------------------------------------------
December 31, 1994                          $752       $24     $107,138   $(245,400)    $ 2,101   $(135,385)

Net income                                                                               2,581       2,581

Dividend on preferred stock                                                                (38)        (38)

Minority interest investment in
subsidiaries, inclusive of
their interest in earnings
from March 2, 1995                                              88,637                              88,637
-----------------------------------------------------------------------------------------------------------

December 31, 1995                           752        24      195,775    (245,400)      4,644     (44,205)

Net income                                                                              10,981      10,981

Dividend on preferred stock                                                                (38)        (38)

Common stock issued in exchange
 for minority interest                                 14          (14)                                 --

Minority interest investment in
subsidiaries, inclusive of
their interest in earnings
through April 1, 1996                                              240                                 240
-----------------------------------------------------------------------------------------------------------

December 31, 1996                           752        38      196,001    (245,400)     15,587     (33,022)

Net income                                                                              18,048      18,048
Dividend on preferred stock                                                                (38)        (38)

-----------------------------------------------------------------------------------------------------------
December 31, 1997                          $752       $38     $196,001   $(245,400)    $33,597   $ (15,012)
==========================================================================================================

See accompanying notes.

                       Electronic Payment Services, Inc.

                     Consolidated Statements of Cash Flows

                             (dollars in thousands)

                                                   Year ended December 31
                                             1997           1996           1995
                                            -------------------------------------
Operating activities
Net income before minority interest         $18,048        $11,221        $ 3,895

Adjustments to reconcile net income
before minority interest to net
cash provided by operating
activities:

   Depreciation and amortization             29,364         25,687         21,232
   Deferred tax provision (benefit)          (7,017)         6,683          4,941
   Other noncash income and
     expense items                               (9)          (204)           213
   Changes in:
     Accounts receivable                     (1,644)           573            243
     Inventory and supplies                     615           (251)           372
     Prepaid expenses and other
       current assets                           606           (311)           853
     Accounts payable                         2,702          6,755         (2,611)
     Due to (from) stockholders              (1,861)         3,069             58
     Accrued liabilities                        (17)         2,810            (35)
     Deferred income                          5,679            178           (176)
     Income taxes payable                     5,425          3,669         (1,265)
                                            -------------------------------------
Cash provided by operating activities       $51,891        $59,879        $27,720
                                            -------------------------------------

                                                  Year ended December 31
                                             1997           1996           1995
                                           --------------------------------------
Investing activities
Acquisition of property and equipment      $(28,892)      $(31,658)      $(29,786)
Proceeds from licensing agreement            25,000             --             --
Other investing activity, net                (7,957)       (12,972)        (7,182)
                                           --------------------------------------
Cash used for investing activities          (11,849)       (44,630)       (36,968)
                                           --------------------------------------

Financing activities
Borrowings (repayments) under credit
 agreement, net                             (21,000)        15,000           (500)
Long-term debt repayments                   (25,000)       (25,000)       (50,171)
Payments on notes payable to
 stockholders                                    --             --        (23,263)
Proceeds of minority investment in
 subsidiaries                                    --             --         74,539
Dividends paid on preferred stock               (38)           (38)           (38)
                                           --------------------------------------
Cash (used for) provided by financing
 activities                                 (46,038)       (10,038)           567
                                           --------------------------------------
Change in cash and equivalents               (5,996)         5,211         (8,681)
Cash and equivalents, beginning of
 year                                        24,793         19,582         28,263
                                           --------------------------------------
Cash and equivalents, end of year          $ 18,797       $ 24,793       $ 19,582
                                           ======================================

See accompanying notes.

                       Electronic Payment Services, Inc.

                  Notes to Consolidated Financial Statements

                            (dollars in thousands)


1. Organization, Nature of Business and Equity Transactions

Electronic Payment Services, Inc. (the "Company") owns and operates electronic data processing and data-capture networks that process transactions originating at Automated Teller Machines ("ATM") as well as Point of Sale ("POS") terminals. The majority of customers of ATM processing services are commercial banks, savings and loan institutions, credit unions, independent sales organizations and other financial services providers. Geographically, ATM customers are in all 50 states and are concentrated in the eastern half of the United States. POS transaction processing customers are a wide variety of retailers, commercial banks and other credit card processors. POS customers of the Company are located in all 50 states. The Company is indirectly subject to fluctuations in retail activity and experiences seasonal variability in ATM and POS transaction levels.

The Company was formed on December 4, 1992 through a Corporate Joint Venture Agreement between CoreStates Financial Corp, Banc One Corporation, PNC Financial Corp and KeyCorp ("Original Stockholders"). The authorized capital stock of the Company at inception consisted of 3,000,000 shares of common stock and 1,500,000 shares of mandatory redeemable preferred stock. In exchange for common stock, preferred stock and/or cash, the Original Stockholders contributed certain assets, liabilities, wholly owned processing subsidiaries and/or cash. The assets and liabilities contributed were recorded at the Original Stockholders' net book value as of December 1, 1992. The cash paid and preferred stock issued upon formation were recorded as dividends. In connection with the recapitalization of the Company in December 1993, the number of authorized shares of capital stock was increased to 10,000,000 shares.

In December 1993, the Company and the Original Stockholders entered into a recapitalization agreement whereby 1,495,400 shares of mandatory redeemable preferred stock with a par value of $163.60 were exchanged for a promissory note in the principal amount of $250,000. As part of the transaction, the redemption feature of the preferred stock was eliminated. The premium associated with this exchange was charged directly to stockholders' equity.

                       Electronic Payment Services, Inc.

                            (dollars in thousands)


1. Organization, Nature of Business and Equity Transactions (continued)

The preferred stockholder has limited voting rights and the preferred stock provides for a 5% cumulative dividend, payable quarterly, plus an additional performance dividend. The performance dividend is equal to a percentage of the Company's net income that exceeds a threshold amount. No performance dividends have been paid or incurred since inception.

On March 2, 1995, the Company entered into a series of transactions with KeyCorp and National City Corporation (together with the Original Stockholders, the "Stockholders") whereby these banks made cash capital contributions totaling $74,539 to two subsidiaries of the Company, contributed assets to a subsidiary of the Company and sold assets to a subsidiary of the Company. As a result of the transactions, equity of the Company was increased by a total of $87,323 and goodwill was recognized totaling $13,352. At December 31, 1995, the consolidated minority stockholders' share in the equity (deficit) of the subsidiaries was $16,046. Effective April 1, 1996, the minority stockholders agreed to merge their ownership interest in the subsidiaries into the Company. In connection with the merger, the Company issued 1,330,385 shares of common stock and adjusted paid-in capital for the par value of the common stock issued.

The minority stockholders' share of earnings in the subsidiaries of $240 in 1996 and $1,314 in 1995 has been deducted from earnings to determine net income of the Company and has adjusted the minority interest share of the consolidated deficiency in assets.

2. Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All material intercompany balances and transactions have been eliminated in consolidation. Certain reclassifications have been made to prior-year amounts to conform with current-year presentation.

                       Electronic Payment Services, Inc.

                            (dollars in thousands)


2. Significant Accounting Policies (continued)

Cash and Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. Included in cash and equivalents at December 31, 1997 and 1996 is $1,023 and $1,486, respectively, of cash maintained in automated teller machines.

Property and Equipment

Property and equipment are stated at cost and depreciated over their estimated useful lives using the straight-line method. Major classes of property and equipment and their estimated useful lives are as follows:

                                           December 31          Estimated
                                       1997           1996    Useful Lives
                                     -------------------------------------
     Land                            $  1,050       $  1,050   Indefinite
     Building and improvements         14,591         14,081    40 years
     Leasehold improvements             8,291          7,407   Lease term
     Software costs                    38,045         28,418     5 years
     Computer and
      communication equipment          77,950         71,521    3-5 years
     Furniture and equipment           11,507          8,888   3-10 years
                                     -----------------------
                                     $151,434       $131,365
                                     =======================

Included in property and equipment at December 31, 1997 and 1996 are $31,043 and $21,924, respectively, of capitalized software costs incurred to develop computer systems and programming. Software costs of $9,119 and $11,696 were capitalized during 1997 and 1996, respectively. Capitalized software costs placed in service during 1997 and 1996 were $7,569 and $4,630, respectively. Amortization expense related to the assets placed in service totaled $2,084 and $982 in 1997 and 1996, respectively.

                       Electronic Payment Services, Inc.

                            (dollars in thousands)


2. Significant Accounting Policies (continued)

Inventory and Supplies

Inventory is valued at the lower of cost (first-in, first-out) or market and consists of terminals, printers and other related equipment held for resale and plastic ATM cards.

Intangible Assets

Intangible assets, which were contributed as part of the formation of the Company, consist of goodwill, agreements not to compete and values ascribed to customer lists. As described in Note 1, $13,352 of goodwill was recorded in 1995 as a result of the equity transactions. Goodwill and amounts assigned to the customer lists are being amortized by the straight-line method over 15-25 years and 10 years, respectively. Agreements not to compete are amortized over the life of the agreements.

Other Assets

Included in other assets at December 31, 1997 and 1996 are $6,021 and $8,434, respectively, of payments made to customers under the Company's conversion assistance program. These payments, which were primarily for promotional sign replacements and card reissuance, were made to customers converting to the MAC network and are being amortized over five years. Amortization expense associated with these assets was $3,037, $2,907 and $2,333 for the year ended December 31, 1997, 1996 and 1995, respectively.

Capitalized Software Development Costs

During 1994, the Company capitalized $4,365 of software development costs incurred after technological feasibility was established in connection with the planned introduction of a stored value electronic payment card. The Company capitalized $8,384, $11,584 and $667 in 1995, 1996 and 1997, respectively, related to the development of the stored value card.

                       Electronic Payment Services, Inc.

                            (dollars in thousands)


2. Significant Accounting Policies (continued)

Capitalized Software Development Costs (continued)

On July 25, 1997, the Company entered into an agreement with an unrelated third party whereby the Company granted perpetual licensing rights to the technology to the third party in exchange for $25 million. The agreement further grants the third party exclusive rights to the technology for a period of four years. The proceeds received from the licensing agreement have been deferred and are being earned over the exclusivity period of the agreement. The development costs capitalized are being amortized over the same period.

Revenue Recognition

Revenue for processing fees is recognized and billed when the services are performed. Revenue related to equipment sales is recognized upon the installation of the equipment.

Income Taxes

The Company accounts for income taxes under the liability method whereby deferred income taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Such temporary differences result in deferred income taxes computed at rates estimated to be in effect when the underlying differences will be reported in the Company's federal and state income tax returns. The Company and its subsidiaries file a consolidated federal income tax return.

Supplemental Cash Flow Information

Total interest paid was $13,033, $14,686 and $18,277 during 1997, 1996 and 1995, respectively.

                       Electronic Payment Services, Inc.

                            (dollars in thousands)


2. Significant Accounting Policies (continued)

Per Share Data

In 1997, the Financial Accounting Standards Board issued Statement Number 128, "Earnings per Share" ("FAS 128"). FAS 128 replaced the calculation of primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share excludes any dilutive effects of options, warrants and convertible securities. Diluted earnings per common share is the same as basic earnings per common share for 1997, 1996 and 1995.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

3. Income Taxes

The components of deferred tax liabilities and assets as of December 31 are as follows:

                                                        1997           1996
                                                       ----------------------
Deferred tax liabilities:
 Depreciation                                          $ 3,671        $ 3,433
 Intangibles                                             4,923          5,845
 Research and development capitalized costs              8,619         15,558
 Other                                                   1,045          1,062
                                                       ----------------------
                                                        18,258         25,898
                                                       ----------------------

Deferred tax assets:
 Net operating loss carryforward                         2,626          3,113
 Nondeductible reserves                                  3,762          3,897
 Other                                                      11             11
                                                       ----------------------
                                                         6,399          7,021
                                                       ----------------------
Net deferred tax liabilities                           $11,859        $18,877
                                                       ======================

                       Electronic Payment Services, Inc.

                            (dollars in thousands)


3. Income Taxes (continued)

The components of income tax expense are as follows:

                                               Year ended December 31
                                         1997             1996            1995
                                       ----------------------------------------
Current:
 Federal                               $17,527           $1,485          $  381
 State                                   3,671              653             159
                                       ----------------------------------------
                                        21,198            2,138             540
                                       ----------------------------------------

Deferred:
 Federal                                (5,977)           6,610           5,170
 State                                  (1,040)              73            (229)
                                       ----------------------------------------
                                        (7,017)           6,683           4,941
                                       ----------------------------------------
Provision for income taxes             $14,181           $8,821          $5,481
                                       ========================================

Following is a reconciliation of the effective income tax rate with the statutory federal income tax rate:

                                                Year ended December 31
                                          1997           1996           1995
                                          ----------------------------------
Federal tax rate                          35.0%          35.0%          34.0%
State taxes, net of federal benefit        5.3            2.3           14.4
Nondeductible amortization of
 goodwill                                  3.2            5.2            9.8
Other                                      0.5            1.5            0.2
                                          ----------------------------------
Effective income tax rate                 44.0%          44.0%          58.4%
                                          ==================================

During 1997, 1996 and 1995, income taxes of $16,079, $1,290 and $3,459, respectively, were paid to various state and federal agencies. As of December 31, 1997, various subsidiaries of the Company have federal and state net operating loss carryforwards that expire on various dates through 2006 and are subject to annual limitations.

                       Electronic Payment Services, Inc.

                            (dollars in thousands)


4. Short-Term Borrowings

The Company maintains a credit agreement with a third-party bank which provides for short-term borrowings through March 1999 of up to $75,000. Borrowings under the agreement are unsecured and bear interest at variable rates. Borrowings of $29,000 and $50,000, which approximated fair value, were outstanding under the agreement at December 31, 1997 and 1996, respectively. Average borrowings during 1997 were $41,266 at an effective interest rate of 5.84%. During 1996, average borrowings were $39,913 at an effective interest rate of 5.82% and during 1995, average borrowings were $31,630 at an effective interest rate of 6.86%. The agreement requires the Company to maintain certain financial ratios and to comply with certain covenants as defined, including limitations as to debt to be incurred and prepayments on the Company's long-term debt.

5. Long-Term Debt

The Company has a $250,000 unsecured promissory note payable to a stockholder due in equal quarterly installments through 2003, which bears interest at 6.40%. Annual maturities of the note are $25,000 per year through 2003. The stockholder promissory note was issued on December 23, 1993 in connection with the recapitalization of the Company.

6. Commitments and Contingencies

The Company leases office space and equipment under noncancelable operating leases expiring at various dates through 2008. Certain leases obligate the Company to pay property taxes, insurance and maintenance expenses. Total rental expense under operating leases was $3,953 in 1997, $4,607 in 1996 and $5,043 in 1995.

                       Electronic Payment Services, Inc.

                            (dollars in thousands)


6. Commitments and Contingencies (continued)

Future minimum rental commitments as of December 31, 1997 are as follows:

      1998                                         $ 4,066
      1999                                           4,035
      2000                                           2,771
      2001                                           2,350
      2002                                           2,008
      2003 and thereafter                            7,296
                                                   -------
      Total minimum rental commitments             $22,526
                                                   =======

In the normal course of business, the Company is party to various claims and legal proceedings. Although the ultimate outcome of these matters is presently not determinable, management, after consultation with legal counsel, does not believe that the resolution of these matters will have a material adverse effect upon the Company's financial position.

7. Employee Benefit Plans

The Electronic Payment Services, Inc. Retirement Savings Plan covers substantially all employees of the Company. Under the terms of the plan, each qualified employee receives a company retirement contribution of 2% of compensation, as defined, based upon employment status at December 31 of the plan year. In addition, the plan includes a Section 401(k) savings feature wherein the Company will match employee contributions up to 4.5% of compensation as defined, and additionally, contains a discretionary profit-sharing contribution of up to 1.5% of compensation as defined. Total 1997, 1996 and 1995 expenses under the plan were $3,095, $2,687 and $2,533, respectively.

                       Electronic Payment Services, Inc.

                            (dollars in thousands)


8. Stock Option Plan

In 1995, the Company adopted a stock option plan under which designated employees may be granted options to purchase shares of the Company including Incentive Stock Options and Non-qualified Stock Options as defined in the Internal Revenue Code of 1986 as amended. The maximum number of shares of common stock with respect to which options may be granted is 500,000 shares. The plan was amended and restated effective October 1, 1996. Under the terms of the plan, the exercise price of the option is determined by the Company. All options granted to date have been at a price equal to the estimated fair market value at the date of the grant.

The exercise period for the options may not exceed ten years from the date of the grant; however, options granted under the plan before October 22, 1996 have a term of five years from the date of the grant. The Company has the right but not the obligation to purchase any shares issued under the plan at an appraised price determined in accordance with the terms of the plan as of the end of the preceding year.

Options become vested in 25% increments on each March 31 of the year following the year in which the option was granted. Vesting may be accelerated based upon death or retirement of the employee or a change in the control of the Company. At December 31, 1997, options for 39,557 shares were exercisable at an average price of $67.50. The weighted average remaining term of options outstanding at December 31, 1997 is 8.8 years.

                       Electronic Payment Services, Inc.

                            (dollars in thousands)


8. Stock Option Plan (continued)

Following is a summary of options granted under the plan:

                                                  Number of         Weighted
                                                   Shares         Option Price
                                                  ----------------------------
     Granted during 1994                            47,822           $60.00

     Granted during 1995                            52,397           $60.00
                                                   -------

     Outstanding at December 31, 1995              100,219           $60.00

     Granted during 1996                            95,676           $73.00

     Forfeited during 1996                         (26,199)

     Options transferred in exchange for cash       (8,070)
                                                   -------

     Outstanding at December 31, 1996              161,626           $67.70

     Granted during 1997                            80,500           $66.00

     Forfeited during 1997                         (41,574)
                                                   -------

     Outstanding at December 31, 1997              200,552           $68.27
                                                   =======

The fair value of options granted during 1997, 1996 and 1995 was $16.68, $18.45 and $8.13, respectively, and was calculated using the Black-Scholes pricing model adjusted to reflect the lower volatility associated with a private company. The assumptions used to value the options were: expected life of 5 years, risk-free interest rate of 6.0%, no expected dividends and volatility of 1%. The Company uses the provisions of Accounting Principles Board Opinion Number 25, "Accounting for Stock Issued to Employees" to account for option activity. No compensation expense has been recognized for the value of the options at the grant date as the grant price was equal to the estimated value of the Company's stock. If the provisions of Financial Accounting Standards Board Statement

                       Electronic Payment Services, Inc.

                            (dollars in thousands)


8. Stock Option Plan (continued)

Number 123, "Accounting for Stock Based Compensation" ("FAS 123"), had been applied in determining net income for 1997, reported net income would have been $17,643 and net income per common share would have been $4.70. Under FAS 123, reported net income for 1996 and 1995 would have been $10,861 and $2,515, respectively, and net income per common share would have been $3.18 and $1.04, respectively. The effects of applying the provisions of FAS 123 are not indicative of future amounts as FAS 123 has not been applied to options issued before January 1, 1995 and additional awards are anticipated in future years.

9. Related Party Transactions

In connection with its formation and the 1995 equity transaction, the Company entered into transitional services agreements with the Stockholders and their affiliates whereby they agreed to provide, at cost, certain processing and other services until such time as the Company was able to provide its own services. Charges for these services were $4,300, $6,400 and $10,200 during 1997, 1996 and 1995, respectively.

The Stockholders are also customers of the Company and services are billed to them at rates comparable to nonrelated customers. Approximately 27%, 27% and 20% of revenues were billed to the Stockholders during 1997, 1996 and 1995, respectively.

                                        Interim Unaudited Financial Statements

                                        Electronic Payment Services, Inc.


                                        For the quarter ended September 30, 1998

                        ELECTRONIC PAYMENT SERVICES, INC.
                           CONSOLIDATED BALANCE SHEETS

                                                                                         (UNAUDITED)
                                                                                         September 30      December 31
                                                                                         -----------------------------
                                                                                           1998                 1997
                                                                                         --------             --------
                                                                                              (dollars in thousands)

ASSETS

             Current assets
                        Cash and equivalents                                             $ 16,425             $ 18,797
                        Accounts receivable, less allowance of $1,829
                        and $1,907 in 1998 and 1997, respectively                          27,412               24,137
                        Deferred income taxes                                               3,022                3,410
                        Due from stockholders                                               3,462                4,164
                        Inventory and supplies                                                578                  639
                        Prepaid expenses and other current assets                           2,448                1,409
                                                                                         --------             --------

                          Total current assets                                             53,347               52,556



             Property and equipment                                                       180,870              151,434

             Accumulated depreciation and amortization                                    (73,394)             (57,187)
                                                                                         --------             --------
                                                                                          107,476               94,247


             Intangible assets
                        Goodwill                                                           82,071               82,071
                        Customer lists and other                                           30,970               25,046
                                                                                         --------             --------
                                                                                          113,041              107,117
                        Accumulated amortization                                          (35,001)             (30,133)
                                                                                         --------             --------
                                                                                           78,040               76,984


             Capitalized software development costs                                        16,133               20,404
             Other assets                                                                   4,781                6,566

                                                                                         --------             --------

              Total assets                                                               $259,777             $250,757
                                                                                         ========             ========

                        ELECTRONIC PAYMENT SERVICES, INC.
                           CONSOLIDATED BALANCE SHEETS

                                                                                               (UNAUDITED)
                                                                                               September 30       December 31
                                                                                               ------------------------------
                                                                                                 1998                 1997
                                                                                               ---------            ---------
                                                                                                   (dollars in thousands)

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

       Current liabilities
                  Borrowings under credit agreement                                            $  28,000            $  29,000
                  Current portion of long-term debt                                               25,000               25,000
                  Accounts payable                                                                21,125               20,328
                  Due to stockholders                                                              1,153                  677
                  Accrued liabilities                                                             27,510               21,398
                  Deferred income                                                                  7,870                5,961
                  Income taxes payable                                                             9,405                8,426
                                                                                               ---------            ---------

                    Total current liabilities                                                    120,063              110,790



       Long-term debt, net of current portion                                                    106,250              125,000
       Other liabilities                                                                          14,544               14,710
       Deferred income taxes                                                                      15,208               15,269


       Stockholders' equity (deficiency)
                  Preferred stock, par value $163.60; 4,600 shares
                    authorized, issued and outstanding                                               752                  752
                  Common stock, par value $.01; 10,000,000 shares
                   authorized; 3,752,375 and 3,750,000 shares issued and outstanding                  38                   38
                  Paid-in capital                                                                196,162              196,001
                  Deemed dividend                                                               (245,400)            (245,400)
                  Retained earnings                                                               52,160               33,597
                                                                                               ---------            ---------

                   Total stockholders' equity (deficiency)                                         3,712              (15,012)
                                                                                               ---------            ---------

        Total liabilities and stockholders' equity (deficiency)                                $ 259,777            $ 250,757
                                                                                               =========            =========

                       ELECTRONIC PAYMENT SERVICES, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                  (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                                               Quarter ended Quarter ended Year to date Year to date
                                                                               September 30  September 30  September 30 September 30
                                                                               ------------- ------------- ------------ ------------
                                                                                    1998          1997         1998         1997
                                                                               ------------- ------------- ------------ ------------

Revenues                                                                        $   61,121   $   52,862   $  172,371   $  148,425


Expenses:
                 Processing and equipment                                           22,746       18,061       62,263       51,962
                 Customer and product support                                        8,557        8,289       25,086       23,345
                 Selling, general and administrative                                 8,589        8,318       25,884       25,440
                 Product development                                                 4,844        4,247       14,495       11,582
                 Amortization of intangible assets                                   1,668        1,569        4,866        4,707
                 Interest expense, net of $168 and $152 interest income for
                 3rd quarter 1998 and 1997, and net of $544 and $391 interest
                 income for year to date 1998 and 1997, respectively                 2,536        3,026        7,725        9,860
                                                                                ----------   ----------   ----------   ----------

 Total expenses                                                                     48,940       43,510      140,319      126,896
                                                                                ----------   ----------   ----------   ----------

Income before income taxes                                                          12,181        9,352       32,052       21,529

Provision for income taxes                                                           5,116        4,115       13,462        9,473
                                                                                ----------   ----------   ----------   ----------

Net income                                                                           7,065        5,237       18,590       12,056

Dividend on preferred stock                                                              9            9           28           28

                                                                                ----------   ----------   ----------   ----------
Net income available for common stock                                           $    7,056   $    5,228   $   18,562   $   12,028
                                                                                ==========   ==========   ==========   ==========

Net income per common share                                                     $     1.88   $     1.39   $     4.95   $     3.21
                                                                                ==========   ==========   ==========   ==========
Average common shares outstanding                                                3,751,110    3,750,000    3,750,374    3,750,000


                        ELECTRONIC PAYMENT SERVICES, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (dollars in thousands)
                                   (UNAUDITED)

                                                                                     Period ended
                                                                          September 30          September 30
                                                                          ------------          ------------
                                                                              1998                  1997
                                                                          ------------          ------------
OPERATING ACTIVITIES:
     Net income                                                             $ 18,590              $ 12,056
     Adjustments to reconcile net income
       to net cash provided by operating activities:
        Depreciation and amortization                                         24,366                21,591
        Deferred tax provision (benefit)                                          61                   675
        Other noncash income and expense items                                 5,480                  (333)
        Changes in:
         Accounts receivable                                                  (3,275)               (2,967)
         Inventory and supplies                                                   61                   451
         Prepaid expenses and other current assets                            (1,039)                  666
         Accounts payable                                                        797                (1,988)
         Due to (from) stockholders                                            1,178                 1,123
         Accrued liabilities                                                   6,112                 1,241
         Deferred income                                                       1,909                    (9)
         Income taxes payable                                                  1,367                 2,905
                                                                            --------              --------
      Cash provided by operating activities                                   55,607                35,411
                                                                            --------              --------

INVESTING ACTIVITIES:
     Acquisition of property and equipment                                   (31,462)              (19,460)
     Proceeds from licensing agreement                                            --                25,000
     Acquisition of business                                                  (6,000)                   --
     Other investing activity, net                                              (739)                  483
                                                                            --------              --------
     Cash used for investing activities                                      (38,201)                6,023
                                                                            --------              --------

FINANCING ACTIVITIES:
     Borrowings (repayments) under credit agreement, net                      (1,000)              (24,000)
     Long-term debt repayments                                               (18,750)              (18,750)
     Dividends paid on preferred stock                                           (28)                  (28)
                                                                            --------              --------
     Cash used for financing activities                                      (19,778)              (42,778)
                                                                            --------              --------

Change in cash and equivalents                                                (2,372)               (1,344)
Cash and equivalents, beginning of period                                     18,797                24,793
                                                                            --------              --------

Cash and equivalents, end of period                                         $ 16,425              $ 23,449
                                                                            ========              ========

ELECTRONIC PAYMENT SERVICES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. SIGNIFICANT ACCOUNTING POLICIES

SUPPLEMENTAL CASH FLOW INFORMATION

Total interest paid was $8,268 and $10,198 during the nine months ended 1998 and 1997, respectively.

PER SHARE DATA

In 1997, the Financial Accounting Standards Board issued Statement Number 128, "Earnings per Share" ("FAS 128"). FAS 128 replaced the calculation of primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share excludes any dilutive effects of options, warrants and convertible securities. Diluted earnings per common share is the same as basic earnings per common share for 1997 and 1998.

FOR FURTHER INFORMATION REFER TO THE CONSOLIDATED FINANCIAL STATEMENTS FOR DECEMBER 31, 1997.

                                                                      APPENDIX D


                     [Letterhead of William Blair & Company]



                                November 20, 1998



Board of Directors
Concord EFS, Inc.
2525 Horizon Lake Drive
Memphis, Tennessee  38133

Members of the Board:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of common stock of Concord EFS, Inc. (the "Company") of the Exchange Ratio (as defined below) to be paid by the Company pursuant to the terms and subject to the conditions set forth in the Agreement and Plan of Merger dated as of November 20, 1998 (the "Merger Agreement") by and among, the Company, a wholly-owned subsidiary of the Company ("Merger Sub"), and Electronics Payment Services, Inc. ("EPS"). Pursuant to the terms of and subject to the conditions set forth in the Merger Agreement, Merger Sub will be merged into EPS (the "Merger") and each share of common stock of EPS, par value $.01 per share, will be converted into 7.911 shares (the "Exchange Ratio") of common stock, $.33 1/3 par value per share, of the Company.

In connection with our review of the proposed Merger and the preparation of our opinion herein, we have examined: (a) the Merger Agreement; (b) certain audited financial statements of the Company for the five fiscal years ended December 31, 1997 and certain audited financial statements of EPS for the four years ended December 31, 1997; (c) the unaudited financial statements of the Company for the quarter ended September 30, 1998 and the unaudited financial statements of EPS for the nine months ended September 30, 1998; (d) certain internal business, operating and financial information and forecasts of EPS ("Forecasts"), prepared by the senior management of EPS; (e) the pro forma impact of the Merger on the earnings per share of the Company based on certain pro forma financial information prepared by the senior management of the Company and EPS, respectively; (f) historical revenues, operating earnings, operating cash flows, net income and capitalization, as to the Company, EPS and certain publicly held companies in businesses we believe to be comparable to the businesses of the Company and EPS, respectively; (g) information regarding publicly available financial terms of certain recently-completed transactions which we believed to be relevant; (h) current and historical market prices and trading volumes of the common stock of the Company; and (i) certain other publicly available information on the Company. We also have held discussions with members of the senior management of the Company and EPS to discuss the foregoing, have considered other matters which we have deemed relevant to our inquiry and have taken into account such accepted financial and investment procedures and considerations as we have deemed relevant.

In rendering our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all the information examined by or otherwise reviewed or discussed with us for purposes of this opinion. We have not attempted to verify independently any of such information, nor have we made or obtained an independent valuation or appraisal of assets, liabilities or solvency of the

Company or EPS. We have been advised by the management of the Company and EPS that the Forecasts examined by us have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of the Company and EPS. We express no opinion with respect to the Forecasts or the estimates and judgments on which they are based. Our opinion herein is based upon economic, market, financial and other conditions existing on, and other information disclosed to us as of, the date of this letter. It should be understood that, although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion. We have further assumed, with your consent, that the Merger will be accounted for as a pooling of interests under generally accepted accounting principles and that it will qualify as a tax-free reorganization for U.S. federal income tax purposes. We have relied as to all legal matters on advice of counsel to the Company, and we have assumed that the Merger will be consummated on the terms described in the Merger Agreement, without any waiver of any material terms or conditions by the Company.

William Blair & Company, L.L.C. has been engaged in the investment banking business since 1935. We continually undertake the valuation of investment securities in connection with public offerings, private placements, business combinations, estate and gift tax valuations and similar transactions. We have acted as investment banker to the Company in connection with the Merger and will receive a fee from the Company for our services. Such fee is contingent upon completion of the Merger. In the past, we have also performed investment banking and other services for the Company and have received usual and customary compensation for our services including underwriting fees. In addition, the Company has agreed to indemnify us against certain liabilities arising out of our engagement. Richard P. Kiphart, a Principal of William Blair & Company, L.L.C., holds 3,716,744 shares of the Common Stock and is a Director of the Company. Certain other principals of William Blair & Company, L.L.C. beneficially own an aggregate of 2,854,847 shares of common stock of the Company, which represents 2.8% of the outstanding common stock of the Company prior to the Merger. In addition, certain mutual funds affiliated with, and certain discretionary accounts advised by, William Blair & Company, L.L.C. beneficially own shares of the Company's common stock.

We are expressing no opinion herein at which the price of the common stock of the Company will trade at any future time or as to the effect of the Merger on the trading price of the common stock of the Company. Such trading price may be affected by a number of factors, including, but not limited to (i) dispositions of the common stock of the Company by stockholders within a short period of time after the effective time of the Merger, (ii) changes in prevailing interest rates and other factors which generally influence the price of securities, (iii) adverse changes in the current capital markets, (iv) the occurrence of adverse changes in the financial condition, business, assets, results of operations or prospects of the Company or of EPS or in the markets for their services, (v) any necessary actions by or restrictions of federal, state or other governmental agencies or regulatory authorities, and (vi) timely completion of the Merger on terms and conditions that are acceptable to all parties at interest.

Our investment banking services and our opinion were provided for the use and benefit of the Board of Directors of the Company in connection with its consideration of the transaction contemplated by the Merger Agreement. Our opinion is limited to the fairness, from a financial point of view, of the Merger Consideration to be paid by the Company, in connection with the Merger, and we do not address the merits of the underlying decision by the Company to engage in the Merger and this opinion does not constitute a recommendation to any stockholder as to how such stockholder should vote on the proposed Merger. It is understood that this letter may not be disclosed or otherwise referred to, without prior written consent, except that the opinion may be included in its entirety in a proxy statement mailed to the stockholders by the Company with respect to the Merger.

Based upon and subject to the foregoing, it is our opinion as investment bankers that, as of the date hereof, the Exchange Ratio to be paid by the Company is fair, from a financial point of view, to the holders of the common stock of the Company.


                                          Very truly yours,



                                          /s/ WILLIAM BLAIR & COMPANY, L.L.C.
                                          --------------------------------------
                                          WILLIAM BLAIR & COMPANY, L.L.C.

                                                                      APPENDIX E

                                CONCORD EFS, INC.
                        1993 INCENTIVE STOCK OPTION PLAN

                               (1999 Restatement)


         1. Definitions. As used in this 1993 Incentive Stock Option Plan of Concord EFS, Inc., the following terms shall have the following meanings:

                  1.1 Awarded Options means all options other than Formula Options.

                  1.2 Change in Corporate Control means the date on which any individual, corporation, partnership or other person or entity (together with its "Affiliates" and "Associates," as defined in Rule 12b-2 under the Securities Exchange Act of 1934) "beneficially owns" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) in the aggregate 20% or more of the outstanding shares of capital stock of the Company entitled to vote generally in the election of directors of the Company.

                  1.3 Code means the Internal Revenue Code of 1986, as amended.

                  1.4 Committee means the Compensation Committee of the Company's Board of Directors, consisting exclusively of directors who at the relevant time are "outside directors" within the meaning of ss.162(m) of the Code.

                  1.5 Company means Concord EFS, Inc., a Delaware corporation.

                  1.6 Fair Market Value means the value of a share of Stock of the Company on any date as determined by the Board.

                  1.7      Formula Grant means a grant of options pursuant to
         Section 11.

                  1.8 Formula Grant Date shall have the meaning specified in Section 11.

                  1.9      Formula Options means options granted pursuant to
         Section 11.

                  1.10 Grant Date means the date on which an Option is granted, as specified in Section 7.

                  1.11 Major Shareholder means a person who, within the meaning of Section 422(b)(6) of the Code, is deemed to own stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or of its parent or subsidiary corporations).

                  1.12 Option means an option to purchase shares of the Stock granted under the Plan.

                  1.13 Option Agreement means an agreement between the Company and an Optionee, setting forth the terms and conditions of an Option.

                  1.14 Option Period means the period from the date of the grant of an Option to the date when the Option expires as stated in the terms of the Option Agreement.

                  1.15 Option Price means the price paid by an Optionee for an Option under this Plan.

                  1.16 Option Share means any share of Stock of the Company transferred to an Optionee upon exercise of an Option pursuant to this Plan.

                  1.17 Optionee means a person eligible to receive an Option, as provided in Section 6, to whom an Option shall have been granted under the Plan.

                  1.18 Plan means this 1993 Incentive Stock Option Plan of the Company.

                  1.19 Related Corporation means a Parent Corporation or a Subsidiary Corporation, each as defined in Section 424 of the Code.

                  1.20 Stock means common stock, $.33 1/3 par value, of the Company

                  1.21 Vested Shares, as of any date, means those shares of stock available at that date for purchase by exercise of a Formula Option pursuant to Section 11.

         2. Purpose. This 1993 Incentive Stock Option Plan is intended to encourage ownership of the Stock by key employees and directors of the Company and its Related Corporations and to provide additional incentive for them to promote the success of the Company's business. The Plan is intended to be an incentive stock option plan within the meaning of Section 422 of the Code.

         3. Term of the Plan. Options under the Plan may be granted not later than February 16, 2003.

         4. Stock Subject to the Plan. At no time shall the number of shares of the Stock then outstanding which are attributable to the exercise of Options granted under the Plan, plus the number of shares then issuable upon exercise of outstanding options granted under the Plan exceed 25,000,000 shares, subject, however, to the provisions of Section 16 of the Plan. No Optionee may be granted in any year Options to purchase more than 1,500,000 shares of Stock, subject to adjustment pursuant to Section 16. Shares to be issued upon the exercise of Options granted under the Plan may be either authorized but unissued shares or shares held by the Company in its treasury. If any Option expires or terminates for any reason without having been exercised in full, the shares not purchased thereunder shall again be available for Options thereafter to be granted.

         5. Administration. The Plan shall be administered by the Committee. Subject to the provisions of the Plan (including, without limitation, the provisions of Sections 11 and

20), the Committee shall have complete
authority, in its discretion, to make the following determinations with respect to each Awarded Option to be granted by the Company: (a) the key employee to receive the Awarded Option; (b) the time of granting the Awarded Option; (c) the number of shares subject thereto; (d) the Option Price; and (e) the Option period. In making such determinations, the Committee may take into account the nature of the services rendered by the respective employees, their present and potential contributions to the success of the Company and its subsidiaries, and such other factors as the Committee in its discretion shall deem relevant. Subject to the provisions of the Plan, the Committee shall also have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective Option Agreements (which need not be identical) other than Option Agreements for Formula Options, and to make all other determinations necessary or advisable for the administration of the Plan. The Committee's determinations on the matters referred to in this Section 5 shall be conclusive.

         6. Eligibility. An Awarded Option may be granted only to a key employee of one or more of the Company and its subsidiaries. A director of one or more of the Company and its subsidiaries who is not also an employee of one or more of the Company and its subsidiaries shall not be eligible to receive Awarded Options but shall receive Formula Options pursuant to Section 11. A Major Shareholder shall be eligible to receive an Awarded Option only if the Option Price is at least 110% of the Fair Market Value on the Grant Date and only if the Awarded Option expires, to the extent not theretofore exercised, on the fifth anniversary of the Grant Date.

         7. Time of Granting Awarded Options. The granting of an Awarded Option shall take place at the time specified by the Committee. Only if expressly so provided by the Committee, shall the Grant Date be the date on which an Option Agreement shall have been duly executed and delivered by the Company and the Optionee.


         8. Awarded Option Price. The Option Price under each Awarded Option shall be not less than 100% of the Fair Market Value of the Stock on the Grant Date except that the Option Price under an Awarded Option granted to a Major Shareholder must be not less than 110% of the Fair Market Value.

         9. Awarded Option Period. No Awarded Option may be exercised later than the tenth anniversary of the Grant Date, or for an Awarded Option granted to a Major Shareholder, the fifth anniversary of the Grant Date. An Awarded Option may become exercisable in such installments, cumulative or non-cumulative, as the Committee may determine.

         10. Maximum Size of Awarded Option as Incentive Option. To the extent that the aggregate Fair Market Value of Stock for which an Awarded Option becomes exercisable by an Optionee for the first time in any calendar year exceeds $100,000, the Awarded Option shall be treated as a nonstatutory option, and not an incentive option under Section 422 of the Code. For purposes of this
Section 10, all Awarded Options granted to an Optionee by the Company shall be considered in the order in which they were granted, and the Fair Market Value shall be determined as of the Grant Dates.

         11.      Formula Grants of Options to Certain Directors.

                  (a) Directors Elected or Re-Elected at Annual Stockholders Meeting, Special Meeting in Lieu of Annual Meeting or at Other Times. Commencing in 1994, each individual who is not, immediately prior to his or her election or re-election to the Board of Directors, either an officer or employee of the Company or any subsidiary of the Company, and who is elected or re-elected to the Board of Directors during the term of the Plan (whether elected at an annual or special stockholders' meeting or by action of the Board of Directors) shall be granted, on the date of such meeting or other appointment (as used in or with reference to this Section 11(a), a "Formula Grant Date"), a nonstatutory Stock Option to purchase 4,500 shares of Stock, subject to adjustment pursuant to Section 16.

                  (b) Terms of Formula Options. Each Formula Option granted to an Optionee under this Section 18 shall (i) have an exercise price equal to 100% of the Fair Market Value of the Stock on the applicable Formula Grant Date, and (ii) become exercisable for Vested Shares on the second anniversary of the Formula Grant Date if the Optionee remains a director of the Company on that date. No Formula Option granted pursuant to this Section 11 is intended to qualify as an incentive stock option within the meaning of Section 422 of the Code. The Formula Grants shall be evidenced by Option Agreements. The Option Agreements shall contain provisions consistent with this Section 11 and shall contain identical terms and conditions, except (i) as otherwise required by this
Section 11 and (ii) for any restrictions imposed with respect to Formula Grants granted prior to the receipt of any stockholders' approval required pursuant to Rule 16b-3(b) under the Securities Exchange Act of 1934, as amended.

                  (c) Option Period. The Option Period for any Formula Option granted pursuant to this Section 11 shall be ten years from the date of grant.

         12. Exercise of Option. An Option may be exercised only by giving written notice, in the manner provided in Section 21 hereof, specifying the number of shares as to which the Option is being exercised, accompanied by (a) full payment for such shares in the form of (X) a check or bank draft payable to the order of the Company, (Y) certificates representing shares of the Stock with a current Fair Market Value equal to the Option Price of the shares to be purchased, or (Z) irrevocable instructions to a brokerage firm to sell a sufficient number of the Option Shares to generate the full exercise price plus all applicable withholding taxes and to pay over to the Company such proceeds of sale, and (b) such additional amount in one or more of the foregoing forms as the Company may reasonably require to permit the Company to comply with applicable withholding tax requirements. Receipt by the Company of such notice and payment shall constitute the exercise of the Option or a part thereof. Within 20 days thereafter, the Company shall deliver or cause to be delivered to the Optionee a certificate or certificates for the number of shares then being purchased by him. Such shares shall be fully paid and nonassessable. If any law or applicable regulation of the Securities and Exchange Commission or other public regulatory authority shall require the Company or the Optionee to register or qualify under the Securities Act of 1933, as amended, any similar federal statute then in force or any state law regulating the sale of securities, any Option Shares with respect to which notice of intent to exercise shall have been delivered to the Company or to take any other action in connection with such shares, the delivery of the certificate or certificates for such shares shall be postponed until completion of the necessary action, which the Company shall take in good faith and without delay. All such action shall be taken by the Company at its own expense. Upon each exercise of the Option, the Optionee may be required to give a representation in form satisfactory to counsel for the Company that he or she is acquiring shares purchased pursuant to such exercise for investment and not with a view to distribution and that he or she will make no transfers of the shares in violation of the Securities Act of 1933, as amended, and the regulations of the Securities and Exchange Commission thereunder. The Company may, at its discretion, make a notation on any certificate delivered upon exercise of the Option to the effect that the shares represented by the certificate may not be transferred except after receipt by the Company of an opinion of counsel satisfactory to it to the effect that such transfer will not violate such Act and such regulations, and may issue "stop transfer" instructions to its transfer agent, if any, and make a "stop transfer" notation on its books, as appropriate. Notwithstanding the foregoing, the Company may release the Optionee from the investment representation if the shares of the Stock subject to the Option have been registered with the Securities and Exchange Commission under such Act.

         13. Notice of Disposition of Stock Prior to Expiration of Specified Holding Period. The Company may require that the person exercising an Option give a written representation to the Company, satisfactory in form and substance to its counsel and upon which the Company may reasonably rely, that he or she will report to the Company any disposition of shares purchased upon exercise prior to the expiration of the holding periods specified by Section 422(a)(1) of the Code. If and to the extent that the disposition imposes upon the Company federal, state, local or other withholding tax requirements, or any such withholding is required to secure for the Company an otherwise available tax deduction, the Company shall have the right to require that the person making the disposition remit to the Company an amount sufficient to satisfy those requirements.

         14. Transferability of Options. Awarded Options and, unless otherwise provided in all of the Option Agreements for Formula Options, Formula Options shall not be transferable, otherwise than by will or the laws of descent and distribution, and may be exercised during the life of the Optionee only by the Optionee.

         15. Termination of Employment or Service. With respect to Awarded Options, in the event that the Optionee's employment is terminated for any reason other than death or the Optionee's employer is no longer the Company or a Related Corporation, the Awarded Option, to the extent exercisable at termination, may be exercised by the Optionee at any time within three months after termination unless terminated earlier by its terms. If termination results from the death of the Optionee, the Awarded Option, to the extent exercisable at the date of death, may be exercised by the person to whom the Awarded Option is transferred by will or the applicable laws of descent and distribution, at any time within one year after the date of death, unless terminated earlier by its terms. Military or sick leave shall not be deemed a termination of employment provided that it does not exceed the longer of 90 days or the period during which the absent employee's re-employment rights are guaranteed by statute or by contract. With respect to Formula Options, in the event that the Optionee's service is terminated for any reason, the Formula Option, to the extent exercisable at termination, may be exercised at any time within five years after the termination of service, unless terminated earlier by its terms.

         16. Adjustment of Number of Shares. Each Option Agreement shall provide that in the event of any stock dividend payable in the Stock or any split-up or contraction in the number of shares of the Stock occurring after the date of the Agreement and prior to the exercise in full of the Option, the number of shares subject to such Agreement shall be proportionately adjusted and the price to be paid for each share subject to the Option shall be proportionately adjusted. Each such Agreement shall also provide that in case of any reclassification or change of outstanding shares of the Stock or in case of any consolidation or merger of the Company with or into another company or in the case of any sale or conveyance to another company or entity of the property of the Company as a whole or substantially as a whole, shares of Stock or other securities shall be delivered equivalent in kind and value to those shares or other securities an Optionee would have received if the Option had been exercised in full prior to such reclassification, change, consolidation, merger, sale or conveyance and no disposition had subsequently been made. Each Agreement shall further provide that upon dissolution or liquidation of the Company, the Option shall terminate, but the Optionee (if at the time in the employ of the Company or any of its subsidiaries) shall have the right, immediately prior to such dissolution or liquidation, to exercise the Option to the extent not theretofore exercised. No fraction of a share shall be purchasable or deliverable upon exercise, but in the event any adjustment hereunder of the number of shares covered by the Option shall cause such number to include a fraction of a share, such fraction shall be adjusted to the nearest smaller whole number of shares. In the event of changes in the outstanding Stock by reason of any stock dividend, split-up, contraction, reclassification, or change of outstanding shares of the Stock of the nature contemplated by this Section 15, the number of shares of the Stock available for the purpose of the Plan as stated in Section 4 shall be correspondingly adjusted and the maximum number of shares available for any one Option as stated in Section 4 and the number of shares to be granted to each director as stated in Section 11 shall be correspondingly adjusted.

         17. Change in Corporate Control. Upon a Change in Corporate Control, each outstanding Option shall immediately become fully exercisable, and a registration statement under the Securities Act of 1933, as amended, with respect to shares covered by all outstanding Options, whether to be issued by the Company or by any successor corporation, shall be effective at all times during which the Options may be exercised and, to facilitate resale of the shares, during the twelve months after the last exercise of the Options.

         18. Reservation of Stock. The Company shall at all times during the term of the Option reserve and keep available such number of shares of the Stock as will be sufficient to satisfy the requirements of this Plan and shall pay all fees and expenses necessarily incurred by the Company in connection therewith.

         19. Limitation of Rights in the Option Shares. The Optionee shall not be deemed for any purpose to be a stockholder of the Company with respect to any of the Option Shares except to the extent that the Option shall have been exercised with respect thereto and, in addition, a certificate shall have been issued therefor and delivered to the Optionee.

         20. Termination and Amendment of the Plan. The Committee may at any time terminate the Plan or make such amendment to the Plan as it shall deem advisable, provided that, except as provided in Section 15, the Committee may not, without the approval by the holders of a majority of the Stock, change the classes of persons eligible to receive Options, increase the maximum number of shares available for option under the Plan or extend the period during which Options may be granted or exercised. Notwithstanding the preceding sentence, the provision of Sections 1, 5 and 6, insofar as they relate to Formula Options, and
Section 11 shall not be amended more often than once every six months, other than to comport with changes in the Code and regulations thereunder. No termination or amendment of the Plan may, without the consent of the Optionee to whom any Option shall theretofore have been granted, adversely affect the rights of such Optionee under such Option.

         21. Notices. Any communication or notice required or permitted to be given under the Plan shall be in writing, and mailed by registered or certified mail or delivered in hand, if to the Company, to its Treasurer at Concord EFS, Inc., 2525 Horizon Lake Drive, Suite 120, Memphis, Tennessee 38133 and, if to the Optionee, to the address as the Optionee shall last have furnished to the communicating party.

                               SUPPLEMENT TO THE
                               PROXY STATEMENT OF
                               CONCORD EFS, INC.
                             DATED JANUARY 14, 1999

                   A WARNING ABOUT FORWARD-LOOKING STATEMENTS

         This proxy statement contains forward-looking statements about Concord and EPS and about Concord following the acquisition of EPS. These statements can be identified by our use of words like "expect", "may", "could", "intend", "project", "estimate" or "anticipate". These forward-looking statements reflect our current views, but they are based on assumptions and are subject to risks, uncertainties and other factors, including those discussed under the heading "RISK FACTORS" on page 15 and those discussed on page 59 under the heading "ELECTRONIC PAYMENT SERVICES, INC. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS." These factors include the possibility that:

         (1) we may not fully realize the expected cost savings from the acquisition of EPS or any such cost savings will not be realized within the time periods contemplated;

         (2) customer loss or revenue loss following the acquisition of EPS may be greater than we expect;

         (3) competitive pressure in the transaction processing industry increases significantly, either because of the entrance of new data processing providers or due to further consolidations within this industry or the banking industry;

         (4) costs or difficulties related to the integration of the businesses of Concord and EPS may be greater than we expect;

         (5) reductions in the amount we can charge for ATM services and for non-ATM transaction processing may reduce earnings;

         (6) general economic conditions, either nationally or regionally, may be less favorable than we expect, resulting in, among other things, a reduced use of credit and debit cards;

         (7) changes may occur in the regulatory environment in which we operate;

         (8)   changes may occur in business conditions and inflation;

         (9)   changes may occur in the securities markets; and

        (10) disruptions of the operations of Concord, EPS or any of their subsidiaries, or other governmental or private entities may occur as a result of the "Year 2000 Problem."

         The forward-looking earnings estimates included in this proxy statement have not been examined or compiled by the independent public accountants of Concord and EPS, nor have our independent accountants applied any procedures to our estimates. Accordingly, such accountants do not express an opinion or any other form of assurance on them. Further information on other factors that could affect the financial results of Concord after its acquisition of EPS is included in the SEC filings incorporated by reference in this proxy statement.

                    Appendix to Definitive Proxy Materials
                             of Concord EFS, Inc.

                               CONCORD EFS, INC.

                       2525 Horizon Lake Drive, Suite 120
                            Memphis, Tennessee 38133

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Dan M. Palmer and Thomas J. Dowling or either of them as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below, all the shares of Common Stock of Concord EFS, Inc. (Concord) held by the undersigned on January 12, 1999, at the Special Meeting of Stockholders to be held on Thursday, February 18, 1999 at Colonial Country Club, 2736 Countrywood Parkway, Memphis, Tennessee beginning at 10:00 a.m. local time, or any adjournment thereof.

                WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING,
                       PLEASE SIGN AND RETURN THIS PROXY.

--------------------------------------------------------------------------------
           PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY
                           IN THE ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Please sign exactly as your name(s) appear(s) hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person and state title.
--------------------------------------------------------------------------------

[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE

This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the actions described in Item Nos. 1 and 2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Special Meeting or any adjournment thereof.

                                                                                                     For   Against   Abstain

---------------------------------------    1. To approve the issuance of shares of common stock of   [ ]      [ ]      [ ]
            CONCORD EFS, INC.                 Concord as contemplated by Agreement and Plan of
---------------------------------------       Merger, dated November 20, 1998 between Concord,
                                              CEFT, Inc. and Electronic Payment Services, Inc.


                                                                                                     For   Against   Abstain


RECORD DATE SHARES:                        2. To approve a proposed amendment to Concord's 1993      [ ]      [ ]      [ ]
                                              Incentive Stock Option Plan to increase the number of
                                              shares of common stock that may be issued under the
                                              Plan from 13,668,750 shares currently authorized to a
                                              new total of 25,000,000 shares and to add a new method
                                              for payment of shares upon exercise of options.


                                                           ---------------------
         Please be sure to sign and date this Proxy.       Date
--------------------------------------------------------------------------------


---------Stockholder sign here-----------------------------Co-owner sign here---

DETACH CARD
                                                                     DETACH CARD

                        [Letterhead of Ernst & Young LLP]


                         Report of Independent Auditors


Board of Directors and Stockholders
Concord EFS, Inc.

We have audited the accompanying consolidated balance sheets of Concord EFS, Inc. and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material aspects, the consolidated financial position of Concord EFS, Inc. and subsidiaries as of December 31, 1997 and 1996, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.


                                          /s/  ERNST & YOUNG LLP

Memphis, Tennessee
February 5, 1998